Exhibit 10.4

EXECUTION COPY

LEASE

BETWEEN

PDM 900 UNIT, LLC

AND

ALKERMES, INC.

FOR PREMISES LOCATED AT

900 WINTER STREET

RESERVOIR WOODS, WALTHAM, MASSACHUSETTS

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

List of Exhibits and Attachments:

Exhibit 1.01-1	Premises
Exhibit 1.01-2	Property Description
Exhibit 1.02	Exterior Installation Areas
Exhibit 2.05	Form of Letter of Credit
Exhibit 3.02	Landlord’s Services
Schedule 1 to Exhibit 3.02	Heating and Cooling Capacities
Exhibit 3.03-1	Facilities Management – Rights
Exhibit 3.03-2	Facilities Management – Provisions
Exhibit 5.04	Rules and Regulations
Exhibit 7.02	Work Letter
Attachment 1	List of Plans and Specifications
Attachment 2	Base Building Work Modifications
Attachment 3	Fit Plan
Attachment 4	Tenant Deadlines and Landlord Deadlines
Attachment 5	Supplemental Rent Calculation
Attachment 6	PRISA II Guaranty
Exhibit 10.01	Form of SNDA
Exhibit 10.02	Form of Estoppel
Exhibit 20.10	Parking Areas
Exhibit 20.11	No Build Area
Exhibit 20.12	Signage
Exhibit 24.01	Guaranty
Exhibit 25.01	Proposed Additional Building
Exhibit 26.01-1	Executive Parking Garage Converted Office Space
Exhibit 26.01-2	Executive Parking Garage Converted Office Space Budget

LEASE

LEASE dated as of March 23, 2018 (the “Effective Date”), by and between PDM 900 Unit, LLC, a Delaware limited liability company (hereinafter called “Landlord”), and Alkermes, Inc., a Pennsylvania corporation (hereinafter called “Tenant”).

Article 1.

Premises ‑ Term of Lease

Section 1.01.      Premises.  Upon and subject to the conditions and limitations hereinafter set forth, Landlord does hereby lease and demise unto Tenant the entirety of a building to be constructed on property intended to be known as 900 Winter Street, Waltham, Massachusetts, as such demised premises is more particularly described on Exhibit 1.01-1 (the “Premises”), together with the right to use in common with others unless otherwise provided herein, the walkways, driveways, parking areas (including the above-ground parking garage serving the Building and described in Section 20.10, below), loading areas, and utility lines (including telecommunications lines) serving the Premises.  The parties agree that the rentable area for the Premises is 220,000 rentable square feet. The four-level building comprising the Premises is referred to herein as the “Building”.  The actual street address of the Building will be determined by the City of Waltham. Landlord will use reasonable efforts to encourage the City to use 900 Winter Street as the street address and, following the designation of the street address, the parties will document the same in a letter agreement prepared by Landlord.

Upon completion, the Building will become a condominium unit within the Reservoir Woods Primary Condominium (the “Condominium”), a condominium created by Master Deed dated February 26, 2007, recorded in Book 49037, Page 229 of the Middlesex South Registry of Deeds, as amended.  The Building and its undivided interest in the common elements of the Condominium are referred to herein as the “Property” and are more particularly described on Exhibit 1.01-2. Upon the recording of the unit deed evidencing the creation of the condominium unit consisting of the Building, Exhibit 1.01-2 shall be amended accordingly and Landlord and Tenant shall enter into an amendment to this Lease evidencing the same. This Lease, and Tenant’s leasehold interest in the Premises, are subject to the terms, covenants and conditions of agreements, easements and restrictions of record applicable to the Property, all of which Tenant shall perform and observe insofar as the same are applicable to the Premises; provided, however, that Tenant shall not be bound by any easements or restrictions made after the date of this Lease that materially and adversely affect Tenant’s rights and obligations under this Lease unless (a) Landlord has obtained Tenant’s prior written consent to such easements or restrictions, or (b) such easements or restrictions are imposed in connection with a lease by Tenant of the Proposed Additional Building in accordance with Article 25, below.  Landlord hereby represents and warrants that none of the existing agreements, easements and restrictions of record prohibit or restrict use of the Premises for the Permitted Uses.

The Premises exclude the Base Building (as defined in Section 6.01) and the above-ground parking garage serving the Building.

Section 1.02.      Special Rights.

(a)     Tenant shall, subject to reasonable closures for repairs and the like, casualty, and condemnation, have the exclusive right to use the fitness center and cafeteria (with associated outdoor seating area) to be constructed as part of the Landlord Work, which areas are part of the Premises. Landlord shall arrange for a third party vendor to provide cafeteria service in the cafeteria so long as Tenant desires such cafeteria service be provided, which service shall, subject to the matters set forth above and Tenant’s rights below, be available throughout the term of this Lease unless otherwise elected by Tenant in writing and shall be included in Operating Expenses.  Tenant acknowledges that the fitness center shall not be staffed. The fitness center and the cafeteria are collectively hereinafter referred to as the “Amenities”.

If the service provided by any third-party vendor retained by Landlord to operate the cafeteria from time to time is inconsistent with first-class standards for a suburban office, laboratory and research and development park in more than a de minimus manner, Tenant shall have the right to give Landlord written notice of such event with sufficient detail for Landlord to investigate the complaint.  At the written request of Tenant, Landlord shall exercise its right to terminate the contract of such vendor, in which event Landlord shall use reasonable efforts to replace the applicable vendor with a substitute vendor experienced in operating similar facilities in first class suburban office, laboratory and research and development buildings, subject to Tenant’s rights under the immediately preceding paragraph.  Landlord shall consult with Tenant in the process of making menu selections for the cafeteria.

(b)     Tenant shall have the exclusive (so long at the Premises consists of all rentable area in the Building) right to use and control the operation of any Building communication system serving the Premises, provided that during any such period of exclusive use and operation Landlord has access to and use of such Building communication system as reasonably required to accommodate Landlord’s obligations, as well as to exercise its reserved rights, under this Lease.

(c)     Tenant shall, subject to reasonable closures for maintenance and repairs (for which Landlord shall provide Tenant with reasonable prior notice where feasible), casualty, and condemnation, have the exclusive right to use and control the operation of the elevators in the Building for access and egress to the Premises; provided that such use and operation permits Landlord to have access to and use of the elevators as reasonably required to accommodate Landlord’s obligations, as well as to exercise its reserved rights, under this Lease.  Notwithstanding the foregoing, except for casualty or condemnation and subject to the provisions of Section 3.02, Landlord covenants to Tenant that at least one of the elevators shall be available 24 hours per day, 365 days per year during the Term.

(d)     Tenant shall, subject to reasonable closures for maintenance and repairs (for which Landlord shall provide Tenant with reasonable prior notice where feasible), casualty, and condemnation, have the exclusive right to use and control the operation of the loading areas serving the Building, provided that such use and operation permits Landlord to have access to and use of the loading areas as reasonably required to accommodate Landlord’s repair and maintenance obligations, as well as to exercise its reserved rights, under this Lease.

(e)     Tenant shall, subject to the terms of applicable legal requirements and the terms, covenants and conditions of agreements, easements and restrictions of record applicable to the Property, have the exclusive (so long as the Premises consists of the entire rentable area of the

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Building) right to install and maintain a reasonable number of emergency generators, an above-ground nitrogen tank, and an above-ground CO2 tank serving the Premises in locations within the areas outside of the Building shown on Exhibit 1.02 (“Exterior Installation Areas”) (it being agreed that Landlord shall be responsible, as part of Landlord Work, to prep the Exterior Installation Areas for Tenant, including providing secondary containment measures, to the extent described in the plans and specifications listed on Attachment 1 to Exhibit 7.02) and otherwise only in areas that are reasonably approved by Landlord in advance. Any such installations (“Exterior Equipment”) shall be designed, installed, and maintained in a first class manner consistent with similar equipment at first-class mixed use park in the Route 128 corridor within the City of Waltham and shall be kept leak-free. Exterior Installation Areas shall be considered part of the Premises for all purposes under this Lease except for the determination of rentable square feet and that the use of the same shall be limited to the purposes set forth in this Section 1.02. Tenant shall maintain and operate all Exterior Equipment at its sole cost and expense and remove the same at the expiration or earlier termination of this Lease (and restore any damage caused by such removal) unless otherwise agreed to with Landlord. Tenant shall install Exterior Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, including without limitation Article 8.  Tenant shall not install or operate Exterior Equipment until it receives prior written approval of the plans for such work in accordance with Article 8.

Prior to commencing installation of any Exterior Equipment, Tenant shall provide Landlord with copies of all required permits, licenses and authorizations for such Exterior Equipment (which Tenant will obtain at its own expense and which Tenant will maintain at all times during the Term). During the Term of the Lease, the Exterior Equipment shall be treated as Tenant's personal property for all purposes. Tenant agrees that the installation, operation and removal of the Exterior Equipment shall be at its sole risk. Tenant shall provide Landlord with tank-tightness reports and all annual or other permits required for the Exterior Equipment upon Landlord’s request. Tenant shall indemnify and defend Landlord and the other Indemnitees (as defined in Section 12.01) against any liability, claim or cost, including reasonable attorneys' fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury arising out of the installation, use, operation, or removal of the Exterior Equipment by Tenant or its employees, agents, contractors, or invitees, including any liability arising out of Tenant's violation of this subsection, but in no event to the extent arising out of the negligence or willful misconduct of Landlord or its employees, agents, or contractors. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

Section 1.03.      Term Commencement.

(a)     The term of this Lease shall commence on the earlier of (i) the Delivery Date (as defined below), or (ii) the date Tenant enters into possession of all or any substantial portion of the Premises for the conduct of its business (for the purposes of this Section 1.03, “conduct of its business” shall not include installation of furniture, fixtures, equipment, or the like). The date of commencement as so determined is hereinafter referred to as the “Commencement Date.”  The term shall expire at 11:59 p.m. on the date (the “Expiration Date”) that is the last day of the calendar month in which the 15th anniversary of the Rent Commencement Date (as defined in Section 2.01) occurs, unless extended or sooner terminated as hereinafter provided and shall include the period between the Commencement Date and the Rent Commencement Date.

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Landlord will provide Tenant with at least fourteen (14) days prior notice of the Delivery Date.  If the Delivery Date designated in such notice does not occur on the initially designated date, Landlord shall keep Tenant informed of the anticipated Delivery Date and shall be required to give Tenant at least two (2) business days prior notice of the Delivery Date as so extended. The “Delivery Date” shall mean the later of (i) January 20, 2020, or (ii) the date on which Landlord Substantially Completes the Landlord Work (each as defined in Exhibit 7.02, and subject to Section 2.11 of Exhibit 7.02) and delivers exclusive possession of the Premises to Tenant in the condition otherwise required herein.

(b)     Tenant and Landlord agree to execute an agreement in recordable form identifying the actual Commencement Dates, the Rent Commencement Dates, and the Expiration Date, but a failure to execute such an agreement shall not affect the commencement or expiration of the term of this Lease.

THIS LEASE IS MADE UPON THE COVENANTS, AGREEMENTS, TERMS, PROVISIONS, CONDITIONS AND LIMITATIONS SET FORTH HEREIN, ALL OF WHICH TENANT AND LANDLORD EACH COVENANT AND AGREE TO PERFORM AND COMPLY WITH, EXCEPTING ONLY AS TO THE COVENANTS OF THE OTHER:

Article 2.

Rent

Section 2.01.      Base Rent.  (a) The “Rent Commencement Date” shall mean the date that is three months after the Commencement Date.  Beginning on the Rent Commencement Date, and on the first day of each month thereafter, the Tenant shall pay the Landlord base rent (“Base Rent”) in equal monthly installments, in advance, pursuant to the following schedule:

Period	Annual Base Rent		Annual Base Rent Per Rentable Square Foot	Monthly Base Rent
Lease Year 1	$6,737,500.00	*	$35.00	$641,666.67
Lease Year 2	$7,810,000.00		$35.50	$650,833.33
Lease Year 3	$7,920,000.00		$36.00	$660,000.00
Lease Year 4	$8,030,000.00		$36.50	$669,166.67
Lease Year 5	$8,140,000.00		$37.00	$678,333.33
Lease Year 6	$8,250,000.00		$37.50	$687,500.00
Lease Year 7	$8,360,000.00		$38.00	$696,666.67
Lease Year 8	$8,470,000.00		$38.50	$705,833.33
Lease Year 9	$8,580,000.00		$39.00	$715,000.00
Lease Year 10	$8,690,000.00		$39.50	$724,166.67
Lease Year 11	$8,800,000.00		$40.00	$733,333.33
Lease Year 12	$8,910,000.00		$40.50	$742,500.00
Lease Year 13	$9,020,000.00		$41.00	$751,666.67
Lease Year 14	$9,130,000.00		$41.50	$760,833.33
Lease Year 15	$9,240,000.00		$42.00	$770,000.00
Lease Year 16	$1,168,750.00	**	$42.50	$779,166.67

* - pro-rated (10.5 months);               ** - pro-rated (1.5 months)

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“Lease Year 1” means the period commencing on the Rent Commencement Date and ending on the day that is ten and one-half (10.5) months thereafter, and each successive “Lease Year” thereafter shall mean the 12-month period immediately following the previous Lease Year until the Expiration Date, except that “Lease Year 16” shall be one and one-half (1.5) months in duration.

Base Rent shall be pro-rated for any partial month during the Term (based on the number of days in such month).  If the Rent Commencement Date is other than the first day of the month, then, with respect to the partial month following the Rent Commencement Date, Tenant shall pay to Landlord on or before the Rent Commencement Date a pro-rated share of the Base Rent that would have otherwise been payable for such month (based on the number of days in such month).

If and to the extent Tenant elects to utilize any Supplemental Allowance in accordance with Section 2.02 of the Work Letter, then Tenant shall pay equal monthly installments of Supplemental Rent together with, and in the manner of, its monthly payments of Base Rent, subject to adjustment as set forth in the Work Letter if Tenant does not requisition the entire Supplemental Allowance.

Section 2.02.      Additional Rent for Operating Expenses and Taxes.

(a)    Commencing on the Commencement Date, Tenant shall pay as Additional Rent to Landlord Tenant’s Pro Rata Share of all Operating Expenses (as defined below). Commencing on the Rent Commencement Date, Tenant shall pay as Additional Rent to Landlord Tenant’s Pro Rata Share of all Taxes (as defined below). Following such time, if any, that Tenant ceases to lease all of the rentable area within the Building, then, if within any calendar year, less than 95% of the rentable space of the Building or Property is leased and occupied under agreements for which the lease term has commenced, Operating Expenses that vary with such occupancy for

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that calendar year during the term of this Lease shall be computed and adjusted upward so that Operating Expenses shall at all times equal the greater of (i) actual Operating Expenses or (ii) an amount extrapolated as if the Building or Property, as applicable, were ninety-five (95%) leased.

Additional Rent computed under this Section 2.02 shall be prorated should this Lease commence or terminate before:  (i) the end of any fiscal tax year for that portion related to Taxes; or (ii) the end of any calendar year for that portion related to Operating Expenses.  Tenant shall make monthly payments of Additional Rent, in advance, on the Commencement Date or Rent Commencement Date, as applicable, and the first of each month thereafter equal to one‑twelfth (1/12) of the annual amount of such Additional Rent reasonably projected by Landlord to be due from Tenant (pro-rated for any partial month at the beginning or end of the term) from time to time.  Tenant’s monthly payments may be reasonably revised by Landlord from time to time so that Tenant’s aggregate monthly payments shall equal the Additional Rent then projected to be due for the year in question.  A final accounting and payment for each real estate tax and operating period shall be made within thirty (30) days after written notice from Landlord of the exact amount of such Additional Rent for the fiscal tax year or calendar year in question (each, a “Reconciliation Notice “), which notice Landlord shall endeavor to deliver to Tenant within ninety (90) days after the end of each fiscal tax year or calendar year, as applicable, and, in any event, Landlord shall deliver within 270 days after the end of each fiscal tax year or calendar year, as applicable.  Landlord’s statements of Additional Rent for Operating Expenses and Taxes shall be conclusive and binding on Tenant unless disputed within six months after the respective year-end statements are issued.  In the event that the Additional Rent due with respect such period is finally determined to be less than the Additional Rent paid by Tenant on account of Landlord’s projection of Additional Rent, Landlord shall credit the difference against the next installment of Base Rent and Tenant’s Pro Rata Share of Operating Expenses and Taxes coming due under this Lease or, if no such installment is coming due, then Landlord shall promptly refund such difference.  In the event Taxes for the Premises, based upon which Tenant shall have paid Additional Rent, are subsequently reduced or abated, Tenant shall be entitled to receive its allocable share of the amount abated, provided that the amount of the rebate allocable to Tenant shall in no event exceed the amount of Additional Rent paid by Tenant for such fiscal year on account of Taxes under this Section 2.02, and further provided the rebate allocable to Tenant shall be reduced by its allocable share of the reasonable cost of obtaining such reduction or abatement not otherwise paid by Tenant.  The obligations of this paragraph shall survive the expiration of the Lease.

“Tenant’s Pro Rata Share” shall mean 100% so long as the Premises consists of all of the rentable area of the Building.

(b)     “Operating Expenses” for the purpose of this Section shall mean:

(1)        All expenses incurred by the Landlord or its agents which shall be directly related to employment of day and night supervisors, janitors, handymen, engineers, mechanics, electricians, plumbers, porters, cleaners, accounting and management personnel, and other personnel (including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation, insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on the Landlord or its agents pursuant to any collective bargaining agreement), for services in connection with the

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operation, management, repair, maintenance, cleaning and protection of the Property (including the Base Building) and appurtenant common areas and facilities serving the Premises in a manner customarily provided to first class suburban mixed use office, laboratory and research and development parks in the suburban Boston area including without limitation repair and maintenance and providing the services required by this Lease, and, subject to clause (c)(1) below, personnel engaged in supervision of any of the persons mentioned above (collectively the “Operation of the Property”);

(2)        The cost of services, materials and supplies furnished or used in the Operation of the Property;

(3)        The cost of replacements for tools and equipment used in the Operation of the Property;

(4)        Commercially reasonable management fees paid to managing agents and for reasonable legal and other professional fees relating to the Operation of the Property, but excluding legal and other professional fees paid in connection with negotiation, administration or enforcement of leases; provided, however, that so long as an affiliate of the Landlord manages the Property, management fees for the Property shall not exceed the greater of $125,000 or three percent (3%) of the gross income from tenants of the Property (including Base Rent and all Additional Rent) computed on an annual basis plus reimbursements;

(5)        Insurance premiums in connection with the Operation of the Property, including without limitation for such insurance coverages and amounts as Landlord or its mortgagees may require from time to time;

(6)        The costs of plowing and snow removal, maintaining landscaping and storm water drainage systems, maintaining parking garages, other parking areas, driveways, roadways, light poles, entry areas, and loading docks in good repair reasonably free of snow and ice (costs for shared facilities shall be allocated as set forth in clause 8 below), and the cost to provide the shuttle services described in Exhibit 3.02;

(7)        Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

(8)        Condominium assessments and charges;

(9)        All other expenses incurred in connection with the Operation of the Property, including expenditures for maintenance and repairs that are classified as capital expenditures in accordance with generally accepted accounting principles, consistently applied, and for capital improvements and replacements that (A) will, in Landlord’s reasonable estimate, result in a reduction in Operating Expenses payable by Tenant (but only to the extent of such reduction) or (B) are required by changes in law occurring after the Delivery Date or enforcement of laws not generally occurring on the Delivery Date to the extent not otherwise excluded as Operating Expenses, phone charges, travel (to the extent related to the performance of services included in Operating Expenses), costs of customary waste and recyclables removal, security and life safety systems testing, common area electricity and cleaning, and utilities, any expenses in the nature of common area charges for operation, maintenance and repair of driveways, parking

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garages, if any, and other facilities or services shared with other buildings or premises, and any condominium common expenses assessed against a condominium unit comprising the Premises.  Any capital expenditures included in Operating Expenses pursuant to this paragraph shall be amortized on a straight line basis over the useful life of the item in question, as determined by Landlord using generally accepted accounting principles, consistently applied, together with interest at Landlord’s actual interest rate incurred in financing such capital improvements, or, if no part of such expenditure is financed, at an imputed interest rate equal to the prime rate of interest as reported by Bank of America, N.A., plus three (3%) percent; and

(10)      Costs incurred in connection with the operation of the fitness room and cafeteria, except to the extent covered by fees for use of such facilities.

(c)     Operating Expenses shall be computed on an accrual basis and shall be determined in accordance with generally accepted accounting principles consistently applied.  They must be actually incurred, but may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto.  The following shall be excluded from Operating Expenses:

(1)        Salaries and related benefits or any portion thereof for officers and executives of the Landlord or Landlord’s managing agent above the level of property manager.

(2)        Depreciation of the Premises or any improvements thereon.

(3)        Interest and amortization on indebtedness (except as expressly provided above).

(4)        Expenses for which the Landlord, by the terms of this Lease or otherwise, makes a separate charge.

(5)        The cost of any electric current or other utilities or services paid for by the Tenant or by other tenants as a separate charge.

(6)        Leasing fees or commissions.

(7)        Repairs or other work occasioned by the exercise of right of eminent domain.

(8)        Renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or vacant tenant space, other than maintenance and repairs required by this Lease and work in common areas.

(9)        Landlord’s costs of utilities and other services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as a separate charge over and not as part of the base rent, operating expense, or other rental amounts payable under the lease with such tenant.

(10)      Expenses in connection with services or other benefits of a type which Tenant is not entitled to receive under the Lease but which are provided to another tenant or occupant.

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(11)      Expenses, including rental, created under any ground or underlying leases.

(12)      Any particular items and services for which a tenant otherwise reimburses Landlord by direct payment over and above the base rent, operating expenses and other rental amounts payable under the applicable lease.

(13)      Any expense for which Landlord is compensated through proceeds of insurance, condemnation or otherwise.

(14)      Expenses for periods of time not included within the term of this Lease.

(15)      Expenses that are considered capital improvements and replacements under generally accepted accounting principles, except to the extent expressly permitted pursuant to clause (b)(9), above.

(16)      Cost of rebuilding after casualty or taking, other than insurance deductibles.

(17)      All Operating Expenses shall be reduced by the amount (net of collection costs) of any insurance reimbursement, discount or allowance received by the Landlord in connection with such costs.

(18)      Costs incurred in the acquisition and development of the Property including the correction of any defective Base Building Work.

(19)      Environmental testing, and the cost of complying with applicable federal, state and local laws, regulations and rules dealing with handling, storage and disposal of Hazardous Materials (other than those ordinarily found or used in the customary operation of first class office buildings), including cleanup costs, and any related matters, except in each case to the extent caused by Tenant or any party for whom Tenant is legally responsible.

(20)      That portion of employee expenses allocable to work that is not for the benefit of the Property or common areas and facilities serving the same; if employees work at more than one location, their compensation and other labor costs shall be properly allocated.

(21)      Administrative fees and compensation for Landlord’s and managing agent’s general administrative staff, to the extent not directly attributable to the management, operation, maintenance and repair of the Property or common areas and facilities serving the Property (other than the management fee referred to in subsection (b)(4), above).

(22)      Franchise or income taxes imposed on Landlord.

(23)      Costs incurred by Landlord as a result of any violation by Landlord or any other tenant of the terms and conditions of any lease of space.

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(24)      Costs related to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, or costs incurred by Landlord relative to any debt that encumbers the Property (by example these costs shall include, but not be limited to income tax return preparation, filing costs, legal costs, etc.).

(25)      Costs arising from Landlord’s charitable contributions not to exceed $500 per year (such amount to be increased, but never decreased, annually in proportion to any increase in the Consumer Price Index ‑ All Urban Consumers for the Boston Metropolitan area published by the U.S. Department of Labor or a comparable index reasonably selected by Landlord (such index being referred to herein as the “CPI”)).

(26)      Costs for reserves of any kind.

(27)      Costs incurred in connection with Building events for tenants, including, but not limited to, tenant parties, holiday gifts and tenant welcoming gifts.

(28)      Costs for any services to the Premises that are assumed by Tenant pursuant to Section 3.03 of this Lease, whether provided to Tenant or to other tenants of the Building in their premises.

(29)      Costs of audited financial statements, but only to the extent the same is in excess of $15,000 in any single lease year (such amount to be increased, but never decreased, annually in proportion to any increase in the CPI).

(d)     “Taxes” means all taxes, assessments, betterments, excises, user fees imposed by governmental authorities, and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building or the Property), assessed or imposed against the Building or the Property (including without limitation any personal property taxes levied on such property or on fixtures or equipment used in connection therewith), other than a federal or state income tax of general application.  Notwithstanding anything to the contrary herein, Taxes shall exclude (a) any land acquisition costs, and any other fee, cost or tax (other than increases in real property taxes resulting from reassessments of the Property) associated with the development or construction of the Property and (b) any interest or penalties for late payments to the extent relating to a period in which Tenant was not in default of its obligations to pay Tenant’s Pro Rata Share of Taxes, and (c) any income, capital levy, transfer, capital stock, gift, estate or inheritance tax.  The amount of any special taxes, special assessments and agreed or governmentally imposed "in lieu of tax" or similar charges shall be included in Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question.  Betterments and assessments, whether or not paid in installments, shall be included in Taxes in any tax year as if the betterment or assessment were paid in installments over the longest period permitted by law, together with the interest thereon charged by the assessing authority for the payment of such betterment or assessment in installments.

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If during the term of this Lease the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax there shall be assessed, levied or imposed on such property or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the date of this Lease) measured by or based in whole or in part upon building valuation, mortgage valuation, rents, services or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term of Taxes, but only to the extent that the same would be payable if the Property were the only property of Landlord.  Taxes shall also include expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Taxes for any year wholly or partially included in the term of this Lease, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings.

(e)     Tenant shall have the right for a period of ninety (90) days (the “Audit Period”) following its receipt of Landlord’s statement of Additional Rent due on account of Operating Expenses to examine and copy Landlord’s books and records concerning Operating Expenses for the calendar year covered by such statement in the offices of the property manager or another location reasonably designated by Landlord in the greater Boston area, so long as Tenant pays any amount billed by Landlord on account of Additional Rent without protest (but subject to Tenant’s right to recover any overpayments pursuant to this paragraph).  Tenant’s audit may be conducted by its employees or its designated accountants, provided that the accountants must be employed on a regular fee for services basis and not on a contingency fee basis.  If, by notice to Landlord given after such examination but during the Audit Period (which notice shall be accompanied by documentation evidencing the results of Tenant’s audit to Landlord’s reasonable satisfaction), Tenant disputes the amount of Additional Rent for Operating Expenses shown on the statement, then Tenant may request that the amount of Additional Rent for Operating Expenses for the year in question be determined by an audit conducted by a certified public accountant reasonably selected by both parties, provided that if the parties are unable so to agree on an accountant within ten (10) days after receipt of Tenant’s notice, then within twenty (20) days after Tenant’s notice is given Tenant may submit the dispute for determination by an arbitration conducted by a single arbitrator in the Boston Office of the American Arbitration Association (“AAA”) in accordance with the AAA’s Commercial Arbitration Rules.  The arbitrator shall be selected by the AAA and shall be a certified public accountant with at least ten (10) years of experience in auditing mixed use office, laboratory and research and development buildings in the suburban Boston area.  The cost of the accountant selected by both parties, and the arbitrator, if applicable, shall be shared equally by the parties.  Tenant and each person reviewing Landlord’s books and records or participating in the arbitration shall agree in an instrument prepared by Landlord that all information obtained from Landlord’s books and records shall be kept confidential and used only for the purpose of determining amounts properly due under this Lease.  If the Additional Rent due is finally determined to be less than the Additional Rent paid by Tenant on account of Landlord’s calculation of Operating Expenses, Landlord shall either promptly refund to Tenant the difference or credit same against Base Rent and Tenant’s Pro Rata Share of Operating Expenses and Taxes next due from Tenant. If the Additional Rent due was less than ninety-five percent (95%) of the Additional Rent paid by Tenant on account of Landlord’s calculation of Operating Expenses, Landlord shall reimburse Tenant for the reasonable third-party costs of

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reviewing Landlord’s books and records, but in any event not to exceed $4,000 (such amount to be increased, but never decreased, annually in proportion to any increase in the CPI).

(f)  Operating Expenses which are incurred jointly for the benefit of the Building and another building or premises shall be allocated between the Building and the other building or premises in accordance with the ratio of their respective rentable areas calculated using a consistent methodology, unless Landlord reasonably determines that the other building or premises is used for a purpose materially different than the Building or that the Operating Expense in question results from a service provided or used in a materially disproportionate manner, in which case the affected cost items shall be allocated on a reasonable basis by Landlord.  If Tenant ever leases less than all of the rentable area of the Building, Landlord may elect to allocate Operating Expenses separately among tenants with different use categories in the Building from time to time based on such factors as the Landlord reasonably determines (rather than on a proportionate basis based on square feet) if Landlord reasonably determines it is necessary to fairly allocate the Operating Expenses. If the Building and the land appurtenant thereto are not assessed as a separate tax parcel, then real estate taxes shall be allocated between the Building and the balance of the tax parcel based on the factors taken into account by the municipal tax assessor or such other reasonable method as Landlord may elect, which may be based on the relative square footages of the buildings and their use or may be in accordance with the ratio of their respective fair market values.  In the event of a dispute concerning the allocation of Operating Expenses or Taxes, then the matter shall be submitted by Landlord and Tenant for resolution by arbitration in accordance with the procedures set forth in Section 2.02(e).

Section 2.03.      Payment of Rent.  The term “Additional Rent” shall mean all amounts due under Section 2.02 for Operating Expenses and Taxes, any Supplemental Rent, and all other amounts (except Base Rent) to be paid by Tenant to Landlord in accordance with the terms of this Lease, including without limitation payments to Landlord for reimbursement of any costs expended upon an Event of Default by Tenant.  The term “Rent” shall mean Base Rent and Additional Rent.  All payments of Rent shall be made to the Landlord at c/o  Davis Marcus Management, 125 High Street, Boston, Massachusetts 02110, Attn: Larry Lenrow, or as may be otherwise directed by the Landlord in writing, which may include a direction to pay by wire transfer to an account specified by Landlord.

All payments of Rent shall be made without set-off, deduction or offset except as expressly provided in this Lease. Tenant’s covenants and obligations to pay Rent and perform its other obligations under this Lease are separate and independent from any of Landlord’s covenants and obligations in this Lease and, except for Tenant’s express offset, abatement, self-help, termination and other express remedies of Tenant set forth in this Lease, in the event that at any time during the Term, Tenant shall have a claim against Landlord, Tenant shall have no right to hold back, offset or fail to pay any such Rent or other amounts due hereunder nor terminate this Lease for any alleged default by Landlord, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord for damages or to pursue other remedies in the nature of injunctive or declaratory relief available to Tenant in equity for such breach by Landlord and to exercise Tenant’s express rights and remedies in this Lease.  Tenant acknowledges that it is represented by experienced leasing counsel and that the so-called “dependent covenants” rule as developed under the common law (including, without limitation, the statement of such rule as set forth in the Restatement (Second) of Property, Section 7.1) shall

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not apply to this Lease or to the relationship of Landlord and Tenant created hereunder.

Section 2.04.      Rent from Real Property.  It is intended that all Rent payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”).  If Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations, Tenant agrees (i) to cooperate with Landlord by entering into such amendment or amendments to this Lease as Landlord reasonably deems necessary to qualify all Rent as “rents from real property,” and (ii) to permit an assignment of this Lease; provided, however, that any adjustments required under this section shall be made so as to produce the equivalent (in economic terms) Rent as payable before the adjustment.

Section 2.05.      Security Deposit.  If, following the date of this Lease, Guarantor (as defined in Section 24.01) fails to meet the Financial Test (as defined below), Tenant shall deliver to Landlord as security for the performance of the obligations of Tenant hereunder a letter of credit in the initial amount equal to $4,491,666.69 plus seven months’ of Supplemental Rent, if any (the “Letter of Credit Amount”) in accordance with this Section 2.05 (as renewed, replaced, increased and/or reduced pursuant to this Section 2.05, the “Letter of Credit”).  Tenant’s failure to timely deliver the Letter of Credit to Landlord when due within 15 days following written notice from Landlord shall constitute an Event of Default under this Lease, without any notice or cure period under Article 14.  The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank reasonably acceptable to Landlord that has an office for presentment in the City of Waltham or City of Boston, in the form attached as Exhibit 2.05 or such other substantially similar form as is reasonably acceptable to Landlord, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of this Lease, (iii) shall be payable to Landlord or its successors in interest as the Landlord and shall be freely transferable without cost to Landlord, any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least 45 days prior to the scheduled expiration date, give Landlord notice of such non-renewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord.  Landlord acknowledges that, as of the date of this Lease, Bank of America is an approved issuer of the Letter of Credit.  Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date sixty (60) days after the last day of the Term.  Tenant acknowledges that Landlord may be required to pledge the proceeds of the Letter of Credit to any lender holding a collateral assignment of Landlord’s interest in the Lease and agrees to provide Landlord with such documentation as Landlord may reasonably request, and to cooperate with Landlord as is necessary, to evidence the consent to such pledge by the issuer of the Letter of Credit.

The “Financial Test” shall mean that Guarantor and Tenant, collectively, have unrestricted cash and cash equivalents and short term investments, as determined in accordance with generally accepted accounting principles, consistently applied, equal to at least $75,000,000

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in United States dollars.  If, at any time after the Letter of Credit is required because Guarantor and Tenant, collectively, do not meet the Financial Test, Guarantor and Tenant, collectively, subsequently meets the Financial Test for three complete calendar quarters in a row and reasonably evidences the same to Landlord, then, provided that Tenant is not then in default beyond applicable notice or cure periods and no Bankruptcy Event (as defined below) is then in effect, Tenant shall be entitled to a return of the Letter of Credit until the date that is 30 days following the date, if any, that Guarantor and Tenant, collectively, subsequently fails to meet the Financial Test.  A “Bankruptcy Event” shall mean that Tenant or Guarantor files a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, shall file any petition or answer seeking any reorganization, arrangement, composition, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek, or consent, or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or Guarantor, as applicable, of all or any substantial part of their respective properties, or of the Premises, or shall make any general assignment for the benefit of creditors; or any court enters an order, judgment or decree approving a petition filed against Tenant or Guarantor seeking any reorganization, arrangement, composition, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors.

Landlord shall be entitled to draw upon the Letter of Credit in part or for its full amount, as Landlord may elect (i) if an Event of Default is then continuing (or if Tenant has failed to timely pay rent or perform any of its other obligations under the Lease and transmittal of a default notice or running of any cure period is barred or tolled by applicable law), (ii) if, not less than 30 days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit in accordance with this Section 2.05 (which failure shall be deemed a default without notice or cure period) or (iii) if the credit rating of the long-term debt of the issuer of the Letter of Credit (according to Moody's or similar national rating agency) is downgraded to a grade below investment rate), or if the issuer of the Letter of Credit shall enter into any supervisory agreement with any governmental authority, or if the issuer of the Letter of Credit shall fail to meet any capital requirements imposed by applicable law.  Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure an Event of Default under the Lease and/or make any payments due to Landlord hereunder on account of such Event of Default including without limitation any unpaid Rent, any damages arising from a termination of this Lease in accordance with its terms, and for any damages arising from any rejection of this Lease in a bankruptcy proceeding commenced by or against Tenant.  Any amount drawn in excess of the amount applied by Landlord pursuant to the immediately preceding sentence shall be held by Landlord as a security deposit for the performance by Tenant of its obligations hereunder.  Said security deposit may be mingled with other funds of Landlord, and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon.  If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obliged to, apply the security deposit to the extent necessary to cure the Event of Default and/or make any payments due to Landlord hereunder on account of such Event of Default.  After any such application by Landlord of the Letter of Credit or security deposit, Tenant shall reinstate the Letter of Credit to the amount then required to be maintained hereunder, upon demand (and, upon such reinstatement, Landlord shall return any cash security deposit then being held by Landlord to Tenant). Within forty-five (45) days after the expiration or sooner termination of the Term the Letter of Credit and any security deposit, to the extent not applied, shall be returned to the Tenant,

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without interest. For purposes of this Section 2.05, an Event of Default shall also include any default that is prevented or delayed from ripening into an Event of Default due to Landlord’s inability to give any required notice or the tolling of any grace or cure period caused by any stay or injunction arising from the bankruptcy of Tenant.

In the event of a sale of the Property or lease, conveyance or transfer of the Property, Landlord shall have the right to transfer the security to the transferee (“New Landlord”) and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the New Landlord solely for the return of said security.  The provisions hereof shall apply to every transfer or assignment made of the security to a New Landlord.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

Article 3.

Utility Services

Section 3.01.      Utilities.  From and after the Commencement Date, Tenant agrees to pay, or cause to be paid, as Additional Rent, all charges for electricity and other utilities consumed in the Premises (or by any special facilities serving the Premises), whether as part of Operating Expenses or as provided in this Section 3.01. Tenant will comply with all contracts relating to any such services. Tenant’s charges for such utility usage shall be based upon Tenant’s actual usage as determined by the utility providers, where such utilities are separately metered directly to Tenant, or by Landlord’s reading of check meters serving the Premises, without mark-up, in either case as provided as part of the Finish Work. So long as the Premises consists of all rentable areas of the Building, (A) it is the intent of the parties to provide for separate, direct metering of all utilities exclusively serving the Premises to the extent feasible and (B) Tenant shall have the right, at its prior written request to Landlord, to have the electricity, water, sewer, and gas service to the Premises placed in the name of Tenant to the extent possible so long as no additional alterations or construction is required to do the same and Tenant pays any costs associated with such change. If any such utilities are in Tenant’s name, then Tenant shall provide Landlord with such information regarding Tenant’s utility usage from time to time as Landlord may reasonably request.

To the extent that Tenant is not paying for electricity directly to the provider therefor, Tenant shall make monthly payments of Additional Rent on account of electricity, in advance, on the Commencement Date and the first of each month thereafter equal to one‑twelfth (1/12) of the annual amount of such Additional Rent reasonably projected by Landlord, based upon prior usage at the relevant building or as projected by Landlord’s engineer, to be due from Tenant (pro-rated for any partial month at the beginning or end of the term) from time to time.  Tenant’s monthly payments may be reasonably revised by Landlord from time to time so that Tenant’s aggregate monthly payments shall equal the Additional Rent then projected to be due for the year in question.

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Landlord shall provide Tenant with a statement showing Tenant’s actual usage of electricity based on the reading of Tenant’s check-meters, if applicable, no less often than annually.  If the Additional Rent due for electricity is less than the Additional Rent for electricity paid by Tenant on account of Landlord’s calculation of estimated electrical charges, Landlord shall either promptly refund to Tenant the difference or credit same against Base Rent and Tenant’s Pro Rata Share of Operating Expenses and Taxes next due from Tenant.  If the Additional Rent due for electricity is more than Landlord’s calculation of estimated electrical charges, Tenant shall pay such amount to Landlord within 30 days following receipt of the bill therefor.  If such usage is not separately or check-metered from time to time, such usage and billing shall be based upon the reasonable estimate of Landlord’s consulting engineer.  If Tenant makes payments directly to the utility company for any separately metered utilities, then Tenant shall pay such bills directly to the utility company, Tenant shall contract directly for the applicable service, and shall pay all bills for such utility service as and when due.  Tenant shall pay all costs associated with obtaining utility service, including costs for equipment installation, maintenance and repair; exit fees, stranded cost charges, and the like, other than the costs to install such services that are included as part of Base Building Work.

Section 3.02.      Other Landlord Services.  Landlord shall provide Tenant with access to the Premises, the Building, and the walkways, driveways, parking areas (including the above-ground parking garage serving the Building as described in Section 20.10), loading areas, and utility lines serving the Building 24 hours per day, 365 days per year, subject to matters described in Section 20.14 and Landlord’s reasonable security measures for exterior common areas to the extent consistent with first class office and laboratory projects, and subject to Landlord's right to prohibit, restrict or limit access to the Building or the Premises in emergency situations if Landlord determines, in its reasonable discretion, that it is necessary or advisable to do so in order to prevent or protect against death or injury to persons or damage to property.  Landlord agrees to furnish to the Premises the services, and for the periods, set forth on Exhibit 3.02 (Tenant paying for such services as Operating Expenses). All other services necessary for the use, occupancy or operation of the Premises, or to maintain the same in good condition and repair (except to the extent set forth in Section 7.01, below), shall be provided by Tenant, including without limitation security within the Premises, at Tenant’s sole cost and expense.  In the event of an unanticipated maintenance or repair cost that is incurred by Landlord as an Operating Expense, Landlord may notify Tenant upon determining the maintenance or repair is needed and, if requested by Landlord, Tenant shall pay the reasonable cost thereof to Landlord within thirty (30) days after request in addition to the estimated monthly payments for Operating Expenses under Section 2.02 and the additional payment shall be credited against the total amount of Operating Expenses due under Section 2.02 for the year in question.  Landlord shall not be required to provide services which exceed the capacity of the building systems serving the Premises and shall not be required to act (or prevented from acting) in any manner which might create unsafe conditions, violate applicable legal requirements, or be inconsistent with standards for the operation of comparable institutionally-financed mixed use office, laboratory and research and development buildings.  In any event, subject to Section 7.06 below, Landlord’s obligation to provide such services shall be subject to interruption due to any act or omission of Tenant (including a failure to pay for utilities), accident, to the making of repairs, alterations or improvements (other than those due to the willful misconduct of Landlord), to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for such building, governmental restraints, or to any cause beyond the Landlord’s reasonable control.  In the event of any such

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disruption or interruption (other than an act or omission of Tenant) prior to the time when Tenant is responsible for providing such services, Landlord will use diligent efforts to restore the services, or to cause the services to be restored, as promptly as reasonably possible.  In no event shall Landlord be liable for any interruption or delay in any of the above services for any of such causes except as provided in Section 7.06.

Normal Building Hours of operation are Monday through Friday, 8 a.m. to 9 p.m., and Saturday 8 a.m. to 1 p.m., exclusive of state and federal holidays and such other days as Landlord may reasonably designate as Building holidays (e.g. the day after Thanksgiving). Notwithstanding the foregoing to the contrary, so long as Tenant is leasing 100% of the Building, Tenant may, by reasonable prior written notice to Landlord (an “Increased Service Notice”), designate reasonable changes that are consistent with similar first class office, laboratory, and research and development buildings to the Normal Building Hours. Notwithstanding anything to the contrary in the Lease, Tenant shall pay one hundred percent (100%) of the additional costs incurred to provide the additional services required by any such change in Normal Building Hours (the “Increased Service Costs”) as Operating Expenses, provided that such additional costs shall be limited to the accelerated depreciation of the heating, ventilation and air conditioning system of the Building over its useful life (as determined in accordance with generally accepted accounting principles) resulting from such increased Normal Business Hours, expressed as an hourly rate, as reasonably determined by a qualified independent engineer retained by Landlord. Such costs shall be payable as Additional Rent within 30 days after invoice by Landlord, to occur no more than once per month, with respect to periods when such Increased Service Costs are incurred at the times and in the manner of Tenant’s Share of Operating Expenses, including an annual reconciliation to confirm that amounts charged under this paragraph on a monthly basis reflect the actual increased usage hours by Tenant. Any dispute regarding Landlord’s charges for the Increased Service Costs shall be resolved through the good faith efforts of authorized representatives of the parties and if such parties are unable to resolve such dispute within 30 days, then either of Landlord or Tenant may request that the amount of Increased Service Costs payable by Tenant be determined by arbitration of the assumptions and determinations made with respect to the Increased Service Costs included in such calculations.  Such arbitration shall be conducted by a qualified independent property manager reasonably selected by both parties, provided that if the parties are unable so to agree on such property manager within ten (10) days after receipt of a request to submit such dispute to such property manager, then within twenty (20) days after such notice, either party may request that the then-President of the Greater Boston Real Estate Board appoint such qualified property manager. Any property manager selected pursuant to this paragraph shall have at least ten (10) years of experience in calculating accelerated depreciation of HVAC systems and overtime HVAC charges for Building HVAC services  in similar buildings in the area and shall not be otherwise engaged by either of the parties.  The parties shall have the right to submit such materials and expert testimony to the independent property manager as are reasonably required to substantiate their respective positions. Each party shall bear its own costs in connection with such proceeding, but shall share equally in the cost to retain the independent property manager. The decisions of said property manager made in accordance with this paragraph shall be final and binding on the parties.

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Section 3.03.   Facilities Management Rights.

(a)      So long as an Event of Default does not then exist, Tenant shall have the right to assume all or any portion of the on-site management services with respect to the matters described on Exhibit 3.03-1 commencing on a date no earlier than the Commencement Date. If Tenant desires to assume all or any portion of such on-site management responsibilities pursuant to this Section 3.03, Tenant shall notify Landlord in writing (a “Facilities Management Notice”) at least sixty (60) days prior to the first day of the month in which Tenant intends to assume such management responsibilities and identify by reference to Exhibit 3.03-1 the responsibilities to be assumed.  In connection with any such change in management, the parties shall cooperate and coordinate with each other so as to effect a smooth transition and transfer of information and responsibility.  During any period that Tenant is exercising its facilities management rights pursuant to this Section 3.03, the provisions of Exhibit 3.03-2 shall apply.

Tenant shall have the right voluntarily to terminate any portion of its management services under this Section 3.03 and to relinquish all or any portion of such services under this Section 3.03 upon sixty (60) days’ notice and may subsequently again exercise its management rights hereunder (in whole or in part) provided that the conditions set forth in this Section 3.03 are then satisfied and more than twelve (12) months have elapsed following the effective date of the termination of the applicable portion of its management services.  If Landlord terminates Tenant’s management services pursuant to the provisions of Exhibit 3.03-2, then Tenant shall have no further right to manage any portion of the Building under this Section 3.03.  If Tenant ceases to lease the entire rentable area of the Building at any time, in no event shall Tenant, in the exercise of its rights under this Section 3.03, be permitted to assume the management of areas or facilities of the Building serving tenants other than Tenant.

(b)        During such time as Tenant is exercising its facilities management rights pursuant to this Section 3.03, Tenant will cooperate and work with Landlord to manage the same cooperatively with the remainder of the Property.  In all events, Tenant shall be fully responsible for all costs and expenses of facilities management under this Section, subject to reimbursement for capital expenditures as set forth below.  Tenant’s rights under this Section 3.03 shall be personal to the Tenant originally named hereunder.  In no event may Tenant’s facilities management rights pursuant to this Section 3.03 be transferred to or exercised by any other transferee.

Notwithstanding anything in this Lease to the contrary, so long as Tenant is exercising its facilities management rights pursuant to this Section 3.03, Tenant will maintain, repair, replace, and manage, at its sole cost and expense (subject to reimbursement with respect to capital expenditures as set forth below) portions of the Building as further described on Exhibit 3.03-1 and designated in Tenant’s Facilities Management Notice (the “Self-Managed Components”) and Landlord shall, during such period, have no obligation to maintain, repair, replace, or manage the Self-Managed Components.  If any element of the Self-Managed Components cannot be fully repaired or restored, and Landlord authorizes replacement of such item or replacement, or such replacement item is included in an Approved Budget (as defined in Exhibit 3.03-2) Tenant shall replace it at Tenant's cost even if the benefit or useful life of such replacement extends beyond the term of this Lease and Landlord shall reimburse Tenant for such costs to the extent that such costs are capital expenditures that would not have been includable in Operating Expenses payable by Tenant under this Lease.  Landlord shall reimburse Tenant for the costs set forth in the preceding sentence by paying such costs within 30 days after receiving Tenant’s invoice therefor.  If Landlord

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pays costs for capital expenditures when invoiced under this paragraph and Tenant subsequently exercises an option to extend the term in accordance with this Lease, Tenant shall reimburse Landlord for all such costs allocable to the extension term or terms (to the extent that such costs would have been includable in Operating Expenses payable by Tenant) within 30 days after written request by Landlord made at any time after Tenant exercises the applicable extension option.  Landlord’s and Tenant’s obligations under the prior two sentences shall survive the expiration of the term.

Article 4.

Insurance

Section 4.01.      Compliance with Property Insurance.  The Tenant shall not permit any use of the Premises which will make voidable any insurance on the Property, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office, or any similar body succeeding to its powers.  The Tenant shall, on demand, reimburse the Landlord in full for its allocable share of any extra insurance premiums caused by the particular use or manner of use of the Premises by Tenant.

Section 4.02.      Tenant’s Required Insurance.  The Tenant shall maintain with respect to the Premises and the property of which the Premises are a part, the following insurance:

(a)     Commercial general liability insurance, including Broad Form Project Damage and Contractual Liability, with respect to the Premises, their use, occupancy and operation, under which Tenant is the named insured and Landlord, Landlord’s managing agent, any mortgagee, the association of unit owners under the Reservoir Woods Primary Condominium, The Prudential Insurance Company of America, PGIM, Inc., PRISA II LCH, LLC, and any Landlord agents or contractors (provided that Landlord has identified such mortgagee, agents and/or contractors by notice to Tenant) are named as additional insureds with respect to their vicarious liability for covered claims arising from Tenant’s use or occupancy of the Premises or the Property.  Such coverage shall be written on an occurrence basis, with the following minimum limits:  General Aggregate $2,000,000.00; Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $1,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person.  In addition, Tenant shall maintain  Umbrella/Excess Liability insurance on a following form basis with the following minimum limits:  General Aggregate $5,000,000.00; Each Occurrence $5,000,000.00;

(b)  Commercial property insurance on an “all risk” basis, and specifically including sprinkler leakages, vandalism, and malicious mischief and plate glass damage covering all property of every description owned or brought into the Premises by Tenant, its employees, agents, contractors, subtenants, or assignees including stock-in-trade, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant, including without limitation any Tenant Work and the Finish Work, in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be reasonably approved by Landlord in form satisfactory to Landlord in its reasonable discretion and plate glass insurance coverage

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covering all plate glass within the Premises.  Landlord shall be named as loss payee on such property insurance to the extent of its interest;

(c)  Policies of insurance against loss or damage arising from incidents relating to the air-conditioning and/or heating system, electrical systems, steam pipes, steam turbines, steam engines, steam boilers, other pressure vessels, high pressure piping and machinery, if any, installed in, or serving, the Premises in an amount satisfactory to Landlord in its reasonable discretion;

(d)  Worker’s compensation and occupational disease insurance with statutory limits and Employer’s Liability insurance with the following limits:  Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00;

(e)  Business automobile liability insurance including owned, hired and non-owned automobiles, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence, with such commercially reasonable increases as Landlord may require from time to time;

(f)  Business interruption insurance insuring interruption or stoppage of Tenant’s business at the Premises for a period of not less than twelve (12) months; and

(g)  with increases in the foregoing limits, and any other form or forms of insurance as Landlord may reasonably require from time to time, with any other form(s) of insurance in amounts and for insurable risks (on commercially reasonable terms) against which a prudent tenant would protect itself to the extent landlords of comparable buildings in the vicinity of the Property require their tenants to carry such other form(s) of insurance.

Each policy of insurance required under this Section 4.02 shall be issued by companies rated not less than A-/X by Best’s Rating Service (or its successor) or otherwise acceptable to Landlord in the Landlord’s reasonable discretion and licensed to do business in The Commonwealth of Massachusetts, and shall be noncancellable with respect to Landlord and any mortgagee (provided that Landlord has identified such mortgagee by notice to Tenant), without thirty (30) days prior notice to Landlord and such mortgagee.  Tenant shall deliver to Landlord and any mortgagee (provided that Landlord has identified such mortgagee by notice to Tenant) certificate(s) of insurance evidencing the coverage required hereunder upon commencement of the term of this Lease and no later than thirty (30) days prior to the expiration of the coverage evidenced by a prior certificate.  All such insurance certificates shall provide that such policy shall not be canceled or reduced as to coverage or amount without at least thirty (30) days prior written notice to each insured named therein.  Tenant’s liability insurance policy shall be primary with respect to all claims for which Tenant is to indemnify Landlord under Article 12.  All furnishings, fixtures, equipment, effects and property of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or Property or in transit thereto or therefrom (“Tenant Property”) shall be at the sole risk of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord.

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Section 4.03.      Landlord’s Required Insurance.  The Landlord shall maintain at least Seven Million ($7,000,000.00) Dollars of commercial general liability insurance (including so-called umbrella coverage) covering the Building.  Landlord shall maintain physical damage and casualty insurance on an “all risk” basis on the Building (excluding furnishings, fixtures, equipment and other personal property of Tenant) in the amount of the full replacement cost of the Premises (other than Tenant Work and any Finish Work) as reasonably determined by Landlord, and shall also maintain boiler and rent loss insurance in amounts required by Landlord’s mortgage lender or otherwise reasonably determined by Landlord.  Landlord’s insurance shall be issued by companies rated not less than A-/X by Best’s Rating Service (or its successor) and licensed to do business in The Commonwealth of Massachusetts.  Landlord shall cause the casualty insurance replacement cost coverage to be updated as reasonably necessary.  Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties.  Landlord may maintain other coverages in such amounts as are required by Landlord’s mortgage lender or otherwise as reasonably determined by Landlord.

Section 4.04.      Tenant Work Insurance.  In addition, during the performance of any Tenant Work, in addition to the above coverage required to be maintained by Tenant, Tenant shall cause the general contractor performing any work in the Premises (and the general contractor shall cause its subcontractors) to carry: (a) workers’ compensation and occupational disease insurance in statutory amounts; (b) employer’s liability insurance with a limit of not less than One Million Dollars ($1,000,000); (c) commercial general liability insurance, including personal injury and property damage, on an occurrence basis in the amount of a combined single limit of not less than One Million Dollars ($1,000,000.00) for each occurrence, such limit to be increased to Five Million Dollars ($5,000,000.00) if the cost of the work exceeds One Million Dollars ($1,000,000.00); and (d) all risk installation floater insurance (on the complete value/full coverage form) to protect Landlord’s interest and that of Tenant, contractors and subcontractors during the course of the construction, with limits of not less than the total replacement cost of the completed improvements under construction.  Such contractor insurance policies shall be endorsed to include Landlord, The Prudential Insurance Company of America, PGIM, Inc., the condominium association, Landlord’s managing agent, any mortgagee, and any other third party providing services to the Building (provided that Landlord has identified such mortgagee and/or third parties by notice to Tenant) as additional insureds, and the floater described in clause (d) should name Landlord as loss payee.

Section 4.05.      Waiver of Subrogation.  Any property insurance carried by either party under Sections 4.02(b), 4.02(c) or 4.03 shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured hereunder prior to occurrence of injury or loss.  Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by property insurance carried (or required to be carried) by the party suffering the injury or loss to the extent of the coverage provided (or to be provided) thereunder.

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Section 4.06.       Certificates of Insurance.  Within fifteen (15) days of request, each party shall provide the other with certificates of all insurance maintained or required to be maintained under this Lease.

Article 5.

Use of Premises

Section 5.01.       Permitted Use.  The Tenant covenants and agrees to use the Premises only for the purposes of business and professional offices, research labs, and ancillary and subordinate uses customarily undertaken as accessory uses in connection therewith including without limitation an animal care facility, and for no other purpose (the “Permitted Use”).

Section 5.02.      Tenant’s Conduct; Hazardous Materials.

(a)     Tenant will not make or permit any occupancy or use of any part of the Premises for any hazardous, offensive, dangerous, noxious or unlawful occupation, trade, business or purpose or any occupancy or use thereof which is contrary to any law, by‑law, ordinance, rule, permit or license, and will not cause, maintain or permit any nuisance in, at or on the Premises; provided, however, that the Permitted Use, if conducted in conformance with the terms of this Lease, all applicable legal requirements, and customary standards for first class office, laboratory and research and development space, shall not be deemed to be a hazardous, offensive, dangerous, or noxious occupation, trade, business or purpose or a nuisance unless it adversely affects tenants or occupants outside the Premises.  Tenant shall not conduct or permit any foreclosure or going out of business auctions, or sheriff’s sales, at the Property.  Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any Hazardous Materials in the drainage system of the Premises or Property (other than Hazardous Materials in compliance with Environmental Laws applicable to the drainage system of the Premises) or overload existing electrical or other mechanical systems.  Tenant shall not use any machinery or equipment in the Premises that causes excessive noise or vibration perceptible from the exterior of the Premises, as reasonably determined by Landlord, or that unreasonably interferes with the use or enjoyment of the Property by other tenants or lawful occupants, if any.  No waste materials or refuse shall be dumped upon or permitted to remain outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose.  No sign, antenna or other structure or thing shall be erected or placed on the Premises or any part of the exterior of any building or on the land comprising the Property or erected so as to be visible from the exterior of the building containing the Premises except as expressly permitted pursuant to Section 20.12 of this Lease.  Tenant will not cause or permit any waste, overloading, stripping, damage, disfigurement or injury of or to the Property, the Premises, or any part thereof.

(b)     Tenant agrees not to generate, store or use any Hazardous Materials (as hereinafter defined) on or about the Premises, except (a) those used by Tenant in its general office operations and janitorial services, in both cases limited to such Hazardous Materials in such amounts as are customarily used in general office uses and for janitorial service provided to general office uses, and (b) those used in connection the Permitted Uses, and in each case only in compliance with any and all Environmental Laws (as defined below) and, in each of (a) and (b), in a manner consistent with the use and operation of a biotechnology laboratory below a so-called

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BL-3 level (or such lower level as is required pursuant to applicable Environmental Laws) in a mixed-use setting.  Tenant shall provide Landlord, upon Landlord’s written request, with copies of all Material Safety Data Sheets (“MSDS”) for Hazardous Materials used or stored in the Premises.  Following the initial occupancy of the Premises, Tenant agrees to notify Landlord prior to introducing any Hazardous Materials into the Premises that require special precautions or facilities materially different from Tenant’s initial operations in the Premises.  In all events, Tenant agrees not to release or permit Tenant or Tenant’s contractors, subtenants, licensees, invitees, agents, servants or employees or others for whom Tenant is legally responsible (collectively, with Tenant, “Tenant Responsible Parties”) to release any Hazardous Materials on the Premises in violation of or that requires reporting under any Environmental Law, and not to dispose of Hazardous Materials (a) on the Premises or (b) from the Property to any other location except a properly approved disposal facility and then only in compliance with any and all Environmental Laws regulating such activity, nor permit any occupant of the Premises to do so. In all events Tenant shall comply with all applicable provisions of the standards of the U.S. Department of Health and Human Services as further described in the USDHHS publication Biosafety in Microbiological and Biomedical Laboratories as it may be further revised, or such nationally recognized new or replacement standards as may be reasonably selected by Landlord.

(c)     For purposes of this Lease, “Hazardous Materials” shall mean any substance regulated under any Environmental Law, including those substances defined in 42 U.S.C. Sec. 9601(14) or any related or applicable federal, state or local statute, law, regulation, or ordinance, pollutants or contaminants (as defined in 42 U.S.C. Sec. 9601(33), petroleum (including crude oil or any fraction thereof), any form of natural or synthetic gas, sludge (as defined in 42 U.S.C. Sec. 6903(26A), radioactive substances, hazardous waste (as defined in 42 U.S.C. Sec. 6903(27)) and any other hazardous wastes, hazardous substances, contaminants, pollutants or materials as defined, regulated or described in any of the Environmental Laws.  As used in this Lease, “Environmental Laws” means all federal, state and local laws relating to the protection of the environment or health and safety, and any rule or regulation promulgated thereunder and any order, standard, interim regulation, moratorium, policy or guideline of or pertaining to any federal, state or local government, department or agency, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Marine Protection, Research, and Sanctuaries Act, the National Environmental Policy Act, the Noise Control Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, as amended, the Hazardous Material Transportation Act, the Refuse Act, the Uranium Mill Tailings Radiation Control Act and the Atomic Energy Act and regulations of the Nuclear Regulatory Agency, Massachusetts General Laws Chapters 21C and 21E, and any other state and local counterparts or related statutes, laws, regulations, and order and treaties of the United States.

(d)     Tenant shall permit Landlord and Landlord’s agents, representatives and employees, including, without limitation, legal counsel and environmental consultants and engineers, access to the Premises during the term upon at least twenty-four (24) hours’ prior notice (which may be verbal, and no such prior notice is necessary in the event of an emergency threatening life or property) to Sam Theodoss (857-829-2884) or such other employee of Tenant as Tenant may designate to Landlord from time to time for purposes of conducting environmental

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assessments; provided, however, that such assessments may only be conducted if (i) Landlord has reason to believe that there has been a release or threat of release of Hazardous Materials in a reportable quantity at the Premises or arising from Tenant’s activities at the Property or (ii) requested by an actual or prospective mortgage lender, purchaser or equity investor.  Landlord shall permit Tenant or Tenant’s representatives to be present during any such assessment, and any investigation, testing or sampling.  In making any such entry, Landlord shall avoid materially interfering with Tenant’s use of the Premises, and upon completion of Landlord’s assessment, investigation, and sampling, shall substantially repair and restore the affected areas of the Premises from any damage caused by the assessment.  Such assessment shall be at Landlord’s expense, provided that if the assessment shows that a release of Hazardous Materials in violation of this Lease has occurred, then Landlord’s actual, reasonable, out-of-pocket costs relating to such assessment shall be reimbursed by Tenant.  Tenant shall pay for all costs reasonably incurred by Landlord, for independent consultants or otherwise, in connection with inspections, investigations, and/or response actions concerning a release or threat of release of Hazardous Materials at the Premises.

(e)     Tenant covenants to use best industry practices in the conduct of all laboratory operations and the storage, use, treatment, and disposal of Environmental Substances at the Premises.  Tenant shall prepare a written environmental contingency plan sufficient to comply with applicable laws, regulations, codes and ordinances and good practice for first class laboratory space (“Tenant’s Environmental Contingency Program”) and shall revise the same from time to time as reasonably necessary because of changes in operations within the Premises, changes in applicable legal requirements, and changes in customary practice for environmental contingencies in first class laboratory space.  Tenant shall implement the Environmental Contingency Program as necessary in accordance with the approved plan (as it may be revised) and shall, within 14 days after Landlord’s written request, provide Landlord with copies of all reports and documentation prepared in connection therewith.  Within 14 days after Landlord’s written request, Tenant shall provide Landlord with copies of any routine safety audits conducted by Tenant in the ordinary course of Tenant’s business.  Landlord may from time-to-time undertake an environmental audit to assess the compliance of Tenant with applicable Environmental Laws if Landlord reasonably believes that Tenant is not then in material  compliance with such Environmental Laws or if there is any release of Hazardous Materials required to be reported under any Environmental Law that arises out of the use, operation, or occupancy of the Premises or Premises by Tenant or any Tenant Responsible Parties during the term of this Lease and any further period during which Tenant or any Tenant Responsible Party retains use, operation or occupancy of the Premises (a “Tenant’s Release”).  Any such audit shall be at Tenant’s cost and expense if the results of such audit identify any such  material non-compliance by Tenant or any Tenant’s Release.  In addition, Tenant shall investigate, assess, monitor and report as required by applicable Environmental Law, at Tenant’s sole cost and expense, any Tenant’s Release.  Further, Tenant shall remediate, in compliance with applicable Environmental Laws, at Tenant’s sole cost and expense, any Tenant’s Release requiring Response Action (as defined in 310 C.M.R. 40.0000).  Tenant shall submit to Landlord for Landlord’s prior approval a work plan outlining in reasonable detail any Remedial Work to be performed by Tenant hereunder (the “Remedial Work Plan”).  Landlord shall not unreasonably withhold or delay its approval of such Remedial Work Plan if (i) it complies with all applicable Environmental Laws; and (ii) the Remedial Work outlined therein reasonably appears sufficient to remediate the releases to the level provided for in this Section 5.02(d).  If Tenant is obligated to remediate a Tenant’s Release under this Lease, Tenant shall be

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obligated to remediate the Tenant’s Release to a level that will permit the portion of the Property to be used for first class office, laboratory, and research and development uses under applicable laws, statutes, codes, and ordinances, whether now existing or hereafter enacted.  Tenant shall make available to Landlord copies of drafts of any submittals to governmental authorities in connection with the Remedial Work for Landlord’s review and comment at least three (3) business days prior to such submittal, and Tenant shall consider in good faith and incorporate as Tenant reasonably deems appropriate Landlord’s comments thereon.  Tenant shall sign any manifests or other documents as the waste generator for any Hazardous Materials it disposes of or sends off site or otherwise arising from a Tenant’s Release.  This Subsection shall survive the term of this Lease and shall be subject to the provisions of Section 5.03. Tenant’s remediation obligation set forth in this Subsection shall not limit Landlord’s right to damages, if any, which Landlord may incur due to any unremediated Hazardous Materials resulting from a Tenant’s Release.

(f)     Tenant shall pay for all costs reasonably incurred by Landlord, for independent consultants or otherwise, in connection with inspections, investigations, and/or response actions concerning a release of Hazardous Materials at the Premises (to the extent caused by Tenant, Tenant ’s agents, contractors or employees, or persons acting by, through or under Tenant ).

(g)     Tenant may require that any representative of Landlord entering into a secured portion of the Premises identified by Tenant to Landlord in advance as containing proprietary information for the purposes set forth in this Section 5.02 execute a confidentiality agreement with respect to Tenant’s proprietary information, provided, however, that such agreement is subject to Landlord’s prior approval (not to be unreasonably withheld).  Landlord agrees to hold any proprietary information identified by Tenant and supplied to Landlord pursuant to this Section 5.02(b)-(f) (“Confidential Information”) in confidence, subject to disclosures to the extent that such disclosure is required by law or court order or by discovery rules in any legal proceeding.  Notwithstanding the foregoing, Landlord may disclose such Confidential Information to its lenders, attorneys, and consultants in connection with the financing or sale of the Property or Landlord’s review of such information provided that such lenders, attorneys and consultants are informed of Landlord’s obligations hereunder and do not disclose such Confidential Information in a manner that would not be permitted hereunder.

Section 5.03.      Hazardous Materials Indemnity.  Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, Landlord’s managing agent and any mortgagee of the Premises, and any other Indemnitees (as defined in Section 12.01) fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, attorneys’ fees, consultants’ fees, laboratory fees and cleanup costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to (i) the presence of any Hazardous Materials on the Property or the Premises arising from the action or negligence of Tenant, its officers, employees, contractors, and agents, or arising out of the generation, storage, treatment, handling, transportation, disposal or release by such party (or their respective officers, employees, contractors, agents or invitees) of any Hazardous Materials at or near the Property or the Premises, (ii) any violation(s) by Tenant or its officers, employees, contractors, agents or invitees of any applicable law regarding Hazardous Materials, and (iii) any breach by Tenant of the obligations set forth in Sections 5.02(b) and (d) of this Lease.

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The provisions of this Section 5.03 shall survive the expiration or earlier termination of this Lease.

Section 5.04.      Rules and Regulations.  Rules and regulations delivered to Tenant in writing, provided the same are not inconsistent with or in limitation of the provisions of this Lease, which in the judgment of the Landlord are reasonable, shall be observed by the Tenant and its employees, and Tenant shall use reasonable efforts to cause its agents, contractors, customers and business invitees to comply therewith. The initial rules and regulations are attached hereto as Exhibit 5.04. So long as Tenant leases all of the rentable area of the Building, such rules and regulations shall be consistent with rules and regulations of similar first class, single tenant office and laboratory buildings in the Greater Boston area.  Tenant acknowledges that the rules and regulations may include provisions necessary to comply with requirements of governmental approvals and as necessary to maintain the Leadership in Energy and Environmental Design certification, if any, of the core and shell of the Building.  Landlord agrees that the rules and regulations shall not be applied against Tenant in a discriminatory manner.  Tenant agrees that Landlord shall not be liable to Tenant for the failure of other tenants, if any, to comply with the rules and regulations.

Article 6.

Compliance with Legal Requirements

Section 6.01.      Compliance with Legal Requirements.  Throughout the term of this Lease, Tenant, at its sole cost and expense, will promptly comply with all requirements of law, code, regulation or ordinance related in any way to its use and occupancy of the Premises, including without limitation any Tenant Work and the Finish Work, and will procure and maintain all permits, licenses and other authorizations required with respect to the Premises, or any part thereof, for the lawful and proper operation, use and maintenance of the Premises or any part thereof. Notwithstanding the foregoing to the contrary, Tenant shall have no obligation to bring the foundations, exterior walls, structural floors, fire egress stairs, and roof of the Building, and the elevators, fire safety, plumbing, electrical, heating, ventilation and air conditioning systems of the Building installed as Base Building Work (collectively, the “Base Building”) into compliance with applicable laws, codes, regulations or ordinances except to the extent such compliance is required as a result of (i) any Tenant Work or Finish Work, (ii) Tenant’s particular use of the Premises, as opposed to the Permitted Use generally in a manner consistent with the specifications for the Base Building set forth in the Base Building Work plans and specifications, and including any compliance required due to Tenant’s use of animals in the Premises or due to any density in any portion of the Premises exceeding the person per usable square feet specification for which the applicable portion of Base Building Work has been designed, (iii) Tenant’s Exterior Equipment, (iv) the exercise of Tenant’s facilities management rights pursuant to Section 3.03 of this Lease, (v) Tenant’s negligence or willful misconduct (subject to the provisions of Section 4.05), or (vi) Tenant’s default under this Lease (collectively, the “Tenant Base Building Compliance Obligations”).  Landlord shall have the obligation to bring elements of the Base Building into compliance with applicable laws (including, without limitation, Environmental Laws as hereinafter defined, but subject to the other provisions of this lease governing Tenant’s use of Hazardous Materials) except to the extent such compliance is required as a result of any Tenant Base Building Compliance Obligations.

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Article 7.

Construction, Condition, Repairs and Maintenance of Premises

Section 7.01.      Base Building Work.  Landlord shall construct the Building in accordance with the Work Letter attached as Exhibit 7.02, attached.

Section 7.02.     Finish Work. Landlord shall construct Tenant’s initial improvements to prepare the Premises for Tenant’s occupancy in accordance with Exhibit 7.02, attached.

Section 7.03.      Landlord Maintenance Obligations.

(a)     Except as otherwise provided in this Lease, including without limitation if Tenant has assumed responsibility for such services pursuant to a Facilities Management Notice, throughout the term of this Lease, but subject to the terms of Article 11, Landlord shall make such repairs to the Base Building, including the elevators, and the common areas of the Property exterior to the Building as may be necessary to keep them in good condition in accordance with standards for a first class office, laboratory and research and development building in the suburban Boston area, reasonable wear and tear excepted.

(b)     Landlord shall prepare, or cause to be prepared, a written operations and maintenance plan for any heating, ventilation and air-conditioning systems serving the Premises (in common with other parts of the Building, if applicable) from time-to-time and shall provide Tenant with a copy of such O&M Plan.  Landlord may amend or modify the O&M Plan from time to time in consultation with Tenant.  If, in Tenant’s good faith determination, the O&M Plan does not comply with standards for first class office, laboratory and research and development buildings in the suburban Boston area, Tenant may object to such O&M Plan with specific comments and suggestions for revisions given within 20 days following receipt of such plan from Landlord.  If the parties are unable to resolve any disputes regarding whether the O&M Plan meets the applicable standard within 60 days thereafter, despite good faith efforts to do so, then either party may submit such dispute to arbitration in accordance with the last paragraph of Section 14.07(b) of this Lease (except that the arbitrator shall be a mechanical, engineering and plumbing engineer with at least 20 years’ experience in the design and operation of HVAC systems in first class office and laboratory buildings in the greater Boston area).  In connection with the operation and repair of such systems, Tenant shall have the appurtenant right to monitor, access and inspect such systems to confirm that they are being operated and maintained as required hereunder.

Section 7.04.      Tenant Maintenance Obligations.  Throughout the term of this Lease, and except as provided in Section 7.03, but subject to the terms of Article 11, Tenant shall clean, maintain and repair the Premises, and any Tenant Work (including the Finish Work), the heating ventilation and air-conditioning units, if any, installed by or on behalf of Tenant as Finish Work or Tenant Work, and any other Building systems to the extent exclusively serving the Premises, all in accordance with standards for a first class office, laboratory and research and development building in the suburban Boston area, reasonable wear and tear excepted.

Section 7.05.      Landlord’s Right of Entry.  Landlord, or agents or prospective investors, lenders or purchasers of Landlord, at reasonable times, reserves the right to enter upon the Premises

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to examine the condition thereof, to make repairs, alterations and additions as Landlord is required or permitted under the terms of this Lease, to perform any other services required or permitted by Landlord under this Lease, and at any reasonable time within eighteen (18) months before the expiration of the term to show the Premises to prospective tenants. In connection with such access, Landlord shall not unreasonably interfere with the operation or work at the Premises and shall give Tenant reasonable prior written notice where practicable (except in the event of an emergency, in which event such notice shall be as prompt as possible under the circumstances and may be oral) of Landlord’s intent to access the Premises.

Section 7.06.     Service Interruptions.  In the event that there shall be an interruption, curtailment or suspension of any service required to be provided by Landlord pursuant to Exhibit 3.02 (and no reasonably equivalent alternative service or supply is provided by Landlord) (but not including any services that are then subject to Tenant’s facilities management rights pursuant to the exercise of Tenant’s rights under Section 3.03), or if Landlord fails to commence and diligently prosecute to completion any repair or maintenance required by Landlord under this Lease within applicable notice and cure periods, that shall materially interfere with Tenant’s use and enjoyment of a material portion of the Premises, and Tenant actually ceases to use the affected portion of the Premises (any such event, a “Service Interruption”), and if (i) such Service Interruption shall continue for five (5) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the “Service Interruption Notice”), (ii)  such Service Interruption shall not have been caused, in whole or in part, by matters described by Article 11 or by an act or omission in violation of this Lease by Tenant or by any negligence of Tenant, or Tenant’s agents, employees, contractors or invitees, and (iii) the cure of the condition giving rise to the Material Service Interruption is within Landlord’s reasonable control (a Service Interruption that satisfies the foregoing conditions being referred to hereinafter as a “Material Service Interruption”) then, as liquidated damages and Tenant’s sole remedy at law or equity, Tenant shall be entitled to an equitable abatement of Base Rent and Tenant’s Pro Rata Share of Operating Expenses and Taxes, based on the nature and duration of the Material Service Interruption, the area of the Premises affected, and the then current Rent amounts, for the period that shall begin on the commencement of such Service Interruption and that shall end on the day such Material Service Interruption shall cease.

Notwithstanding the foregoing, if (w) a Material Service Interruption continues for 225 days (provided that such 225 day period shall be extended for a period of up to an additional 90 days so long as Landlord is diligently prosecuting to cure such Material Services Interruption) following delivery of the Service Interruption Notice, (x) Tenant simultaneously delivered the Service Interruption Notice to any then-Mortgagee (as defined in Section 10.1), (y) such Mortgagee has not cured such Material Service Interruption within the period set forth in Section 10.3, and (z) such Material Service Interruption adversely interferes with Tenant’s operations in at least 25% of the Premises (measured in rentable square feet), then following such 225-day period (as the same may be extended as provided above) Tenant shall have the option to terminate this Lease upon thirty (30) days prior written notice to Landlord and such Mortgagee; provided, however, that if such Material Service Interruption shall cease prior to the expiration of such thirty (30) day period, then such termination notice shall be of no force or effect.

The provisions of this Section 7.06 shall not apply to matters arising out of any casualty or taking by eminent domain, which events are addressed by Article 11 of this Lease.

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Article 8.

Alterations and Additions

Section 8.01.      Tenant Work

(a)     The Tenant shall not make any additional alterations or additions, structural or non‑structural, to the Premises without first obtaining the written consent of Landlord on each occasion, which consent shall not be unreasonably withheld, conditioned or delayed.  Any such alterations or additions are referred to herein as “Tenant Work”.  For non-structural alterations or additions valued at less than $200,000 which do not affect any of the exterior, lobbies, elevator, roof, structure, or building systems in or at the Building, Landlord’s consent shall not be required (“Minor Alterations”) provided, however, that (i) if such Minor Alteration requires a building permit from the applicable municipal authority, Landlord’s consent shall be required, provided that such consent shall not be unreasonably withheld, conditioned or delayed, and (ii) if Landlord’s consent was not obtained therefor, upon the expiration or termination of this Lease, Tenant shall readapt, repair and restore the affected portion of the Premises to substantially the condition the same were in prior to such Minor Alteration.  Additionally, Tenant shall give prior written notice to Landlord of any Minor Alteration regardless of whether Landlord’s consent is required.  Wherever consent is required, it shall include reasonable approval of plans and contractors and the insurance required under Section 4.04.  Unless otherwise approved by Landlord, Tenant shall use the structural engineer employed by Landlord for the Building where Alterations affect Building structure. Tenant shall notify Landlord of all alterations or additions and provide Landlord with copies of any construction plans therefor whether or not Landlord’s consent is required.  All such allowed alterations, including reasonable third-party costs of review in seeking Landlord’s approval, shall be made at Tenant’s expense by an Approved Contractor (as defined below), in compliance with all laws, and be of first class quality. Prior to commencing any work at the Property other than Minor Alterations or Alterations costing less than $2,000,000 (such amount decreasing to $500,000, at any time that Tenant fails to meet the Financial Test) in the aggregate, Tenant shall provide and record bonds or such other security as is reasonably satisfactory to Landlord sufficient to protect the interests of both Tenant and Landlord in the Property from any lien arising out of a failure to pay for work performed for Tenant, and all alterations and additions performed by Tenant, (but excluding Minor Alterations), shall be performed by an Approved Contractor.  Upon the expiration or earlier termination of this Lease, Tenant shall assign to Landlord (without recourse) all warranties and guaranties then in effect for all work performed by Tenant at the Premises.  Tenant shall have the right to install its own security system within the Premises as part of any Tenant Work, subject to Landlord’s review of the plans and specifications in accordance with this Article 8.

For purposes of this Section 8.01(a), an “Approved Contractor” shall mean a contractor or mechanic identified by Tenant in writing, who has been approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed).

(b)     Except as set forth below, any alterations or additions made by, for or on behalf of the Tenant which are permanently affixed to the Premises or affixed in a manner so that they cannot be removed without defacing or damaging the Premises shall, except as expressly provided in this paragraph, become property of the Landlord at the termination of occupancy as

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provided herein.  If Landlord notifies Tenant, in connection with any consent to alterations or additions requested by Tenant, or in connection with the review and approval of the plans for the Finish Work under Exhibit 7.02 that Tenant shall be required to remove such alterations or additions or Finish Work at the expiration of the term of the Lease, or if any such alterations or additions did not require Landlord’s consent pursuant to the terms hereof, then such alterations or additions or Finish Work, as applicable, shall be removed by Tenant, at its expense, with minimal disturbance to the Premises prior to the expiration of the term of the Lease.  Notwithstanding the immediately preceding sentence to the contrary, Landlord may only require Tenant to remove items of Tenant Work or Finish Work that are above or otherwise inconsistent with the first class nature of the Building.  Tenant’s trade fixtures and personal property and equipment, which are not affixed or that may be removed with minimal disturbance or repairable damage, may be removed by Tenant during the term of this Lease, and shall be removed prior to the expiration of the term of the Lease, provided such disturbance or damage is restored and repaired so that the Premises are left in at least as good a condition as they were in at the commencement of the term, reasonable wear and tear excepted.  In no event shall any Finish Work that constitutes fixtures (i.e., items that cannot be removed from the Premises without damaging the Building) funded by the Finish Work Allowance or Supplemental Allowance be deemed to be Tenant’s trade fixtures, personal property or equipment.  The Premises shall otherwise be left in the same condition as at the commencement of the term or such better condition as it may thereafter be put, reasonable wear, tear and, to the extent Landlord is required to restore the same, damage by fire or other casualty or taking or condemnation by public authority excepted.  Notwithstanding anything herein or otherwise in this Lease to the contrary:

(i) to the extent that Tenant utilizes any portion of the Supplemental Allowance to make Alterations necessary to use the Premises for laboratory or research and development purposes, such Alterations must remain in the Premises following the term of this Lease;

(ii)  the Tenant’s Exterior Equipment, if any, paid for directly by Tenant, together with such other items that may be agreed upon by mutual written agreement of the parties from time to time, shall be and remain the personal property of Tenant, shall not be deemed to be Tenant Work or Finish Work, and Tenant shall have the right to remove the foregoing from the Premises at any time and from time to time during the term of this Lease; and

(iii) if and to the extent Tenant modifies, reduces or eliminates the Amenities with subsequent Tenant Work following the Commencement Date, Tenant shall restore the Amenities and affected areas of the Premises to the condition and size existing on the Commencement Date prior to the expiration of the term.

Article 9.

Discharge of Liens

Section 9.01.      No Liens.  Tenant will not create or permit to be created or to remain, and within ten (10) days after notice from Landlord will discharge or bond off, at its sole cost and expense and to the reasonable satisfaction of Landlord and any mortgagee, any lien, encumbrance

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or charge (on account of any mechanic’s, laborer’s, materialmen’s or vendor’s lien, or any mortgage, or otherwise) made or suffered by Tenant which is or might be or become a lien, encumbrance or charge upon the Premises (including Tenant’s leasehold interest therein), Property or any part thereof, or the rents, issues, income or profits accruing to Landlord therefrom, and Tenant will not suffer any other matter or thing within its control whereby the estate, rights and interest of Landlord in the Property or Premises or any part thereof might be materially impaired. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant in connection with any Tenant Work and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Premises or the Property, and, upon Landlord’s request, to the maximum extent permitted by law, Tenant shall cause any contractor of Tenant to execute and deliver an acknowledgement confirming the same in such form as Landlord may from time to time reasonably prescribe.

Article 10.

Subordination

Section 10.01.    Lease Subordinate to Mortgages.

(a)     The interest of the Tenant hereunder shall be subordinate to the rights of any holder of a mortgage or holder of a ground lease of property which includes the Premises (any such holder, a “Mortgagee”), and executed and recorded subsequent to the date of this Lease, unless such Mortgagee shall otherwise so elect, subject to the provisions of Section 10.01(f), below; or

(b)     If any Mortgagee shall so elect, this Lease, and the rights of the Tenant hereunder, shall be superior in right to the rights of such Mortgagee, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage.

Any election as to Subsection (b) above shall become effective upon either notice from such Mortgagee to the Tenant in the same fashion as notices from the Landlord to the Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument, in which such Mortgagee subordinates its rights under such mortgage or ground lease to this Lease.

In the event any Mortgagee shall succeed to the interest of Landlord, whether by judicial or non-judicial foreclosure or otherwise, at the election of such Mortgagee, Tenant shall, and does hereby agree to attorn to such Mortgagee and to recognize such Mortgagee as its Landlord and Tenant shall promptly execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment provided such document contains reasonably satisfactory non‑disturbance provisions to allow Tenant to remain in occupancy pursuant to this Lease and exercise all of its other rights under this Lease as long as no Event of Default exists.  The form of instrument attached as Exhibit 10.01 shall be deemed acceptable to Tenant (the “SNDA”). If requested by any such Mortgagee, Tenant further agrees to enter into a new lease for the balance of the term of this Lease (and otherwise upon the same terms and conditions of this Lease) in the event of a judicial or non-judicial foreclosure of a mortgage granted to any Mortgagee.  Landlord

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will reimburse Tenant for all reasonable third party attorneys’ fees that Tenant incurs to review such agreement pursuant to the preceding sentence.

Upon such attornment, the Mortgagee shall not be:

(A)       liable for any failure of the Landlord to perform its obligations under the Lease with respect to the period prior to the date on which the Mortgagee shall become the owner of the Property, except for any such failure to perform (i) that continues after the date that the Mortgagee shall become the owner of the Property, and (ii) of which the Mortgagee received notice of such failure to perform prior to the  date of the applicable foreclosure sale or deed-in-lieu of foreclosure, and (iii) which is susceptible of cure by the Mortgagee after the Mortgagee becomes the owner of the Property; provided however, that in no event shall any Mortgagee succeeding to the interest of Landlord be liable to Tenant for monetary damages for any act, default or omission of a prior Landlord to the extent such damages have accrued prior to the date of such succession. Nothing in this subparagraph (a) relieves any Mortgagee succeeding to the interest of Landlord of its obligation to perform the obligations of Landlord from and after the date such Mortgagee becomes the owner of the Property, including without limitation for matters arising prior to such succession but first identified by Tenant, and for which notice is first given by Tenant, following such succession;

(B)       bound by any payment of rent or other sum due by Tenant under the Lease made more than one (1) month in advance;

(C)       bound by any assignment of or any amendment or modification to the Lease made without the express written consent of the Mortgagee except for an amendment or modification specifically referred to in or contemplated by the Lease such as an extension amendment or for an assignment for which Landlord’s consent is not required under the Lease; or

(D)       subject to any offset, defense or counterclaim unless (i) expressly provided for in the Lease (including, without limitation, Tenant’s right to offset any unpaid portion of the Lease Allowances (as defined below) as set forth in Section 2.02 of Exhibit 7.02 of the Lease, together with interest at the rate applicable to late payments of rent, until Tenant has received the entire Lease Allowances) and (ii) the Mortgagee received any notices that are conditions precedent to the exercise of such rights in the manner provided in Section 3 of the SNDA; or

(E)       liable for the restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under the Lease; or

(F)       liable for (i) the commencement or completion of any construction, or (ii) any contribution toward construction or installation of any improvements upon the Premises (including, without limitation, the Tenant Improvement Allowance or Supplemental Allowance, each as defined in the Work Letter, which shall be collectively referred to as the “Lease Allowances”) (the foregoing subsections (i)-(ii), collectively, the

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“Construction-Related Obligations”); provided however, that if such Mortgagee succeeding to the interest of the Landlord does not fund the Lease Allowances when due under the Lease, Tenant shall retain its right to offset any unpaid portion of the Lease Allowances as set forth in Section 2.02 of Exhibit 7.02 of the Work Letter, together with interest at the rate applicable to late payments of rent, until Tenant has received the entire Lease Allowances. Construction-Related Obligations shall not include (x) reconstruction or repair following fire, casualty or condemnation, or (y) day-to-day maintenance and repairs. Prior to Substantial Completion of the Landlord Work, any rights of Tenant to exercise remedies on account of Construction-Related Obligations are further subject to the provisions of Section 5 of the SNDA.

(c)     The covenant and agreement contained in this Lease with respect to the rights, powers and benefits of any such Mortgagee constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry of foreclosure assumes the obligations set forth in this Article 10 with respect to such Mortgagee.

(d)     No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the Rent, change the term, or otherwise materially change the rights of the Landlord under this Lease, or to relieve the Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by the Landlord’s Mortgagees, if any, to the extent that such consent is required pursuant to the terms of the applicable mortgage or ground lease.

(e)     The Tenant agrees, within ten (10) business days following the request of the Landlord, to execute and deliver from time to time any agreement, in recordable form, which may reasonably be deemed necessary to implement the provisions of this Section 10.01, including, without limitation, the form of agreement attached as Exhibit 10.01.  Landlord will reimburse Tenant for all reasonable third party attorneys’ fees that Tenant incurs to review such agreement under this subsection (e) if the form provided by Landlord is not substantially similar to Exhibit 10.01, provided that Landlord shall have no obligation to reimburse Tenant for any amount in excess of $4,000 in any one instance (such amount to be increased, but never decreased, annually in proportion to any increase in the CPI).

(f)     Landlord agrees that any subordination of this Lease to any mortgage now or hereafter encumbering the Premises shall be conditioned upon Landlord delivering to Tenant a written, recordable Subordination, Non-Disturbance and Attornment Agreement from the ground lessor or mortgagee seeking to have this Lease subordinated to its interest substantially in the form attached as Exhibit 10.01 or in such other customary form as is required by Landlord’s mortgagee. Landlord represents and warrants to Tenant that the Property is not currently subject to a mortgage.

Section 10.02.     Estoppel Certificates.  Each party agrees to furnish to the other, and Tenant agrees to cause Guarantor to furnish to Landlord, within ten (10) business days after request therefor (or, with respect to Tenant, if requested of Tenant by any Mortgagee) from time to time, a written statement setting forth the following information:

(a)     Whether and when Tenant accepted possession of the Premises, and the commencement and expiration dates of the term of this Lease,

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(b)     The applicable Rent then being paid, including all Additional Rent based upon the Additional Rent most recently established;

(c)     That, if true, the Lease is current and the party providing the statement is not aware of any uncured breach of this Lease or specifying any breach;

(d)     That, if true, the party providing the statement is not aware of any current claims or offsets against the other party, or specifically listing any such claims;

(e)     The date through which Base Rent and Additional Rent has then been paid;

(f)     Whether Guarantor and Tenant then meet the Financial Test, collectively;

(g)     Such other information relevant to the Lease or Guaranty as the requesting party may reasonably request;

(h)     A statement that any prospective Mortgagee and/or purchaser may rely on all such information.

Without limiting the generality of the foregoing, Tenant has approved the statement form attached as Exhibit 10.02.

Section 10.03.    Notices to Mortgagees.  After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with the Landlord, as ground Tenant, which includes the Premises as a part of the mortgaged premises, no notice of default from the Tenant to the Landlord shall be effective against such Mortgagee unless and until a copy of the same is given to such Mortgagee, and the curing of any of the Landlord’s defaults by such Mortgagee shall be treated as performance by the Landlord.  Accordingly, no act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant’s obligations hereunder, to exercise any right of self‑help or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) the Tenant shall have first given written notice to such Mortgagee of the Landlord’s act or failure to act which could or would give basis for the Tenant’s rights; and (ii) such Mortgagee, after receipt of such notice, has failed or refused to correct or cure the condition complained of within the applicable cure period afforded Landlord under this Lease or such longer period of time as may be reasonably required by Mortgagee to cure such default with due diligence (including such time as may be necessary for Mortgagee to obtain possession or title to the Property, if required to cure the default, but in no event shall such longer period of time exceed, in the aggregate, 180 days).

Section 10.04.    Assignment of Rents.  With reference to any assignment by the Landlord of the Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the a Mortgagee, the Tenant agrees:

(a)     That the execution thereof by the Landlord, and the acceptance thereof by the Mortgagee, shall never be treated as an assumption by such Mortgagee of any of the obligations

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of the Landlord hereunder, unless such Mortgagee shall, by notice sent to the Tenant, specifically make such election; and

(b)  That, except as aforesaid, such Mortgagee shall be treated as having assumed the Landlord’s obligations hereunder only upon foreclosure of such Mortgagee’s mortgage or the taking of possession of the Property, or, in the case of a ground lessor, the termination of the ground lease.

Article 11.

Fire, Casualty and Eminent Domain

Section 11.01.    Rights to Terminate the Lease.   The Landlord, at its sole option, may elect to terminate this Lease, provided that Landlord is then also terminating the lease of any other tenant that is similarly affected in the Building, if (i) all or substantially all of the Premises or at least 50 percent of the Building (not including the Premises) is damaged by a casualty not insured by the coverage required to be carried hereunder (whether or not such insurance is actually carried), or is taken by eminent domain, (ii) the Building is damaged by an fire or other casualty (whether or not insured) such that the same cannot, in ordinary course, reasonably be expected to be restored within 15 months from the time that such restoration work would commence, or (iii) the Premises or Building is damaged by a fire or other casualty, or is taken by eminent domain, at a time when no more than 18 months then remain in the term of this Lease, and the time reasonably estimated by Landlord’s general contractor pursuant to Section 11.01(b), below, to restore the Premises or Building, as applicable, will take longer than 50% of the then-remaining term of the Lease (unless, within 21 days after receipt of Landlord’s termination notice, Tenant exercises any then-remaining right to extend the term of this Lease pursuant to Article 22 hereof).  When fire or other unavoidable casualty or taking renders any portion of the Premises substantially unsuitable for its intended use (including, without limitation, by causing damage to such portions of the common areas and facilities of the Building as are necessary to provide reasonably safe access to the Premises and to provide those building services, such as utilities and HVAC service, that Landlord is required to provide hereunder), a just and proportionate abatement of Base Rent and Tenant’s Pro Rata Share of Operating Expenses and Taxes shall be made for so long as such interference shall continue, and the Tenant may elect to terminate this Lease if:

(a)     The Landlord fails, within ten (10) days following written notice from Tenant of such failure, to give written notice sixty (60) days after such casualty of its intention to restore the Premises (and such portions of the common areas and facilities of the Building as are necessary to provide reasonably safe access to the Premises and to provide those building services, such as utilities and HVAC service, that Landlord is required to provide hereunder) or provide alternate access, if access has been taken or destroyed; or

(b)     If Landlord gives notice of its intention to restore and, in the reasonable estimate of Landlord’s general contractor, such restoration of the Premises (and such portions of the common areas and facilities of the Building as are necessary to provide reasonably safe access to the Premises and to provide those building services, such as utilities and HVAC service, that Landlord is required to provide hereunder) will take greater than fifteen (15) months to complete (or, if less than eighteen (18) months remain in the term of this Lease, greater than one-half of the

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then-remaining length of the term), provided that Tenant gives such notice within 30 days after receiving Landlord’s notice that it intends to restore the Premises; or

(c)      If Landlord gives notice of its intention to restore and the Landlord fails to restore the Premises (together with such portions of the common areas and facilities of the Building as are necessary to provide reasonably safe access to the Premises and to provide those building services, such as utilities and HVAC service, that Landlord is required to provide hereunder) to a condition substantially suitable for their intended use within the longer of fifteen (15) months or such longer period as Landlord’s general contractor has estimated for restoration pursuant to clause (b), above, plus a contingency period equal to 10% of such period estimated by the general contractor, of such fire or other unavoidable casualty, or taking; provided however, that (x) in the event Landlord has diligently commenced repairs to the damaged property and such repair takes more than such period to complete due to causes beyond Landlord’s reasonable control, Landlord shall have the right to complete such repairs within a reasonable time period thereafter (the “Additional Time”) but in no event shall such Additional Time be longer than the shorter of (i) ninety (90) days; or (ii) the length of such delays beyond Landlord’s reasonable control and (y) if Landlord completes such restoration within 30 days following receipt of Tenant’s notice of termination, then such notice of termination shall be deemed null and void and of no further force and effect.

In the event of any termination of this Lease in accordance with this Section 11.02 following any casualty, Landlord shall be entitled to the Tenant’s property insurance proceeds attributable to Finish Work (but solely to the extent funded with the Finish Work Allowance and Supplemental Allowance). The Landlord reserves, and the Tenant grants to the Landlord, all rights which the Tenant may have for damages or injury to the Premises for any taking by eminent domain, except for damages specifically awarded on account of the Tenant's trade fixtures, property or equipment, and moving expenses.

Section 11.02.     Restoration Obligations.  If the Lease has not terminated pursuant to Section 11.01, then, following any casualty or taking by eminent domain, Landlord shall proceed with diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and the receipt of insurance proceeds,  to repair or cause to be repaired such damage (excluding any Tenant Work and Finish Work).  All repairs to and replacements of Tenant’s Tenant Work, Finish Work, trade fixtures, equipment and personal property shall be made by and at the expense of Tenant.

Article 12.

Indemnification

Section 12.01.    General Indemnity.  Subject to the waiver of claims set forth in Section  4.05, except to the extent arising from a breach of this Lease by Landlord or the negligent acts or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s lenders, Landlord’s managing agent, The Prudential Life Insurance Company of America, PGIM, Inc. PRISA II LHC, LLC,  the association of unit owners of the Reservoir Woods Primary Condominium and their respective partners, members, managers, officers, directors, and employees (the “Indemnitees”) from and

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against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys’ fees, (x) arising from or relating to any third party claim for loss of life, or damage or injury to a person or property (i) occurring in the Building or arising out of the use of the common areas and other areas appurtenant to the Premises outside of the Building by Tenant, or its agents, employees, or contractors or anyone claiming by or through Tenant (including without limitation in the exercise of any rights of Tenant pursuant to Section 3.03 of the Lease), (ii) caused by any negligent act or omission or violation of this Lease by Tenant, or its agents, employees, or contractors or anyone claiming by or through Tenant, or (y) arising out the exercise of Tenant’s rights under Section 14.07(b) (including without limitation any claim by another tenant in the Building that such exercise resulted in a default under its lease).

Subject to the waiver of claims set forth in Section 4.05, except to the extent arising from a breach of this Lease by Tenant or the negligent acts or willful misconduct of Tenant or Tenant’s agents, contractors or employees, Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys’ fees, arising from or relating to any third party claim for loss of life, or damage or injury to a person or property caused by any negligent act or omission or violation of this Lease by Landlord, its agents, employees, or contractors.

Section 12.02.    Defense Obligations.  In case any action or proceeding is brought against either party by reason of any such occurrence, the party required to provide indemnification, upon written notice from the party entitled to indemnification, will, at the sole cost and expense of the party required to provide indemnification, resist and defend such action or proceeding or cause the same to be resisted and defended, by counsel designated by the party required to provide indemnification and approved in writing by the party to be defended, which approval shall not be unreasonably withheld.

Article 13.

Mortgages, Assignments and Subleases by Tenant

Section 13.01.    Right to Transfer.

(a)     Tenant’s interest in this Lease may not be mortgaged, encumbered, assigned or otherwise transferred, or made the subject of any license or other privilege, by Tenant or by operation of law or otherwise, and the Premises may not be sublet, as a whole or in part, (any of the foregoing events, a “Transfer”) without in each case having obtained the prior written consent of Landlord, and the execution and delivery to Landlord by the assignee or transferee (in either case, a “Transferee”) of a good and sufficient instrument whereby such Transferee assumes (with respect to any sublease, to the extent of the subtenants’ obligations under the applicable sublease) all obligations of Tenant under this Lease.  The provisions of this Article 13 shall apply to a transfer (by one or more Transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant or sale of all or substantially all of the assets of Tenant as if such Transfer were an assignment of this Lease; provided, that, so long as equity interests in Tenant are traded on a nationally recognized public

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stock exchange, the transfer of equity interests in Tenant on such public stock exchange shall not be deemed an assignment within the meaning of this Article.  Subject to the provisions of this Article 13, Landlord shall not unreasonably withhold, condition or delay its consent to any sublet of all or any portion of the Premises or any assignment of Tenant’s interest in this Lease.  It shall be reasonable for Landlord to withhold its consent with respect to any proposed Transfer if the Transferee is not sufficiently creditworthy to meet its obligations under such assignment or sublease, as demonstrated by audited financial statements or equivalent evidence.  It shall be reasonable for Landlord to withhold its consent to a Transfer to any party which would be of such type, character or condition as to be inappropriate, in Landlord's reasonable judgment, as a tenant for a first class suburban office building.

Nothing herein contained shall be construed as requiring Tenant to obtain any consent on the part of Landlord (i) as a condition to or any assignment resulting from any merger, consolidation, or sale of all or substantially all of the assets of Tenant, or acquisition of all or substantially all of the issued and outstanding capital stock of Tenant or (ii) as a condition to any assignment or sublease to any affiliates controlled by, controlling, or under common control with Tenant; provided that (a) Tenant gives Landlord at least twenty (20) days prior written notice of such event or Transfer (except that no prior notice need be given with respect to any Transfer referred to in clause (b) below to the extent that such notice is prohibited by law or by confidentiality agreement, in which case Tenant shall provide Landlord with notice of such Transfer within ten (10) business days following such Transfer) with evidence reasonably satisfactory to Landlord that the conditions of this paragraph have been satisfied, (b) in the case of an assignment, merger, consolidation or asset sale the Transferee shall be at least as creditworthy as the then Tenant as of the date that is three months prior to such Transfer, as demonstrated by audited financial statements or equivalent evidence (the determination of creditworthiness shall take into account all of the considerations which an institutional investor in real estate would consider in evaluating the credit of a proposed tenant), (c) the Transferees comply with the provisions of this Lease, and (d) with respect to a Transfer to any affiliate of Tenant pursuant to clause (ii), above, the provisions of this Article 13 shall apply to such Transfer if, as and when such affiliate ceases to be an affiliate of Tenant.  Any Transferee referred to in the immediately preceding sentence is referred to herein as a “Permitted Transferee”.  Any such Permitted Transferee, however, shall be subject to the terms and conditions set forth in Section 13.02 below.  For purposes of this Lease, control shall mean possession of more than 50 percent ownership of the shares of beneficial interest of the entity in question together with the power to control and manage the affairs thereof either directly or by election of directors and/or officers.

In connection with any request by Tenant for any consent to Transfer, Tenant shall provide Landlord with all relevant information requested by Landlord concerning the proposed Transferee’s financial responsibility, credit worthiness and business experience to enable Landlord to make an informed decision.  Tenant shall reimburse Landlord promptly for all reasonable out-of-pocket expenses incurred by Landlord including reasonable attorneys’ fees in connection with the review of Tenant’s request for consent to any Transfer.

Any purported Transfer under this Article 13 without Landlord’s prior written consent or prior notice (as applicable) to the extent such consent or notice is required, shall be void and of no effect.  No acceptance of Rent by Landlord from or recognition in any way of the occupancy of the Premises by a Transferee shall be deemed consent to such Transfer.  Without limiting

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Landlord’s right to withhold its consent to any Transfer by Tenant, and regardless of whether Landlord shall have consented to any such Transfer, neither Tenant nor any other person having an interest in the possession, use, or occupancy of any portion of the Premises shall enter into any lease, sublease, license, concession, assignment, or other transfer or agreement for possession, use, or occupancy of all or any portion of the Premises which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used, or occupied, and any such purported lease, sublease, license, concession, assignment, or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the Premises. Furthermore, Tenant agrees that in the event Landlord determines, in its sole discretion, that there is any risk that all or part of any amount payable under or in connection with any Transfer shall cause any amounts to be received by Landlord to fail to qualify as "rents from real property" within the meaning of Code Sections 512(b)(3) and 856(d) and the Treasury Regulations thereunder, Tenant shall amend or modify the terms of such Transfer.

(b)     In the event Tenant Transfers the Premises or any part thereof for consideration in excess of the obligations of Tenant to Landlord hereunder, other than with respect to a Permitted Transferee, Tenant shall from time to time within fifteen (15) days of receipt pay over to Landlord an amount equal to fifty percent (50%) of the excess, if any, of (1) any consideration, rent, or other amounts received by Tenant from such Transferee, over (2) the sum of the rents and other expenses payable by Tenant to Landlord hereunder, after such excess is applied to reimburse Tenant for the actual and reasonable third-party costs for legal fees, brokerage costs, leasehold improvements, free rent or other out-of-pocket rent concession payments incurred by Tenant in procuring the Transfer, and the amount of any unamortized costs incurred by Tenant for Excess Finish Work pursuant to Exhibit 7.02.  (Tenant’s reimbursement for the costs of the Excess Finish Work shall be in monthly amounts to amortize such costs on a straight-line basis without interest over the term of the Transfer in question).  Within ten (10) days after request by Landlord from time to time, Tenant shall provide Landlord with an itemized statement of all such costs, together with reasonable third party back-up documentation for the same.  Without limiting the generality of the first sentence of this subparagraph, any lump-sum payment or series of payments actually or reasonably allocated to Tenant’s interest in the Premises (including the purchase or use of so-called leasehold improvements), as opposed to other assets of Tenant, on account of any Transfer shall be deemed to be in excess of rent and other charges to the extent such payments, if amortized at a market interest rate over the period to which such charges relate, exceeds rent or other charges allocable to the period to which such payments relate (i.e. if it is a single lump sum payment for an assignment of the entire lease, the period to which they would relate is the entire then-remaining term).  In the event of any dispute regarding the allocation referenced in the immediately preceding sentence, either party may submit such matter to arbitration pursuant to the provisions of the last paragraph of Section 14.07(b) of this Lease.

Section 13.02.    Tenant Remains Bound.  No Transfer of any interest in this Lease, and no execution and delivery of any instrument of assumption pursuant to Section 13.01 hereof, shall in any way affect or reduce any of the obligations of Tenant under this Lease, but this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety).  From and after any such Transfer, the obligations of each such Transferee and of the original Tenant named as such in this Lease to fulfill all of the obligations of Tenant under this Lease shall be joint and several

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(but, with respect to any sublease, solely with respect to the obligations assumed by the subtenant thereunder).  Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Tenant’s permitted encumbrances, assignees, employees, transferees, licensees, grantees of a privilege, sub‑tenants or occupancy, shall constitute a violation thereof by Tenant.  The consent by Landlord to any Transfer shall not relieve Tenant or any Transferee from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or a further Transfer by Tenant or such transferee.

Article 14.

Default

Section 14.01.    Events of Default.  It shall be an “Event of Default” in the event that:

(a)     the Tenant shall default in the due and punctual payment of any installment of Base Rent or Supplemental Rent, or any part hereof of either, when and as the same shall become due and payable and such default shall continue for more than five (5) business days after notice that such payment is due;

(b)     the Tenant shall default in the payment of any Additional Rent, or any part thereof, when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days, with respect to Tenant’s regular monthly payments of Operating Expenses and Taxes, and (20) days otherwise, after notice that such payment is due; or

(c)     the Tenant shall default in the observance or performance of any of the Tenant’s covenants, agreements or obligations under Sections 10.01 and 10.02 of the Lease within the time periods set forth therein or default in the observance or performance of any of the Tenant’s covenants, agreements or obligations under Section 20.06;

(d)     the Tenant shall default in the observance or performance of any of the Tenant’s covenants, agreements or obligations hereunder, other than those referred to in the foregoing clauses (a) - (c), and such default shall not be corrected within thirty (30) days after written notice; provided, however, if Tenant promptly commenced to cure the default and diligently pursued the cure, but such default was not capable of being cured by Tenant within the said thirty (30) day period and Tenant so notified Landlord promptly (but in any event within thirty (30) days after notice of such default was given) together with an estimate of the reasonable time required for such cure, Tenant shall be allowed such longer period as is reasonably required to complete such cure; or

(e)     the Tenant or Guarantor shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, shall file any petition or answer seeking any reorganization, arrangement, composition, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek, or consent, or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or Guarantor of all or any substantial part of their respective properties, or of the Premises, or shall make any general assignment for the benefit of creditors; or

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(f)      a petition is filed against Tenant or Guarantor seeking any reorganization, arrangement, composition, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition is not dismissed within sixty (60) days.

Following any such Event of Default, then, unless and until Landlord accepts a full cure of the default giving rise to the Event of Default, Landlord shall have the right thereafter to re‑enter and take complete possession of the Premises, to declare this Lease terminated by written notice to Tenant and to remove the Tenant’s effects without prejudice to any remedies which might be otherwise used for arrears of Rent or other Event of Default.  If this Lease is terminated by Landlord on account of an Event of Default, then the present value of the Supplemental Rent due for the entire remaining Term of the Lease shall become immediately due and payable within thirty (30) days following the date of Landlord’s written election. Any written notice of termination by Landlord may, at Landlord’s express election, serve as any statutory demand or notice that is a prerequisite to Landlord’s commencement of eviction proceedings against Tenant, and may, at Landlord’s express election, be included in any notice of default (provided, however, that any such notice included in a notice of default shall not be effective unless and until the expiration of applicable notice and cure periods).

The Tenant shall indemnify the Landlord against all loss of Rent and other payments which the Landlord may incur by reason of such termination during the residue of the term.  Without limiting the generality of the foregoing, Landlord may elect by written notice to Tenant following such termination to be indemnified for loss of Rent by a lump sum payment representing (A) the present value of the amount of Base Rent and Additional Rent (other than Supplemental Rent) which would have been paid in accordance with this Lease for the remainder of the term minus the present value of the aggregate fair market rent and Additional Rent (other than Supplemental Rent) for the Premises on an “as‑is” basis during such time period, estimated as of the date of termination, and taking into account reasonable projections of vacancy and time required to re-let the Premises, plus (B) the present value of the Supplemental Rent that would have been paid in accordance with the Lease for the remainder of the Term.  (For purposes of the lump sum calculation, Additional Rent for the last 12 months prior to termination shall be deemed to increase for each year thereafter by the average annual increase during the immediately preceding 5 years in the Consumer Price Index ‑ All Urban Consumers for the Boston Metropolitan area published by the U.S. Department of Labor or a comparable index reasonably selected by Landlord.  The Federal Reserve discount rate, or equivalent, plus 2% shall be used in calculating present values for all Rent.  In the absence of such election, Tenant shall indemnify Landlord for the loss of Rent by a payment at the end of each month which would have been included in the term equal to (A) the difference between the Base Rent and Additional Rent (other than Supplemental Rent) which would have been paid in accordance with this Lease and the Rent actually derived from the Premises by Landlord for such month and (B) the Supplemental Rent.

In addition to the payment(s) due under the prior paragraph, Tenant shall reimburse Landlord for all reasonable expenses arising out of the termination, including without limitation, all costs incurred by Landlord in attempting to re‑let the Premises or parts thereof such as advertising, brokerage commissions, tenant fit-up costs, and legal expenses.  The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord of the expense so incurred.  Landlord shall use reasonable efforts re-let the Premises in the event

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the Lease is terminated pursuant to this Article 14, however, Landlord's obligation shall be subject to the reasonable requirements of Landlord to lease other available space for comparable use prior to reletting the Premises and to lease to high quality tenants in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies.  The provisions of this Section 14.01, and Tenant’s obligations to Landlord hereunder, shall survive the termination of this Lease.

Section 14.02.   Landlord’s Right to Cure.  If an Event of Default occurs or Landlord reasonably determines that an emergency posing imminent threat of injury or damage to persons or property  exists, the Landlord, without being under any obligation to do so and without thereby waiving its rights with regard to any Event of Default, may, after prior written notice to Tenant (prior written notice shall not be required if not practical in the case of an emergency  posing imminent threat of injury or damage to persons or property ) remedy the default giving rise to the Event of Default, or the imminent threat, for the account and at the expense of the Tenant.  If the Landlord makes any reasonable expenditures or incurs any reasonable obligations for the payment of money in connection therewith, including but not limited to reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to the Landlord by the Tenant as Additional Rent and, if not paid within five (5) business days following notice that such amount is past due (provided that no such notice shall be required following the first two such notices in any 12 month period) with interest at the rate of eighteen (18%) percent per annum for the purposes of late payments of Base Rent, Supplemental Rent, or regular monthly payments of Operating Expenses and Taxes, and otherwise at the Prime Rate plus six percent (6%) per annum, (the applicable such rate, the “Default Rate”) calculated as of the date such payments were due.

Section 14.03.    No Waiver.  No failure by either party to insist upon strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon breach thereof, and no acceptance by Landlord of full or partial Rent during the continuance of any breach, shall constitute a waiver of any such breach or of any covenant, agreement, term or condition.  No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by written instrument executed by the other party.  No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 14.04.    Late Payments.  In the event (i) any payment of Rent is not paid within five (5) business days of the due date, or (ii) a check received by Landlord from Tenant shall be dishonored, then because actual damages for a late payment or for a dishonored check are extremely difficult to fix or ascertain, but recognizing that damage and injury result therefrom, Tenant agrees to pay 5% of the amount due in (i) as liquidated damages for each late payment and 2.5% of the amount due in (ii) as liquidated damages for each time a check is dishonored.  Notwithstanding the foregoing, no payment shall be due under the foregoing sentence for the first late payment of Rent in any twelve (12) month period if such Rent payment is made within five (5) business days after written notice from Landlord to Tenant.  Furthermore, if any payment of Rent shall not be paid when due, the same shall bear interest, from the date when the same was due until the date paid, at the Default Rate; provided, however, that no interest shall be due with respect to late payments of Rent on the first occasion in any 12 month period unless Tenant fails to make

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such payment within five (5) business days after Landlord gives Tenant notice of such delinquency. (The grace periods herein provided are strictly related to the liquidated damages for, and interest on, a late payment and shall in no way modify or stay Tenant’s obligation to pay Rent when it is due, nor shall the same preclude Landlord from pursuing its remedies under this Article 14, or as otherwise allowed by law.)

Section 14.05.    Remedies Cumulative.  Each right and remedy of Landlord provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

Section 14.06.    Landlord’s Obligation to Make Payments.  Tenant shall not be entitled to offset against Rent any payments due from Landlord to Tenant except as expressly set forth herein.

Section 14.07.    Landlord Defaults

(a)     Landlord shall in no event be in default in the performance of any of Landlord's obligations under the terms of this Lease unless and until Landlord shall have failed to perform such obligation within thirty (30) days after notice by Tenant to Landlord (“Tenant Default Notice”) specifying the manner in which Landlord has failed to perform any such obligations (provided, however, if Landlord promptly commences to cure the default and diligently pursues the cure, but such default is not capable of being cured by Landlord within the said thirty (30) day period and Landlord so notifies Tenant promptly (but in any event within thirty (30) days after such Tenant Default Notice is given) together with an estimate of the reasonable time required for such cure, Landlord shall be allowed such longer period as is reasonably required to complete such cure).  The provisions of this Section 14.07 shall not apply to Landlord’s obligations to complete the Landlord Work, the sole and exclusive remedies for which are set forth in Section 1.03 of this Lease.

(b)     Tenant’s Self-Help Right.  If Landlord is in default in the performance of any of its obligations hereunder beyond applicable notice and cure periods (exclusive of the performance of the Landlord Work which shall be governed by the terms of Section 2.07 of the Work Letter attached to this Lease), then Tenant shall have the right to remedy such default on Landlord's behalf (provided that Tenant uses reasonable efforts to avoid violating or rendering void any warranties maintained by Landlord) after ten (10) business days prior notice to Landlord, in which event Landlord shall reimburse Tenant within 30 days after invoice for all reasonable costs and expenses incurred by Tenant in connection therewith to the extent in excess of Tenant’s Pro Rata Share of the Operating Expenses that Tenant would have been obligated to pay had Landlord performed such obligations within applicable notice and cure periods, together with interest at the Default Rate, and if not so paid then Tenant shall have the right to recover the same by an abatement of Base Rent, provided that such abatement shall cease at such time as and to the extent that payment of the full amount then due Tenant hereunder is tendered to Tenant.  Notwithstanding the foregoing, if Landlord disputes Tenant’s right to abate Base Rent, or the

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amount of the abatement, such dispute shall be resolved in an arbitration proceeding pursuant to the immediately following paragraph prior to any abatement of disputed amounts by Tenant and if the amount of the abatement is more than 20% of the aggregate amount of Base Rent due in any month, then the amount abated in any one month shall not exceed 20% of the Base Rent and the excess amount of the abatement shall be carried forward with interest at the Default Rate.  Tenant’s self-help rights under this paragraph shall be exercised by Tenant only (i) with respect to conditions actually existing within the Premises or, in the event of an emergency, in common areas of the Building, and (ii) with respect to conditions that materially affect Tenant's ability to use and enjoy the Premises and to conduct Tenant’s operations therein.  Tenant is not precluded from entering into other tenant spaces, if applicable, in the exercise of the foregoing self-help rights to the extent reasonably necessary to access common areas of the Building; provided, however, that (x) any such entry by Tenant's shall be at its own risk and expense and (y) Tenant obtains, in advance, an agreement from the other tenant allowing such entry.  The provisions of this paragraph may not be exercised by any subtenants of Tenant.

Any arbitration decision under this paragraph shall be enforceable in accordance with applicable law in any court of proper jurisdiction.  Within fifteen (15) days after Landlord requests arbitration by notice to Tenant, the parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant.  Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator.  The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern).  The cost of the arbitration (exclusive of each party's witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties.  The decision of the arbitrator(s) shall be final and binding on the parties.  The parties shall comply with any orders of the arbitrator(s) establishing deadlines for any such proceeding.

Article 15.

Surrender

Section 15.01.   Obligation to Surrender.  Tenant shall, upon any expiration or earlier termination of the term of this Lease, remove all of Tenant’s Property from the Premises unless otherwise approved by Landlord in writing.  Tenant shall peaceably vacate and surrender to the Landlord the Premises and deliver all keys, locks thereto, and subject to Section 8.01 all alterations and additions made to or upon the Premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and, to the extent Landlord is required to restore the same, damage by fire or other casualty or taking or condemnation by public authority excepted.  In the event of the Tenant’s failure to remove any of Tenant’s Property from the Premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant’s expense, or to retain same under Landlord’s control or to sell at public or private sale, after thirty (30) days’ notice to Tenant at its address last known to Landlord, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

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Section 15.02.    Holdover Remedies.  If Tenant (or anyone claiming by, through, or under Tenant) shall remain in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease with respect thereto without any agreement in writing executed with Landlord, Tenant shall be deemed a tenant at sufferance.  After the expiration or earlier termination of the term of this Lease, Tenant shall pay Base Rent at the higher of (x) 150% of the Base Rent in effect immediately preceding such expiration or termination or, (y) 150% of the then-market rate for the Premises, and, in either case, with all Additional Rent payable and covenants of Tenant in force as otherwise herein provided, and, commencing on the date that is 45 days after the expiration or earlier termination of this Lease, Tenant shall be liable to Landlord for all damages arising from such failure to surrender and vacate the Premises, including damages arising from the loss of a replacement lease transaction.  Notwithstanding the forgoing to the contrary, clause (y) of this paragraph, above, shall not apply in the event that the Lease terminates prior to its scheduled expiration on account of the exercise of termination rights by either party pursuant to Article 11 or Tenant pursuant to Section 7.06.

Section 15.03.    Decommissioning.  Prior to the expiration of this Lease (or within 30 days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), process piping, process supply lines, process waste lines and process plumbing in the Premises, and all exhaust or other ductwork in the Premises, in each case which has carried or released or been exposed to any Hazardous Materials (other than ordinary and customary office supplies and cleaning fluids) from the operations of Tenant or any person claiming by or through Tenant, and shall otherwise clean the Premises so that:

(a)     the Hazardous Materials from Tenant (or any person claiming by or through Tenant) operations, to the extent, if any, existing prior to such decommissioning, have been removed as necessary so that the interior surfaces (including floors, walls, ceilings, and counters),  process piping, process supply lines, process waste lines and process plumbing, and all such exhaust or other ductwork, may be reused by a subsequent tenant or disposed of in compliance with applicable Environmental Laws without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without incurring regulatory compliance requirements or giving notice in connection with Hazardous Materials; and

(b)     the Premises may be reoccupied for office, laboratory or research and development use, demolished or renovated without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without incurring regulatory requirements or giving notice in connection with Hazardous Materials.

Further, for purposes of clauses (a) and (b): (i) materials previously or hereafter generated from operations shall not be deemed part of the Premises, and (ii) “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-Hazardous Materials.  Prior to the expiration of this Lease (or within 30 days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer that is designated by Tenant and

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acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall confirm that Tenant has complied with the requirements of this Section 15.03.  The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results.

Tenant may, by written request made no earlier than six months prior to the then-scheduled expiration of the term of this Lease, request that Landlord approve the scope of Tenant’s decommissioning activities under this Section 15.03 in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 15.04.    Failure to Decommission.  If Tenant fails to perform its obligations under Section 15.03 within ten (10) days after the expiration of the term of this Lease, without limiting any other right or remedy, Landlord may, on five (5) business days prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall promptly reimburse Landlord upon demand for all out-of-pocket costs and expenses incurred by Landlord in connection with such work.  In addition, any such reimbursement shall include a ten percent (10%) administrative fee (but in no event less than $1,000) to cover Landlord’s overhead in undertaking such work and, if the expiration of the term has occurred on account of a Tenant default or if the Landlord has, prior to the regularly scheduled expiration of the term, previously approved the scope of Tenant’s decommissioning activities under Section 15.03 in writing, then Tenant shall be deemed to be in occupancy of the Premises as a holdover occupant subject to Section 15.02 until the obligations are fully performed.  The reimbursement and administrative fee shall be Additional Rent.  Tenant’s obligations under this Article 15 of this Lease shall survive the termination of this Lease.

Article 16.

Quiet Enjoyment

Section 16.01.    Covenant of Quiet Enjoyment.  Tenant, subject to any ground leases, deeds of trust and mortgages to which this Lease is from time to time subordinate in accordance with Article 10, upon paying the Rent and performing and complying with all covenants, agreements, terms and conditions of this Lease on its part to be performed or complied with, shall not be prevented by the Landlord, or anyone claiming by, through or under Landlord, from lawfully and quietly holding, occupying and enjoying the Premises during the term of this Lease, except as specifically provided for by the terms hereof.  This covenant is in lieu of any other so-called quiet enjoyment covenant, either express or implied.

Article 17.

Acceptance of Surrender

Section 17.01.    Acceptance of Surrender.  No surrender to Landlord of this Lease or of the Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless required by the provisions of this Lease or unless agreed to and accepted in writing by Landlord.  No act on the part of any representative or agent of Landlord, and no act on the part of Landlord other than such a written agreement and acceptance by Landlord, shall constitute or be deemed an acceptance of any such surrender.

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Article 18.

Notices

Section 18.01.     Means of Giving Notice. All notices, demands, requests and other instruments which may or are required to be given by either party to the other under this Lease shall be in writing.  All notices, demands, requests and other instruments from Landlord to Tenant shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid, or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, addressed to:

852 Winter Street

Waltham, Massachusetts 02451

Attn: David Gaffin, Chief Legal Officer;

with a copy to:

Langer & McLaughlin, LLP

535 Boylston Street, Ste3

Boston, Massachusetts 02116

Attn: Doug McLaughlin, Esq.;

or at such other address or addresses as the Tenant from time to time may have designated by written notice to Landlord.

All notices, demands, requests and other instruments from Tenant to Landlord shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, addressed to:

c/o  Davis Marcus Partners, Inc.

260 Franklin Street, 6th Floor

Boston, Massachusetts 02110

Attn: Paul R. Marcus;

with copies to:

The Davis Companies

125 High Street

Boston, Massachusetts 02110

Attn: Jonathan G. Davis;

and

PRISA II LHC LLC

c/o PGIM Real Estate

7 Giralda Farms

Madison, New Jersey 07940

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Attn: 900 Winter Street Asset Manager;

and

Richard D. Rudman, Esq.

DLA Piper LLP (US)

33 Arch Street

Boston, Massachusetts 02110;

and

Minta Kay, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

or at such other address or addresses as the Landlord from time to time may have designated by written notice to Tenant.

Any notice shall be deemed to be effective upon receipt by, or attempted delivery to, the intended recipient.  Any notice under this Lease may be given by counsel to the party giving such notice.

Article 19.

Separability of Provisions

Section 19.01.    Severability.  If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or contrary to applicable law or unenforceable, the remainder of this Lease, and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or contrary to applicable law or unenforceable, as the case may be, shall not be affected thereby, and each term and provision of this Lease shall be legally valid and enforced to the fullest extent permitted by law.

Article 20.

Miscellaneous

Section 20.01.     Amendments.  This Lease may not be modified or amended except by written agreement duly executed by the parties hereto.

Section 20.02.     Governing Law.  This Lease shall be governed by and construed and enforced in accordance with the laws of the state in which the Property is located.

Section 20.03.    Counterparts.  This Lease may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument.

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Section 20.04.    Successors and Assigns.  The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, and Tenant’s permitted successors and assigns, and no extension, modification or change in the terms of this Lease effected with any successor, assignee or transferee shall cancel or affect the obligations of the original Tenant hereunder unless agreed to in writing by Landlord.  The term “Landlord” as used herein and throughout the Lease shall mean only the owner or owners at the time in question of Landlord’s interest in this Lease.  Upon any transfer of such interest, from and after the date of such transfer, Landlord herein named (and in case of any subsequent transfers the then transferor), shall be relieved of all liability for the performance of any obligations on the part of the Landlord contained in this Lease except for defaults by Landlord prior to such transfer or monies owed by Landlord to Tenant and which were not assigned to and repayment or performance thereof assumed by such transferee, provided that if any monies are in the hands of Landlord or the then transferor at the time of such transfer, and in which Tenant has an interest, shall be delivered to the transferee, then Tenant shall look only to such transferee for the return thereof.

Section 20.05.    Merger Clause.  This instrument (including the exhibits) contains the entire and only agreement between the parties regarding the lease of the Premises, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.

Section 20.06.    Notice of Lease.  Upon the mutual execution and delivery of this Lease, and thereafter, at the request of either Landlord or Tenant in connection with any amendment, the parties shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease under Massachusetts law.  All recording costs for such notice shall be borne by Tenant.  At the expiration or earlier termination of this Lease, Tenant shall provide Landlord with an executed termination of the Notice of Lease in recordable form, which obligation shall survive such expiration or earlier termination.

Section 20.07.    No Lease.  The submission of this Lease for review or comment shall not constitute an agreement between Landlord and Tenant until both have signed and delivered copies thereof.

Section 20.08.    Reimbursements.  Whenever Tenant is required to obtain Landlord’s approval hereunder, Tenant agrees to reimburse Landlord all reasonable out‑of‑pocket expenses incurred by Landlord, including reasonable attorney fees in order to review documentation or otherwise determine whether to give its consent.

Section 20.09.    Financial Statements.  If, at any time, Tenant or Guarantor ceases to be a publicly traded company subject to the reporting requirements of the SEC, then Tenant, within 30 days following the end of each fiscal quarter occurring during the term shall furnish to Landlord accurate, up-to-date financial statements of Tenant and Guarantor, as applicable, showing Tenant’s and Guarantor’s financial condition for the immediately preceding fiscal quarter and, with respect to the fourth fiscal quarter, the fiscal year, such annual statement to be audited if available, together with a certification from Guarantor’s and Tenant’s chief financial officers as to whether Guarantor and Tenant, collectively, then comply with the Financial Test.  Tenant shall also use commercially reasonable efforts to provide the foregoing annual financial statements for any Transferee of more

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than 33% of the Premises that is not a publicly traded company subject to the reporting requirements of the SEC.  If any such financial statements are not publicly available, Landlord shall treat the financial statements confidentially, but shall be permitted to provide them to prospective and current lenders and prospective purchasers.

Section 20.10.    Parking.  Landlord agrees that, during the term of this Lease, Tenant shall have the right (at no additional charge, other than to the extent provided as Operating Expenses) to use 726 parking spaces on an unreserved basis (except as expressly set forth below) as may be reasonably necessary to accommodate officers, employees, guests, invitees and clients, in connection with the operation of its business following the Commencement Date. Included within the foregoing spaces are 73 parking spaces located in the parking garage on the lower level of the Building (the “Executive Parking Spaces”), with direct access to the Building lobby serving the Premises and 144 surface parking spaces (the “Surface Spaces”) in the areas shown on Exhibit 20.10 attached.  The Executive Parking Spaces and Surface Spaces shall be exclusive to Tenant. The balance of Tenant’s parking spaces shall be located in the parking garage to be constructed substantially in the location shown on Exhibit 20.10.  At Landlord’s election, at no cost to Tenant, Landlord may designate parking spaces in the parking garage for exclusive use by Tenant (in addition to the Executive Parking Spaces and Surface Spaces) and other tenants within the Condominium (subject to reasonable approval by Tenant with respect to the location of Tenant’s designated spaces), and Landlord may install signage or implement a pass or sticker system to control parking use, and may employ valet parking to meet the requirements of this Section.

Section 20.11.    Future Development.

(a)  Landlord reserves all rights as may be necessary or desirable to construct additional structured parking and buildings at the property that is subject to the Condominium.  In connection with any such additional development, exterior common areas and facilities at the Property may be eliminated, altered, or relocated and may also be utilized to serve the new improvements.  The rights set forth above shall include rights to use portions of the Property (other than the Premises) for the purpose of temporary construction staging and related activities and to implement valet parking (with no material interruption to the operation of Tenant’s parking rights under this Lease) for reserved and unreserved parking spaces for the purpose of facilitating construction during such activities.  Landlord agrees that, so long as no Event of Default is continuing under this Lease, it shall not construct any additional improvements pursuant to this Section 20.11 in the locations shown on Exhibit 20.11 as “No Build Area”.

(b)        Landlord and its representatives, contractors, agents, employees and licensees shall have the right during any construction period to enter the Property (other than the Premises except to the extent reasonably required for the development of a pedestrian bridge from the Premises to the parking garage under the Special Permit (the “Pedestrian Bridge”), and then in a manner consistent with construction in an occupied first class office and laboratory building (taking all reasonable efforts to avoid interfering with Tenant’s use and occupancy of the Premises)) to undertake such work, including for the purposes to construct a pedestrian bridge to the parking structure; to shore up the foundations and/or walls of the Premises and other improvements at the Property; to erect scaffolding and protective barricades around the Premises or in other locations within or adjacent to the other improvements at the Property; and to do any other act necessary for the safety of the Premises or other improvements at the Property or the expeditious completion of

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such construction.  Landlord shall use reasonable efforts not to interfere with the conduct of Tenant’s business and to minimize the extent and duration of any inconvenience, annoyance or disturbance to Tenant resulting from any work pursuant to this Section in or about the Premises or Property, consistent with accepted construction practice, and so long as Landlord uses such reasonable efforts Landlord shall not be liable to Tenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this Section. The Pedestrian Bridge shall not be included in the Premises or the Building for purposes of determining rentable square footage and Tenant’s Share, and, at Tenant’s election, will be closed off from direct access to the Premises by Landlord so long as it is permitted pursuant to applicable laws, codes, and ordinances.

(c)        In connection with the foregoing or as Landlord may otherwise reasonably determine is necessary to accommodate the financing or operation of the Building or any future development pursuant to this Section 20.11, Landlord may create a subsidiary condominium or subject the Property to a ground lease.  In the event the Building is submitted to a subsidiary condominium regime, the Property shall be deemed to be the condominium unit in which the Premises is located and all common areas and facilities serving solely such unit of the condominium, and, at the request of either Landlord or Tenant, Exhibit 1.01-2 shall be amended accordingly.  This Lease shall be subject and subordinate to any such ground lease or condominium (and covenants and easements granted in connection therewith) so long as the same are not inconsistent in any material respect with Tenant’s rights under this Lease.  Tenant agrees to enter into any instruments reasonably requested by Landlord in connection with the foregoing so long as the same do not decrease the rights or increase the obligations of Tenant under this Lease, including a subordination of this Lease to a ground lease or documents creating a subsidiary condominium at the Property.  Tenant agrees not to take any action to oppose any application by Landlord for any permits, consents or approvals from any governmental authorities for any redevelopment or additional development of all or any part of the Property, and will use all commercially reasonable efforts to prevent any of Tenant’s subtenants or assigns (collectively, “Tenant Responsible Parties”) from doing so.  For purposes hereof, action to oppose any such application shall include, without limitation, communications with any governmental authorities requesting that any such application be limited or altered.  Also for purposes hereof, commercially reasonable efforts shall include, without limitation, commercially reasonable efforts, upon receiving notice of any such action to oppose any application on the part of any Tenant Responsible Parties, to obtain injunctive relief, and, in the case of a subtenant, exercising remedies against the subtenant under its sublease.  Landlord will reimburse Tenant for all reasonable third party attorneys’ fees that Tenant incurs to review any such documents and agreements.

Section 20.12.    Signage.  So long as the Premises consist of at least 110,000 rentable square feet and continues to include the eastern entrance and lobby to the Building, and subject to applicable laws, codes and ordinances, Tenant, at Tenant’s cost, may install and maintain (a) an exterior sign identifying Tenant on the east façade of the Building within the location shown on Exhibit 20.12, attached, or another location mutually agreeable to the parties, (b) a sign identifying Tenant on a new stone monument located off of Winter Street near the driveway entrance to the Reservoir Woods West Campus approximately as shown on Exhibit 20.12, attached, (c) a sign identifying Tenant on a monument sign located off of South Drive at the entrance to the Building approximately as shown on Exhibit 20.12, attached, (d) a sign identifying Tenant on a monument sign located near the west entrance to the Building as shown on Exhibit 20.12, attached, and (e) a

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sign identifying Tenant on a monument sign located near the east entrance to the Building as shown on Exhibit 20.12, attached.  Any signage installed by Tenant pursuant to this paragraph shall be the responsibility of Tenant, and the design of such signage shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed.  All signage described in this Section 20.12 shall be consistent in quality with similar signage in first class office, laboratory, research and development buildings. Landlord shall cooperate with Tenant, at Tenant’s cost, as is reasonably required for Tenant to obtain the approvals necessary for all such signage. Tenant shall have the right to install and maintain signage within the Building in its sole discretion (subject only to the provisions of Article 8), provided that such signage complies with applicable laws, codes and ordinances and, to the extent visible from the exterior of the Building, is consistent with interior signage found in first class office and laboratory parks in the Greater Boston area. At the expiration or earlier termination of the term, Tenant shall remove all of its signage and restore any damage caused by such removal. So long as Tenant leases at least 80% of the rentable area of the Building, Tenant’s signage rights in this Section shall be the exclusive exterior signage rights on the Building (other than signage required by applicable laws, codes or ordinances, for ordinary and customary Building signage identifying Landlord or its property manager, or as otherwise provided in the Landlord Work, and nothing in this sentence shall prohibit one (1) exterior monument sign identifying  other tenants in the Building leasing at least 35,000 rentable square feet each, if any, from time to time).

Section 20.13.    Brokers.  Landlord and Tenant each represent and warrant that they have not directly or indirectly dealt with any broker with respect to the leasing of the Premises other than CB Richard Ellis and Jones Lang LaSalle New England LLC (“Brokers”).  Each party agrees to exonerate and save harmless and indemnify the other against any loss, cost, claim or expense (including reasonable attorney’s fees) resulting from its breach of the forgoing representation and warranty.  Brokers are to be paid by Landlord pursuant to the terms of a separate agreement.

Section 20.14.    Force Majeure.  In the event Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act (excluding monetary obligations) required under this Lease to be performed by such party by reason of Acts of God, unusually severe weather, fire, flood, or other casualty, shortage of labor, materials or equipment, governmental action or inaction, strikes, lockouts, labor difficulty, failure of power, restricted governmental law or regulations, riots, civil commotion, insurrection, war or other reason of a like nature not the fault of such party, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 20.14 shall apply to all obligations of each party regardless of whether any such obligation makes express reference to this Section 20.14, provided, however, that nothing in this Section 20.14 shall excuse Landlord’s or Tenant’s failure to make payments under this Lease when due.

Section 20.15.    Limitations on Liability.  None of the provisions of this Lease shall cause Landlord to be liable to Tenant, or anyone claiming through or on behalf of Tenant, for any special, indirect or consequential damages, including, without limitation, lost profits or revenues.  None of the provisions of this Lease shall cause Tenant to be liable to Landlord, or anyone claiming through or on behalf of Landlord, for any special, indirect or consequential damages, including, without limitation, lost profits or revenues, except for a breach of Section 5.02(b)-(c) of this Lease or as otherwise provided in Section 15.02 of this Lease, and provided that no remedy expressly set forth

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in this Lease shall be deemed special, indirect or consequential.  In no event shall any individual partner, officer, shareholder, trustee, beneficiary, director, agent or similar party be liable for the performance of or by Landlord or Tenant under this Lease or any amendment, modification or agreement with respect to this Lease.  Tenant agrees to look solely to Landlord’s interest in the Property in connection with the enforcement of Landlord’s obligations in this Lease.

Section 20.16.    Certain Definitions.  The expression “the original term” means the period of years referred to in Article 2.  Prior to the exercise by Tenant of any election to extend the original term, the expression “the term of this Lease” or any equivalent expression shall mean the original term; after the exercise by Tenant of the aforesaid election or other extension of the term, the expression “the term of this Lease” or any equivalent expression shall mean the original term as extended.  The expression “attorneys fees” includes reasonable fees of in-house and external counsel.

Section 20.17.    Prevailing Parties.  Landlord shall pay all reasonable attorney’s fees incurred by Tenant in connection with any legal action concerning an alleged breach of this Lease to the extent that Tenant is the prevailing party.  Tenant shall pay all reasonable attorney’s fees incurred by Landlord in connection with any legal action concerning an alleged breach of this Lease to the extent that Landlord is the prevailing party.

Section 20.18.    Waiver of Trial by Jury.  LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION TO WHICH THEY ARE PARTIES, and further agree that any action arising out of this Lease (except an action for possession by Landlord, which may be brought in whatever manner or place provided by law) shall be brought in the Trial Court, Superior Court Department, in the county where the Premises are located.  Tenant expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such court, hereby waiving personal service of the summons and complaint, or other process or papers issued therein and agreeing that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to Tenant at the address of Tenant set forth in Section 18.01 hereof.

Section 20.19.    Landlord’s Reserved Rights.  Landlord reserves the right from time to time, without unreasonable (except in emergency) interruption of Tenant’s use and access to the Premises:  (i) to reconstruct the Building following any casualty (nothing in this Section 20.19 being deemed to limit Landlord’s obligation with respect to such reconstruction), and to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building, or elsewhere in the Property, provided that (a) no such installations, replacements or relocations in the Premises shall be placed, to the extent reasonably practicable, below dropped ceilings, to the inside of interior walls, or above floors and (b) all such work necessitating entry into the Premises shall be subject to the provisions of Section 7.03; (ii) to grant easements and other rights (such as licenses) with respect to the Property subject to the terms of Section 1.01, and (iii) to alter (but, so long as the Premises consists of the entire rentable area of the Building, not relocate or eliminate) common areas (if any) and facilities in the Building, or on or serving the Property, including with limitation the alteration of  (but not the relocation or elimination of) the Amenities, from time to time so long as is there is no material adverse effect on access to, or use and occupancy of, the Premises and all such additions, reconstruction and

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eliminations, as applicable, are consistent with a first class office building in the suburban Boston area; furthermore, so long as the Premises consists of the entire rentable area of the Building, Landlord shall not alter any common areas located within the Premises (if any) without Tenant’s prior written consent, which may be granted or withheld in Tenant’s sole discretion (other than with respect to any alterations required pursuant to applicable laws, codes, and ordinances or where necessary for Landlord to meet its obligations under this Lease).  Landlord shall use reasonable efforts not to interfere with the conduct of Tenant’s business and to minimize the extent and duration of any inconvenience, annoyance or disturbance to Tenant resulting from any work pursuant to this paragraph in or about the Premises or Building, consistent with accepted construction practice, and so long as Landlord uses such reasonable efforts Landlord shall not be liable to Tenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this paragraph.

Section 20.20. Tenant as non-Specially Designated National or Blocked Person.  Tenant hereby warrants, represents and certifies Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.  Tenant agrees that any breach of the foregoing shall at Landlord’s election be a default under this Lease for which there shall be no cure, and Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing warranty, representation, and certification.  Tenant acknowledges and agrees that as a condition to the requirement or effectiveness of any consent to any Transfer by Landlord pursuant to Section 13.01, Tenant shall cause each Transferee (including any Permitted Transferee), for the benefit of Landlord, to reaffirm, on behalf of such Transferee, the representations of, and to otherwise comply with the obligations set forth in, this Section 20.20, and it shall be reasonable for Landlord to refuse to consent to a Transfer in the absence of such reaffirmation and compliance. Tenant agrees that breach of the representations and warranties set forth in this Section 20.20 shall at Landlord’s election be a default under this Lease for which there shall be no cure.  This Section 20.20 shall survive the termination or earlier expiration of the Lease.

Section 20.21.    Authority.  Tenant warrants and represents that (a) Tenant is duly organized, validly existing and in good standing under the laws of Pennsylvania; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance in all material respects with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this Lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, (iv) will not result in the imposition of any lien or charge on any of Tenant’s Property, except by the provisions of this Lease; and (v) the Lease is a valid and binding obligation of Tenant in accordance with its terms.  Tenant agrees that breach of the foregoing warranty and representation shall at Landlord’s election be a default under this

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Lease for which there shall be no cure.  This Section 20.21 shall survive the termination or earlier expiration of the Lease.

Section 20.22.     Environmental Representation.  Landlord represents and warrants that, on the Delivery Date, other than as specified in the design of the Finish Work as shown in the Construction Documents (each as defined in the Work Letter), the Building shall not contain any Hazardous Materials other than materials customarily used in the construction or operation of comparable suburban office buildings.

Section 20.23.    Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

Section 20.24.    ERISA.    It is understood that from time to time during the Term, Landlord may be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and as a result may be prohibited by law from engaging in certain transactions. Tenant represents and warrants to the best of its knowledge after due inquiry that at the time this Lease is entered into and at any time thereafter when its terms are amended or modified, neither Tenant nor its affiliates (within the meaning of Part VI(c) of Department of Labor Prohibited Transaction Class Exemption 84-14 (“PTE 84-14”), as amended) has the authority to appoint or terminate The Prudential Insurance Company of America (“Prudential”) as an investment manager to any assets of employee benefit plan invested in the Prudential separate account PRISA II, nor the authority to negotiate the terms of any management agreement between Prudential and any such employee pension benefit plan for its investment in the separate account PRISA II. Further, Tenant is not “related” to Prudential within the meaning of Part VI(h) of PTE 84-14. Further, Tenant is not “related” to Prudential within the meaning of Part VI(h) of PTE 84-14. As of the Effective Date of this Lease and until the Expiration Date, and for any renewal periods thereafter, (a) Tenant is not and will not be an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA or a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) none of the assets of Tenant constitute or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

Section 20.25.    Outdoor Recreation and Events Area. Tenant shall have the appurtenant right to use the landscaped portion of the common area designated as “No Build Area” on Exhibit 20.11. Further, Tenant shall have the priority right to exclusively reserve for use such area with reasonable prior notice, for reasonable periods from time to time for Tenant’s scheduled events, meetings, and other similar activities by Tenant consistent with those typically occurring in common outdoor space in a first class office park.  Landlord shall also have the right to reserve said area with reasonable prior notice, for reasonable periods, from time to time, no more than one time per month, all subject to reasonable approval from Tenant, for events, meetings, or similar activities consistent with those typically occurring in common outdoor space in a first class office park. Nothing in this Section 20.25 shall permit Tenant or Landlord to construct any Tenant Work in the No Build Area or store or locate any of Tenant’s personal property in such area, other than with Landlord’s prior consent (which shall not be unreasonably withheld for installations like chairs, tables, presentation materials, tent pole footings and the like necessary for holding events in the area), and Tenant shall be responsible for leaving the No Build Area substantially in the condition that existed prior to Tenant’s use.   Any use of such area by Tenant shall be subject to

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the rules and regulations established pursuant to Section 5.06 and Landlord’s reserved right to access and use such areas as reasonably required to accommodate Landlord’s repair and maintenance obligations. Tenant shall not interfere with the use of drives located within the No Build Area. Tenant is solely responsible for obtaining any governmental permits and approvals required for Tenant’s use of the No Build Area under this Section 20.25. Landlord agrees that it shall cooperate with Tenant’s efforts to obtain the approval of governmental authorities necessary for the use of the No Build Area, provided that Landlord shall not be required to expend any money or incur any liability in connection therewith.  Tenant shall indemnify, defend and hold harmless Landlord against and from any and all claims, liabilities, orders, decrees, actions, fines, penalties, damages, costs and expenses (including reasonable counsel fees) resulting from Tenant’s use of the No Build Area.

Article 21.

Rooftop License

Section 21.01.    Rooftop License.  Landlord grants Tenants the appurtenant, exclusive (so long as Tenant leases the entire rentable area of the Building), and irrevocable (except upon the expiration or earlier termination of this Lease) license at no additional charge, but otherwise subject to the terms and conditions of this Lease, to use the roof of the Building (the “Rooftop Installation Areas”) to operate, maintain, repair and replace reasonable amounts of heating, ventilation and air-conditioning equipment and telecommunications transmission and receiving equipment for Tenant’s own use, such as satellite dishes, microwave dishes, antennae, and the like, in each case appurtenant to the Permitted Uses installed as part of Finish Work or otherwise as permitted pursuant to Article 8 (“Rooftop Equipment”). Once installed, mechanical equipment necessary to utilize the Premises for office or laboratory purposes shall not be removed by Tenant unless it is replaced by equipment of similar utility. In the event that Tenant ever ceases to lease the entire rentable area of the Building, the location and layout of the Rooftop Installation Areas shall not exceed in area the Tenant’s Pro Rata Share of rooftop areas made available to all tenants in the Building for similar purposes. Landlord reserves the right to use and access portions of the roof for the installation, operation, repair, replacement, and maintenance of rooftop equipment installed in connection with the Base Building Work and future rooftop equipment serving the Building. Tenant shall provide Landlord with 24-hour, 7-day a week access to the rooftop for the purposes of the immediately preceding sentence.   For purposes of clarity, the Rooftop Installation Areas are not part of the Premises (e.g., are located outside of the mechanical penthouse that is included within the Premises as indicated on Exhibit 1.01).

Section 21.02.    Installation and Maintenance of Rooftop Equipment.  Tenant shall install Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, including without limitation Article 8.  Tenant shall not install or operate Rooftop Equipment until it receives prior written approval of the plans for such work in accordance with Article 8.  Landlord may withhold approval if the installation or operation of Rooftop Equipment reasonably would be expected to damage the structural integrity of the Building.  Tenant shall cooperate with Landlord as reasonably required to accommodate any re-roofing of the Building during the Lease term and Tenant shall be responsible for any costs associated with moving or temporarily relocation Tenant’s Roof Equipment to the extent such Rooftop Equipment is not attached to the roof with

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permanent flashing or equivalent measures consistent with the permanent installation of such Rooftop Equipment (as opposed to surface mounting or use of ballasts).

Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Rooftop Equipment, whether under this Article 21 or otherwise, and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof.  Tenant shall obtain a letter from Landlord’s roofer following completion of such work stating that the roof warranty remains in effect.  Tenant, at its sole cost and expense, shall cause a qualified contractor to inspect the Rooftop Installation Areas periodically (and at least two times per year) and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of Rooftop Equipment.  Tenant shall pay Landlord following a written request therefor, with the next payment of Rent, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Rooftop Installation Areas and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Rooftop Equipment.

Section 21.03.    Indemnification. Tenant agrees that the installation, operation and removal of Rooftop Equipment shall be at its sole risk.  Tenant shall indemnify and defend Landlord and the other Indemnitees against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligence or willful misconduct of Landlord or its employees, agents, or contractors) arising out of the installation, use, operation, or removal of Rooftop Equipment by Tenant or its employees, agents, or contractors, including any liability arising out of Tenant’s violation of this Article 21.   Subject to the provisions of Section 21.05, Landlord assumes no responsibility for interference in the operation of Rooftop Equipment caused by other tenants’ equipment, if any, or for interference in the operation of other tenants’ equipment caused by Rooftop Equipment; provided, however, that Landlord shall use commercially reasonable efforts to enforce the rights of Tenant under this Lease to the extent the same are superior to that of any other tenants of the Property and shall comply with the provisions of Section 21.05, below.  The provisions of this Section 21.03 shall survive the expiration or earlier termination of this Lease.

Section 21.04.    Removal of Rooftop Equipment.  Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall (i) remove Rooftop Equipment from the Rooftop Installation Areas (other than mechanical equipment necessary to utilize the Premises for office or laboratory purposes) in accordance with the provisions of this Lease and (ii) leave the Rooftop Installation Areas in good order and repair, reasonable wear and tear and (except to the extent the responsibility of Tenant to repair pursuant to this Lease) casualty excepted.  If Tenant does not remove Rooftop Equipment when so required, Landlord may remove and dispose of it and charge Tenant for all costs and expenses incurred.

Section 21.05.    Interference by Rooftop Equipment.  If Tenant leases less than all of the rentable area of the Building, Landlord may grant future roof rights to other parties, and Landlord shall be contractually obligated to cause such other parties to eliminate and avoid interference with Rooftop Equipment to the same or greater extent as Tenant is so obligated.  If Rooftop Equipment (i) causes physical damage to the structural integrity of the Building, (ii) materially interferes with any telecommunications, mechanical or other systems located at or servicing the Building and

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installed prior to the date of the applicable Rooftop Equipment, or (iii) interferes with any other service provided to other tenants or occupants at the Building by rooftop installations installed prior to the installation of the applicable Rooftop Equipment, in each case in excess of that permissible under F.C.C. or other regulations (to the extent that such regulations apply and do not require such tenants or those providing such services to correct such interference or damage), Tenant shall within five (5) business days of notice of a claim of interference or damage cooperate with Landlord or any other tenant or third party making such claim to determine the source of the damage or interference and effect a prompt solution at Tenant’s expense (if Rooftop Equipment caused such interference or damage).  In the event Tenant disputes Landlord’s allegation that Rooftop Equipment is causing a problem with the Building (including, but not limited to, the electrical, HVAC, and mechanical systems of the Building) and/or any other Building tenant’s or occupant’s equipment in the Building, in writing delivered within five (5) business days of receiving Landlord’s notice claiming such interference, then Landlord and Tenant shall meet to discuss a solution, and if within seven (7) days of their initial meeting Landlord and Tenant are unable to resolve the dispute, then the matter shall be submitted to arbitration in accordance with the provisions set forth below.

The parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant.  Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator.  The arbitration shall be conducted in accordance with the commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern).  The cost of the arbitration (exclusive of each party's witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties.  Within ten (10) days of appointment, the arbitrator shall determine whether or not Rooftop Equipment is causing a problem with the Building and/or any other Building tenants’ equipment in the Building, and the appropriate resolution, if any.  The arbitrator’s decision shall be final and binding on the parties.  If Tenant shall fail to cooperate with Landlord in resolving any such interference or if Tenant shall fail to implement the arbitrator’s decision within ten (10) days after it is issued, Landlord may at any time thereafter (i) declare an Event of Default and/or (ii) relocate the item(s) of Rooftop Equipment in dispute in a manner consistent with the arbitral decision.

Section 21.06.   Relocation of Rooftop Equipment.  Based on Landlord’s good faith determination that such a relocation is necessary, Landlord reserves the right to cause Tenant to relocate Rooftop Equipment located on the roof to comparably functional space on the roof by giving Tenant prior notice of such intention to relocate.  If within thirty (30) days after receipt of such notice Tenant has not agreed with Landlord on the space to which Rooftop Equipment is to be relocated, the functional utility of such location, the timing of such relocation, and the terms of such relocation, then either party may submit such dispute to arbitration pursuant to Section 21.05, above (except that the arbitrators determination shall be of the space to which Rooftop Equipment is to be relocated, the timing of such relocation, and the terms of such relocation).  Landlord agrees to pay the reasonable cost of moving Rooftop Equipment to such other space, taking such other steps necessary to ensure comparable functionality of Rooftop Equipment, and finishing such space to a condition comparable to the then condition of the current location of Rooftop Equipment.  Such payment by Landlord shall not constitute an Operating Expense under this Lease.  Tenant shall arrange for the relocation of Rooftop Equipment within sixty (60) days after

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a comparable space is agreed upon or determined by arbitration, as the case may be.  In the event Tenant fails to arrange for said relocation within the sixty (60) day period, Landlord shall have the right to arrange for the relocation of Rooftop Equipment at Landlord’s expense, all of which shall be performed in a manner designed to minimize interference with Tenant’s business.  The provisions of this Section shall be applicable only if Tenant shall ever occupy less that the entire rentable area of the Building.

Article 22.

Extension Options

Section 22.01.    Option to Extend.  Provided that (i) Tenant is not in default hereunder, after any applicable notice and cure periods have expired, at the time Tenant gives its Extension Notice or at the time the Option Term would commence, or (ii) no sublets of more than 50% of the Premises are then in effect that required Landlord's consent under Article 13, Tenant shall have the right, at its election, to extend the original term of this Lease for one (1) additional period of ten (10) years (the “Option Term”) commencing upon the expiration of the original term, provided that Tenant shall give Landlord an irrevocable (except as expressly set forth in Section 22.04) written notice (an “Extension Notice”) in the manner provided in Section 18.01 of the exercise of its election to so extend at least eighteen (18) months, and no more than twenty-four (24) months prior to the expiration of the term of this Lease.  Except for this Article 22, the provisions of the Work Letter, and as expressly otherwise provided in this Lease, all the agreements and conditions in this Lease contained shall apply to the Option Term, including without limitation the obligation to pay Additional Rent for Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating Expenses.  If Tenant shall give written notice as provided in Section 22.01 of the exercise of the election in the manner and within the time provided aforesaid, the term shall be extended upon the giving of the notice without the requirement of any action on the part of Landlord.

Section 22.02.     Extension Rent.  The annual Base Rent payable during any Option Term shall be the greater of (x) ninety-five percent (95%) of the Market Rent as determined in the manner set forth in Section 22.03, 22.04 and 22.05, below, or (y) $38.25 per rentable square foot per annum.  If the annual Base Rent for the Option Term has not been determined by the commencement date of the Option Term, Tenant shall pay Base Rent at the last annual rental rate in effect for the expiring Term until such time as annual Base Rent for the Option Term has been determined.  Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Option Term.  If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof.  If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

Section 22.03.    Market Rent.  If Tenant gives Landlord timely notice of its election to extend the then current term of this Lease, then within thirty (30) days thereafter, Landlord shall give Tenant written notice of Landlord’s estimate of the then applicable market rent for Tenant’s space, based on the rent for similar space in the Property and rent for similar space in similar first

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class suburban office buildings in Waltham area (the “Market Rent”) for the Premises in its then as-is condition (or such better condition as Tenant shall be required to maintain under this Lease), taking into account all of the factors that a landlord and tenant would consider in negotiating an arms-length rent (however, in no event shall the determination of Market Rent treat any portion of the Premises as being used for research or laboratory purposes, but rather that said determination of Market Rent shall treat the entire Premises as being used for office purposes for the purposes of determining such Market Rent).  For each year of the Option Term after the first year of the Option Term, Base Rent shall never be decreased below that paid in the prior lease year, but may or may not, on account of the determination of Market Rent, increase.

Section 22.04.    Tenant’s Right to Dispute Market Rent.  In the event that Tenant disputes the Market Rent estimate provided by Landlord, Tenant may, within 15 days of its receipt of notice from Landlord estimating such Market Rent, either (i) elect to withdraw its request for an extension, in which case there shall be no extension of the term of this Lease, or (ii) give notice to Landlord of such dispute and require that both Landlord and Tenant enter into a 15 day good faith negotiating period to see if Landlord and Tenant come to a mutual agreement in establishing the Market Rent.  If Landlord and Tenant can come to agreement as to the Market Rent within such 15 day period, then the Market Rent shall be set for the purposes of the Option Term as the parties agree.  If Landlord and Tenant cannot come to an agreement in establishing Market Rent within such 15 day period, then Tenant may either (x) elect to withdraw its request for an extension, in which case there shall be no extensions of the term of this lease, or (y) give notice to Landlord requiring that the establishment of the Market Rent be submitted to arbitration in accordance with the terms set forth in Section 22.05 below.  If Tenant does not so dispute Landlord’s estimated Market Rent within the 15 day period first referenced in this paragraph, Tenant shall be deemed to have accepted Landlord’s estimate of Market Rent.  In no event shall the extension of the term of this Lease be affected by the determination of the Market Rent, such exercise of extension being fixed at the time at which notice is given (subject to the provisions of clauses (i) and (x), above).

Section 22.05.     Arbitration of Market Rent.  In the event Landlord and Tenant shall be unable to agree on the then Market Rent for the purposes of determining the Base Rent for the Option Term, then Market Rent (subject to the floor set forth in Section 22.02, clause (y), above) shall be established in the following manner of arbitration:

(a)     Each of Tenant and Landlord shall choose an arbitrator knowledgeable in the field of establishing fair rental values in the Waltham Class A office market;

(b)     The arbitrators selected in accordance with “(a)” above shall select a third arbitrator who is a qualified real estate appraiser with at least ten (10) years’ experience in the appraisal of first class office buildings in the Waltham Class A office market;

(c)     The selections shall be completed no later than twenty-one (21) days after Tenant’s notice requiring the arbitration of Market Rent.  If any selection is not made within the 21‑day time period, either party may petition the Boston office of the AAA to make the selection;

(d)     Within thirty (30) days after their appointment, the arbitrators shall determine the Market Rent for the Premises for the Option Term, and shall notify Tenant and Landlord of such determination within seven (7) days, which determination shall be final and

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binding upon Tenant and Landlord.  If the arbitrators are unable to agree upon the Market Rent, the Market Rent will be deemed to be the average of the Market Rents proposed by the arbitrators, except that (i) if the lowest proposed Market Rent is less than 90% of the second to lowest proposed fair market rent, the lowest proposed Market Rent will automatically be deemed to be 90% of the second to lowest proposed Market Rent and (ii) if the highest proposed Market Rent is greater than 110% of the second to highest proposed Market Rent, the highest proposed Market Rent will automatically be deemed to be 110% of the second to highest proposed Market Rent.

(e)     The foregoing arbitration shall be conducted in accordance with the commercial arbitration rules of the AAA or its successors;

(f)     Landlord and Tenant shall each pay all costs of the arbitrator it selected and one‑half (½) of all other costs of the arbitration proceedings.

For the purpose of determining Market Rent the parties shall use as a guideline the average rental rates for similar available office space (and shall value the subject space as 100% office space without regard for any research or laboratory use by Tenant) in similar office buildings in the Waltham market.

Article 23.

Intentionally Omitted

Section 23.01.    Intentionally Omitted.

Article 24.

Guaranty

Section 24.01   Guaranty. Simultaneously with the execution and delivery of this Lease, Tenant has provided Landlord with a guaranty (the “Guaranty”) in the form attached as Exhibit 24.01 from Alkermes PLC, a company registered under the laws of Ireland (“Guarantor”)

Article 25.

Expansion Option

Section 25.01.   Expansion Option. Landlord holds development rights under the Special Permit for an additional building as shown on Exhibit 25.01, attached (the “Proposed Additional Building”).  Landlord acknowledges that Landlord shall not, prior to the Outside Expansion Request date (as hereinafter defined) build the Proposed Additional Building and/or any related parking facilities, except as requested by Tenant pursuant to this Section 25.01. Tenant acknowledges that Landlord, pursuant to Section 20.11, has the right to build the Proposed Additional Building and related parking facilities, subject to the immediately preceding sentence.  Tenant shall have the right, prior to the third anniversary of the Effective Date (the “Outside Expansion Request Date”) to request that Landlord pursue the development of the Proposed Additional Building by written notice (an “Expansion Notice”) to Landlord.  Following the giving of such written notice, Landlord and Tenant shall cooperate in good faith to agree upon a schedule

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and budget for any such development, which shall include a pre-development phase for any additional required permitting.  Any such expansion shall be conditioned upon (i) the parties entering into a mutually agreeable lease agreement at market rent (taking into account the financing available in the market, and allowing a market return to Landlord on its costs to construct the Proposed Additional Building, associated parking garage, site work, any offsite replacement parking or related improvements required to comply with applicable laws, codes and ordinances (including but not limited to the Pedestrian Bridge, but nothing in this sentence shall be deemed to make Tenant responsible for the cost to construct the Pedestrian Bridge if Tenant does not enter into a lease for the Proposed Additional Building pursuant to this Section 25.01), and for a term that is co-terminus with the term of this Lease but no less than 12 years (without use of extension options; however, in connection with a lease of the Proposed Additional Building, Tenant shall be granted the option to exercise an additional interim right to extend the term of this Lease by up to two years to make this Lease co-terminus with such Proposed Additional Building lease, such interim extension to be on the terms of this Lease with Annual Base Rent increasing in the same manner during such period as Annual Base Rent increases during the initial term of this Lease and to be exercised, if at all, by notice to Landlord given with the Expansion Notice) and (ii) Landlord's ability to obtain the necessary additional permits for such expansion, if any (using good faith, commercially reasonable efforts to do so).  Tenant shall have no right to give an Expansion Notice under this section at any time that (A) an Event of Default then exists, (B) Tenant ceases to occupy at least 66% of the Premises, or (C) Tenant and Guarantor (collectively) have a market capitalization, gross annual revenues (for the 12 month period prior to the giving of the Expansion Notice), and liquidity (determined in each case in accordance with generally accepted accounting principles, consistently applied) that are less than 75% of the market capitalization, gross annual revenues, and liquidity of Tenant and Guarantor (collectively) as of the Effective Date, as reasonably evidenced to Landlord. For the avoidance of doubt, the 75% or greater test for purposes of clause (C) of the immediately preceding sentence must be satisfied for all three of the financial metrics for such test to be satisfied. Following the date, if any, that Tenant timely gives an Expansion Notice, Landlord may assign its obligations under this Section 25.01 to a separate entity that holds only the development rights for the Proposed Additional Building for purposes of separately financing the Proposed Additional Building. Prior to the date that is the first to occur of the Outside Expansion Request Date or the date that Tenant timely gives an Expansion Notice, Landlord shall not assign or convey the development rights to the Proposed Additional Building (other than an in connection with an assignment or conveyance of this Lease to a successor Landlord). The provisions of this Section 25.01 are personal to the Tenant or any Permitted Transferee succeeding to the interest of Tenant in this Lease by assignment or operation of law.

Article 26.

Executive Parking Garage Partial Conversion to Office Space.

Section 26.01. Tenant has requested that Landlord convert the portion of Executive Parking Garage shown on Exhibit 26.01-1 as “Converted Office Space” (which is acknowledged to contain approximately 9,880 rentable square feet) to office space.  Following the date that Landlord obtains a building permit for all of the Base Building Work Modifications, Landlord shall use commercially reasonable efforts to pursue the permits and approvals required for the conversion of such garage space to office use for a period of up to one year (the last day of such one year period being referred to herein as the “Outside Conversion Approvals Date”).  In pursuing

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such permits and approvals, Landlord may reallocate approved square footage from the development rights under the Special Permit towards the Converted Office Space (in which case, the Proposed Additional Building shall be reduced in size accordingly).  Landlord shall deduct fifty percent (50%) of the costs incurred by Landlord in accordance with the budget attached to the Lease as Exhibit 26.01-2 (but in any event not to exceed $250,000) from the Tenant Improvement Allowance as such costs are incurred.

Prior to seeking such permits and approvals, the Landlord and Tenant shall collaborate to create a mutually agreeable scope of work (the “Conversion Work”) required to convert the applicable parking garage space to office space consistent with the level of Base Building Work finishes provided in the remainder of the Building, including but not limited to: demising of the Converted Office Space, installation of windows along the western façade of the Converted Office Space, the provision of HVAC, electrical and fire protection services stubbed to the Converted Office Space, structural modifications to the Building to accommodate the Converted Office Space, and increase the number of parking spaces available for Tenant’s use to 754.  Upon obtaining the required permits and approvals for the Conversion Work, Landlord and Tenant shall enter into a Lease amendment regarding the addition of the Converted Office Space to the Premises and increasing the square footage of the Premises, the Base Rent, the Supplemental Rent, the Tenant Improvement Allowance and the Supplemental Allowance on a proportionate basis (at the then-applicable rates under the Lease) to reflect such addition.  It is acknowledged that the final square footage increase of the Premises shall be determined prior to the execution of such amendment by Landlord’s Architect based on the increase in the gross square footage of the Building in accordance with the zoning code for the City of Waltham, without the application of any add-on factor, rather than by use of BOMA or other measurement standards.  Upon execution of the Lease amendment, the Landlord shall reimburse the Tenant for the costs previously deducted by Landlord from the Tenant Improvement Allowance under the Conversion Approvals Budget by reinstating the Tenant Improvement Allowance accordingly. Following the execution of the Lease amendment, Landlord shall diligently pursue the design and construction of the agreed upon Conversion Work on a reasonable, mutually agreeable schedule to be outlined in the Lease amendment; however, the completion of the Conversion Work shall not be considered part of the Base Building Work, a condition to Substantial Completion of the Landlord Work or the Delivery Date, or subject to the PRISA II Guaranty.  In no event shall Tenant have any right to terminate the Lease, or Landlord be deemed to be in default of the Lease, on account of the Landlord’s failure to timely deliver the Converted Office Space to Tenant.  Should Landlord not obtain the required permits and approvals to permit the Conversion Work by the Outside Conversion Approvals Date, then Landlord shall not be required to continue the pursuit of said approvals and the provisions of this Section 26 shall terminate and within 90 days thereafter, Tenant shall be entitled to submit a Finish Work Change Order to Landlord that provides for the redesign of Finish Work previously approved by Landlord in the remainder of the Premises, if any, to accommodate the relocation of any Finish Work elements (such as conference rooms or facilities) previously approved by Landlord in the Converted Office Space, if any.  Agreed Tenant Delays of up to 90 days in the aggregate arising out of a Finish Work Change Order submitted by Tenant in accordance with the immediately preceding sentence shall not be counted against the 180-day cap on Agreed Tenant Delays described in Sections 1.01(c) and 2.06 of Exhibit 7.02.

It is intended that this instrument will take effect as a sealed instrument.

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[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease as of the date first noted above.

PDM 900 UNIT, LLC

By :	/s/ Paul R. Marcus
Name: Paul R. Marcus
Title: Authorized Signatory

ALKERMES, INC.

By:	/s/ James Frates
Name: JAMES FRATES
Title: CFO

By:	/s/ Michael Landine
Name: Michael Landine
Title: Senior Vice President

EXHIBIT 1.01-1

Exhibit 1.01 – Basement Premises

Exhibit 1.01 – First Level Premises

Exhibit 1.01 – Second Level Premises

Exhibit 1.01 – Third Level Premises

Exhibit 1.01 – Roof Level Premises

EXHIBIT 1.01-2

Property Description

The development rights in that certain condominium unit known to be known as the 900 Unit of the Reservoir Woods Primary Condominium, a condominium created by Master Deed dated February 26, 2007, recorded in Book 49037, Page 229 of the Middlesex South Registry of Deeds, as amended by a First Amendment to Master Deed dated as of December 2, 2008, and recorded at Book 51992, Page 472 of said registry,  as such development rights have been assigned to Landlord by that certain Assignment of Development Rights dated as of the Effective Date and recorded in the Middlesex South Registry of Deeds contemporaneously herewith.

EXHIBIT 1.02

Exterior Installation Areas

EXHIBIT 1.02 - EXTERIOR INSTALLATION AREA
EXTERIOR INSTALLATION AREA

EXHIBIT 2.05

Form of Letter of Credit

IRREVOCABLE STANDBY LETTER OF CREDIT NO. ______________

DATE: _______________, 200_

BENEFICIARY:

______________________________________

______________________________________

______________________________________

APPLICANT:

______________________________________

______________________________________

______________________________________

AMOUNT: US$__________________ ($___________and 00/100 U.S. DOLLARS)

EXPIRATION DATE: _______________, 200_

LOCATION: AT OUR COUNTERS IN ____________________________________

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ________________ IN YOUR FAVOR AVAILABLE BY YOUR DRAFT IN THE FORM OF "ANNEX 1" ATTACHED DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY READING AS FOLLOWS:

(A)       WE ARE ENTITLED TO DRAW ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN _______________, AS LANDLORD, AND _____________________, AS TENANT

OR

(B)       _________________ HEREBY CERTIFIES THAT IT HAS RECEIVED NOTICE FROM _____________ THAT THE LETTER OF CREDIT NO. ___________ WILL NOT BE RENEWED, AND THAT IT HAS NOT RECEIVED A REPLACEMENT OF THIS LETTER

OF CREDIT FROM ________________________ SATISFACTORY TO _________________ AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE LEASE MENTIONED IN THIS LETTER OF CREDIT IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.  PARTIAL DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT OR CONDITION, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU AND THE APPLICANT BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.

THIS LETTER OF CREDIT MAY BE TRANSFERRED (AND THE PROCEEDS HEREOF ASSIGNED, WHICH ARE COLLECTIVELY REFERRED TO HEREAFTER AS A TRANSFER), AT THE EXPENSE OF THE APPLICANT (WHICH PAYMENT SHALL NOT BE A CONDITION TO ANY TRANSFER), ONE OR MORE TIMES BUT IN EACH INSTANCE ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE DATED CERTIFICATION PRIOR TO ______ A.M. ____________ TIME, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: _________________________________, ATTENTION: STANDBY LETTER OF CREDIT SECTION OR BY FACSIMILE TRANSMISSION AT: (___) _____________; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (___) __________, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK IN IMMEDIATELY AVAILABLE U.S. FUNDS DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN TWO (2) BUSINESS DAYS AFTER PRESENTATION NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ARTICLE 13B OR ARTICLE 14(D)(I) OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500

WE HEREBY CERTIFY THAT THIS IS AN UNCONDITIONAL AND IRREVOCABLE CREDIT AND AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON

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PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT TO THE EXTENT INCONSISTENT WITH THE EXPRESS TERMS HEREOF, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

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ANNEX 1

BILL OF EXCHANGE

DATE:

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF

US DOLLARS (US $ )

DRAWN UNDER

CREDIT NUMBER NO. DATED

TO:

______________________

Authorized Signature

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EXHIBIT “A”

DATE:

TO: _________________________ RE: STANDBY LETTER OF CREDIT

_________________________ NO.

ISSUED BY

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND

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FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	(Name of Bank)

SIGNATURE OF BENEFICIARY	(authorized signature)

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EXHIBIT 3.02

Landlord’s Services

Except to the extent such obligations are assumed by Tenant in the exercise of its rights to facilities management pursuant to Section 3.03 of the Lease :

I.        CLEANING (OTHER THAN PREMISES, WHICH IS TENANT’S RESPONSIBILITY)

ELEVATORS (OTHER THAN ELEVATORS INCLUDED WITHIN THE PREMISES)

A.        DAILY ON BUSINESS DAYS

1.         Clean interior walls, doors, and bright work, including ceiling.

2.         Vacuum floors.

3.         Clean door sills or tracks.

4.         Clean exterior elevator doors, and frames.

COMMON LOBBIES AND OTHER COMMON AREAS

A.        DAILY ON BUSINESS DAYS

1.         Empty all waste baskets and change liners.  Remove waste material to designated area.

2.         Spot clean all interior glass in partitions and doors.

3.         Clean and sanitize drinking fountains.

4.         Hand dust and wipe clean with treated cloths all furniture, picture frames, window sills, railings, and planters.

5.         Clean any and all metal work inside lobby.

6.         Sweep main stairwell and dust handrails.

7.         Vacuum all carpets, rugs and floor mats.

8.         Wipe down mailboxes.

9.         Spot clean (shampoo if necessary) carpeted areas, as needed.

10.       Wipe down and clean main lobby directory and glass.

11.       Clean and disinfect public telephones.

12.       Dust and spot clean security desk, security podiums and monitors.

13.       Remove cobwebs from wall and ceiling.

14.       Dry mop, damp mop, or spray all lobby flooring to maintain a high, clean shine.

15.       Dust lobby furniture.

16.       Spot clean walls, doorframes, door handles and light switches.

17.       Dust and spot clean windowsills

18.       Dust chair rails, furniture and exhibits in all common areas.

19.       Police all stairwells for litter.

20.       Police loading dock area for litter. Sweep up any build-up of sand and remove any standing water.

21.       Damp mop all freight service vestibule flooring.

22.       Spot clean and wipe fingerprints, smears and smudges on walls, door, frames, kick and push plates, handles, light switches and glass surfaces.

B.         WEEKLY

1.         Clean and polish lobby furniture.

2.         Vacuum all upholstered furniture.

3.         Dust all wall hangings.

4.         Dust and clean all baseboards.

5.         Dust and sweep all stairwells including landings.

6.         Damp mop and buff resilient floors in freight elevator service vestibule.

7.         Dust ventilation and air conditioning louvers, grills, diffusers and high moldings.

C.         MONTHLY

1.         Machine scrub brick or granite lobby floor.

2.         Dust fire extinguishers and hose cabinets.

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3.         Dust walls from ceiling to floor.

4.         Dust all lighting fixtures.

5.         Wash stairwells (walls, rails, pipes, etc.) and landings.

D.        QUARTERLY

1.         Strip and wax all resilient floors.

1.         Shampoo all common area carpeting.

2.         Polish high level bright work as necessary.

3.         Clean inside and out of stairwell lighting covers.

E.         SEMI-ANNUALLY

1.         Clean all ceiling lights, globes and fixtures.

2.         Dust and wash as necessary all marble wall surfaces.

3.         Wash exterior windows.

JANITORIAL CLOSETS

A.        NIGHTLY

1.         Scour and disinfect wash basins.

2.         Sweep and damp mop flooring using germicidal disinfectant solution.

3.         Keep all closets neat and free from odors, debris and materials.

MISCELLANEOUS

A.        DAILY

1.         Change light bulbs as necessary.

2.         Report all maintenance deficiencies to building management e.g., inoperable light fixture, plumbing problems, roof leaks, etc.

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B.         WEEKLY

1.         Check supplies and order as necessary.

DAILY DAY PORTER/MATRON SPECIFICATIONS

1.         Check and clean all common areas as needed.

2.         Sweep, mop, and vacuum main lobby floor as necessary.

3.         Clean main lobby glass and bright work as necessary.

4.         Dust horizontal surfaces, woodwork, artwork, etc., in main lobby as necessary.

5.         Change common area light bulbs as necessary.

6.         Spread ice melt on all building walks and entrances as needed.

7.         Respond to tenant and management requests as needed.

8.         Provide emergency assistance as needed.

9.         Police areas in lobbies, spot cleaning where necessary.

10.       Police elevator cabs, vacuuming and dusting where necessary.

11.       Clean glass on all entrance doors, keeping glass free of fingerprints.

12.       Clean all areas that are not accessible at night. Areas to be determined by Manager.

13.       Clean loading dock area as directed by Manager.

14.       Police lobby.

15.       Tour restrooms 3 times daily (as needed), replacing paper products and sweeping floors as needed. Keep sinks and sink counters wiped down, and provide general pick-up of floors.

16.       Police common area carpeting, vacuuming or carpet sweeping as needed.

17.       Police all stairwells, at least twice daily, keeping free of litter.

18.       Sweep exterior entranceways to parking lots and buildings.

19.       Police exterior areas and parking areas removing trash from receptacles as needed, also keeping grounds and parking garage free of debris.

20.       Present Manager with a complete list of maintenance repairs or adjustments needed to bathroom fixtures, flushometers, lamps needing to be replaced, etc.

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21.       Maintain inventory of all needed restroom supplies and present manager with any orders as needed. All supplies to be stored in basement area, in a neat and orderly way.

Tenants requiring services in excess of those described above shall request same through Landlord.  If Landlord determines that Tenant’s use or occupancy of the Premises necessitates the same, Landlord may provide such services without request.  In either case, such services shall be at Tenant’s expense.

II.      HEATING, VENTILATION AND AIR CONTIONING.

Heating, ventilation, and air conditioning capacities as further described on Schedule 1, attached.

III.     WATER

A.      Cold water at temperatures supplied by the City of Waltham water mains for drinking, lavatory, ordinary office cleaning and toilet purposes and hot water for lavatory, shower and coffee station purposes only from regular building supply at prevailing temperatures.  If Tenant requires, uses or consumes water for any other purpose, Landlord may, at Tenant’s expense, install a meter or meters to measure the water so supplied, in which case Tenant shall upon Landlord’s request reimburse Landlord for the cost of the water (including heating or cooling thereof) consumed in such areas and the sewer use charges resulting therefrom.

IV.     ELEVATORS

A.      The passenger elevator system shall operate automatically during business hours.  At least one elevator shall be available to Tenant at all times.

V.      ELECTRICAL SERVICE

A.      Landlord shall, at Tenant’s expense, provide electric power to the Premises for Tenant’s lighting and equipment power at 6.0 watts connected load per square foot of rentable floor area of the Premises.

B.      Tenant’s use of electricity shall be metered as part of the Finish Work.  Landlord will furnish and install at Tenant’s expense all replacement lighting tubes, lamps, and ballasts required by Tenant for Building standard lighting.

VI.     SECURITY SERVICES

Landlord shall provide for roving security services to the lobby and, if any, common areas of the Building and the Property by contract with a third party provider.  Notwithstanding the fact that Landlord provides security services at the Building at any time during the term of this Lease, Tenant acknowledges and agrees that Landlord makes no representation or warranty regarding the efficacy of such services and that Landlord shall not be deemed to owe Tenant, or any person

5

claiming by, through or under Tenant, any special duty or standard of care as a result of Landlord’s provision of such security services other than the duty or standard of care that would have applied without such services.  As part of the Base Building Work, Landlord shall provide and install, a card-reading access system for the exterior doors to the Building.

The Tenant shall be responsible for providing security within the Premises and may install, in compliance with the provisions of the Lease governing alterations, improvements and additions, access controls to the Premises (such as a card-reading system).

VII.      GROUNDS MAINTENANCE

Landlord shall provide street sweeping, snowplowing and landscaping services to the common areas of the Property in a manner consistent with first class office and laboratory properties in the suburban Boston area.

VIII.    SHUTTLE SERVICE.

So long such service is made available to Landlord by the 128 Business Council (www.128bc.org), a commuter shuttle from the Property to the Alewife MBTA Red Line Station and train on the terms and conditions provided by such organization.

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EXHIBIT 3.02

SCHEDULE 1

a. HVAC Performance Criteria:

Equipment installed as part of the Base Building Work (or replacements thereof) serving the office and amenity areas, as shown on the attached Exhibit 1 to Schedule 1, shall be designed and constructed to maintain the following indoor conditions at the given outdoor conditions:

Summer
Outdoor	Indoor (Maximum)
88F dry bulb	75F dry bulb
74F wet bulb	62F wet bulb (50% RH)

Winter
Outdoor	Indoor (Maximum)
7F dry bulb	72F dry bulb

Equipment installed as part of the Base Building Work (or replacements thereof) serving the office and amenity areas, as shown on the attached Exhibit 1 to Schedule 1, shall be designed and constructed so that outside air shall be introduced at a minimum rate of 0.1 cubic feet per minute (CFM) per square foot of floor area or 20 CFM per person.

b. Air Conditioning Loads:

For Tenant areas within the office areas shown on the attached Exhibit 1 to Schedule 1, the computations shall be based on a maximum sustained peak loading condition of one (1) person per one hundred fifty (150) usable square feet and a combined lighting and power load of 8 watts per usable square foot of office.

Exhibit 1 to Schedule 1 of
Exhibit 3.02

Ground floor Office and Amenity areas served by rooftop equipment (RTU's and Boilers) installed as part of Base Building work

Exhibit 1 to Schedule 1 of
Exhibit 3.02

First Floor Office and Amenity areas served by rooftop equipment (RTU's and Boilers) installed as part of Base Building work

Exhibit 1 to Schedule 1 of
Exhibit 3.02

Second Floor Office and Amenity areas served by rooftop equipment (RTU's and Boilers) installed as part of Base Building work

Exhibit 1 to Schedule 1 of
Exhibit 3.02

3rd floor Office and Amenity areas served by rooftop equipment (RTU's and Boilers) installed as part of Base Building work

Exhibit 3.03-1

Facilities Management Rights

Subject to the conditions set forth in Section 3.03 of the Lease, Tenant shall have the right to assume all or any portion of the on-site management services provided by Landlord to Tenant within the Premises (but expressly excluding the repair and maintenance of elements of the roof, foundation, curtain wall, exterior walls, floor slabs, ceiling slabs, structural columns, and load-bearing walls of the Building and any services provided to other tenants in the Building, if the Premises ceases to include all of the rentable area of the Building).

Nothing in this Exhibit 3.03-1 is intended to relieve Tenant of, or modify any, repair and maintenance obligations under Section 7.04 of the Lease.

Exhibit 3.03-2

Facilities Management Provisions

During any period that Tenant is exercising its rights pursuant to Section 3.03 of the Lease, the provisions of this Exhibit 3.03-2 shall apply.

(i)         Notwithstanding anything to the contrary in this Lease, Tenant shall not, and shall have no obligation to, perform any management service except as expressly set forth on Exhibit 3.03-1, to the extent elected by Tenant pursuant to Tenant’s Facilities Management Notice.  Tenant shall not be entitled to any management fee or any other form of compensation or reimbursements in connection with the performance of its services under Section 3.03 of the Lease.  To the extent that any of Tenant’s services pursuant to Section 3.03 and Exhibit 3.03-1 reasonably require, Tenant shall coordinate such services with similar services provided by Landlord to the remainder of the Building and Property.

(ii)       Tenant shall provide the applicable management services in a manner consistent with standards for a comparable building in a comparable location in the suburban Boston area with multiple tenants (and in any event in a manner consistent with Landlord’s obligations to Tenant under the Lease) for office and laboratory uses and in compliance with all agreements and obligations binding on Landlord (including financing agreements) (collectively, the “Property Documents”) so long as Tenant is provided with all relevant documents containing such agreements and obligations.

(iii)      Tenant shall contract directly with qualified third-party vendors providing supplies or services for the rights exercised by Tenant pursuant to Section 3.03 (including without limitation the operation of the cafeteria and fitness center) unless Tenant performs such services with qualified employees of Tenant. Tenant shall have no authority to create any obligations binding on Landlord in connection with such contracts.  Tenant shall provide Landlord with copies of any such third-party vendor contracts upon Landlord’s request and in any event with Tenant’s quarterly reports pursuant to Section (viii) and (ix) below. To the extent necessary for the provision of Tenant’s management services under Section 3.03, Tenant shall arrange for all services necessary for the operation of the applicable portion of the Building and all other services required by Section 3.02 of the Lease and assumed by Tenant pursuant to Section 3.03 as if Tenant were the Landlord.  All vendor contracts shall:  (a)  be in the name of Tenant, (b) be assignable, at Landlord’s option, to Landlord or Landlord’s nominee, (c) include a provision for cancellation without cause thereof without payment of a fee or penalty upon not more than thirty (30) days written notice, (d) require that all contractors provide evidence of insurance reasonably satisfactory to Landlord, and (e) unless Landlord has previously approved the identity of the vendor and scope of services subject to such contract, be reasonably approved by the Landlord (including the identity of the qualified third party vendor).  Landlord shall approve or deny such vendor within five (5) business days following receipt of Tenant’s request for approval.  Upon Tenant’s written request, Landlord shall review and approve, such approval not to be unreasonably withheld, conditioned or delayed, the identity of any such third party vendors and the scope of services to be provided by them.  If Tenant’s facilities management rights are terminated pursuant to paragraph (vii), below, then Tenant shall, at Landlord’s option, assign to Landlord or Landlord’s nominee all service contracts pertaining to the Building.  All vendor contracts shall require that such vendor maintain insurance coverage reasonably satisfactory to Landlord and in compliance with the Property Documents.  Tenant shall obtain insurance certificates annually, or more frequently as required pursuant to the applicable contract, from each such party and review the certificates for compliance with such contract terms.  Tenant shall use reasonable efforts to promptly inform Landlord of any purported breach of a third party vendor contract.

(iv)       Tenant shall act as an independent contractor with respect to the provision of such services and in this capacity, Tenant shall deal at arm’s length with all third parties and Tenant shall serve Landlord’s interests at all times.  Tenant shall designate an individual (the “Tenant Representative”) to be Landlord’s principal contact and to coordinate the Tenant’s activities under Section 3.03 and Exhibit 3.03-2 of the Lease.  The Tenant Representative shall be a person experienced in the operation of comparable first class buildings occupied by Tenant.  The Tenant Representative will consult with an individual designated by Landlord regarding the services under Section 3.03 of the Lease.

(v)        Tenant and Landlord, both acting reasonably, shall agree on annual capital and operating budgets (any such approved budget, an “Approved Budget”) for the costs that will be incurred by Tenant to operate, maintain and/or repair the applicable portions of the Building.

Tenant shall manage and supervise all capital improvement projects set forth in an Approved Budget, if any, in accordance with the standards of this Exhibit 3.03-2 and so as to insure a minimum of disturbance to the operation of the Property and to other tenants then occupying or preparing to occupy space at the Property.  With respect to capital improvements or capital repairs costing in excess of $25,000 annually in the aggregate not set forth in the Approved Budget, Tenant shall obtain written approval of the Landlord prior to incurring these expenses.  If requested by Landlord, the plans and specifications for any capital improvements or repairs shall be submitted to Landlord for approval.

(vi)       Tenant shall maintain adequate books and records in such manner as to enable Tenant or anyone auditing such books and records on behalf of Landlord to easily segregate, at no additional expense to Landlord, matters related to the Building, which shall include applicable accounting information as well as records of repairs and services performed by Tenant hereunder, (“Tenant Management Records”) for its management services to the Building, the entries to which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded to the Property.  Such books and records shall be maintained by Tenant at the Premises or at such other location as may be agreed upon in writing by Landlord.  Tenant shall insure such control over accounting and financial transactions as is consistent with comparable institutionally financed properties.

(vii)     Tenant shall insure that all Tenant Management Records shall be prepared and reported in a timely and accurate manner, and in accordance with required accounting policies and procedures under this Exhibit 3.03-2 and all of the Property Documents.  Tenant will maintain the Tenant Management Records, utilizing systems reasonably approved by Landlord in accordance with the terms of this Exhibit 3.03-2. If Tenant utilizes a system that is different than Landlord’s preferred system, Tenant shall, at its sole cost and expense, transfer the data generated by such

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systems to Landlord’s system upon Landlord’s written request, without any degradation in the quality or quantity of such data.  Tenant may from time to time be asked to respond to requests for information related to Tenant Management Records from Landlord or an accounting group designated by Landlord, as well as Landlord's lenders.  Tenant shall respond to such reasonable requests on a timely basis.  Tenant shall designate an individual to be Landlord’s single point of contact for accounting related issues.

(viii)    Tenant shall remit to Landlord reports, variance explanations and other Property information, as Landlord may reasonably request relating to Tenant Management Records and Tenant’s services under Section 3.03, which reports, explanations and information shall be remitted in accordance with the policies and procedures reasonably acceptable to Landlord.

(ix)       Tenant shall comply with the terms of all manufacturer’s, vendors’ and contractors’ warranties governing the Building to the extent that copies of the same are provided to Tenant by Landlord.

In addition to the foregoing, Tenant shall furnish to Landlord a reasonably detailed quarterly accounting of all costs to be reimbursed by Landlord pursuant to Section 3.03 and shall deliver such reports on a monthly basis when Tenant is actively incurring costs to be reimbursed by Landlord.  Landlord shall have the right to audit Tenant’s books and records relating to such costs.  Tenant shall make its books and records relating to such costs available to Landlord at a location in the greater Boston area within 10 business days after Landlord's written request to Tenant to perform such audit.  In the event any such Landlord audit reveals an error in the amount billed Landlord, Tenant shall promptly refund the overpayment and if such error is finally determined to be in excess of 5% of the amount billed to Landlord, then Tenant shall pay Landlord’s reasonable audit costs.  If the audit shows any errors in an accounting resulting in any underpayment of costs and expenses to be reimbursed by Landlord pursuant to this Agreement, Landlord shall reimburse Tenant for Landlord's share of such underpayment within 30 days after receipt of Tenant’s invoice therefor.  Any dispute with regard to the amount to be paid by Landlord shall be resolved in accordance with Article 25 of the Lease.

(ix)       Tenant shall prepare and submit to Landlord the budget described above.  The initial budget shall be submitted within thirty (30) days after the date that Tenant gives any Facilities Management Notice.  A subsequent proposed budget shall be submitted no later than September 15 (or such other date as specified by Landlord in writing) of each calendar year thereafter.  Tenant shall, at Landlord’s request, provide written variance explanations relating to amounts reimbursable by Landlord.  Landlord’s approval of a budget shall be evidenced in writing (the approved budget being herein referred to as the “Approved Budget”) and shall not be unreasonably withheld.

(x)        Tenant agrees to employ all reasonable efforts to insure that the actual costs of maintaining and operating the applicable portion of the Building relating to amounts reimbursable by Landlord shall not materially deviate from the Approved Budget pertaining thereto either in total or in any one accounting category.

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(xi)       Tenant shall assist Landlord in the preparation of IRS Form 1099, to the extent the preparation of such form in relation to Tenant’s services under Section 3.03 is necessary, by providing relevant information regarding Property expenses and costs reimbursed by Landlord pursuant to Section 3.03 and this Exhibit 3.03-2.  All reports required by Landlord will be prepared in accordance with generally accepted accounting principles consistently applied.

(xii)     All Tenant Management Records are property of Landlord and should be considered confidential and proprietary to Landlord’s interest.  Tenant shall deliver copies of all Tenant Management Records upon Landlord’s request.  Tenant shall not destroy any Tenant Management Records for a period of three full calendar years following the year to which such Tenant Management Records relate.  Prior to destroying any such Tenant Management Records in compliance with the provisions of the immediately preceding sentence, Tenant shall provide Landlord with and 30 days prior written notice and a copy of the records to be destroyed.

(xiii)    Tenant shall make periodic visual inspections, at reasonable intervals, of the applicable portions of the Building (to the extent being managed by Tenant pursuant to Section 3.03 of the Lease) consistent with prudent practice by professional property managers and as reasonably requested by Landlord.  Tenant shall give Landlord written notice of any material or latent defect in the Building known to Tenant in the next quarterly report after such defect comes to Tenant’s attention.  Subject to reimbursement by Landlord to the extent provided under Section 3.03(b) of the Lease, Tenant shall maintain and repair the Building or cause the Building to be maintained and repaired, to the extent applicable in light of the services provided by Tenant pursuant to Section 3.03, in accordance with the standards specified in this Exhibit 3.03-2 and as required pursuant the provisions of the Lease governing Tenant alterations and additions as if Tenant were the Landlord and so as to insure a minimum of disturbance to the operation of the Property and to other tenants then occupying or preparing to occupy space at the Property.  Tenant and Landlord shall cooperate to ascertain the existence (or not) of any contractor/subcontractor warranty or guaranty covering any defect or item requiring repair and to submit a request to the appropriate contractor/subcontractor to repair the defect as necessary.  Tenant shall keep detailed records of all alterations, repairs and other work performed at the Property by Tenant in the exercise of its rights and obligations under Section 3.03 and this Exhibit 3.03-2.

(xiv)     Landlord may, as Landlord’s sole and exclusive remedy, terminate Tenant’s rights, and management services being provided, under Section 3.03 for cause if Tenant fails to cure a material breach of Section 3.03 or this Exhibit 3.03-2 within thirty (30) days (or if not capable of being cured within thirty (30) days, such longer period as shall be necessary), or if the original Tenant named hereunder and/or its affiliates assign this Lease to a non-affiliate.  Any disputes regarding matters set forth in this paragraph (xiv) shall be resolved in accordance with the provisions of Article 25 in the Lease.

(xv)      Tenant shall defend, hold harmless and indemnify Landlord against all loss, cost, damage and expense including reasonable attorneys’ fees and any claim brought against Landlord as a result of any breach of the provisions of this Exhibit 3.03-2, or any claim that, if true, would constitute a breach of the provisions of this Exhibit 3.03-2, subject in each case to the limitations on liability of Tenant set forth in the Lease.

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(xvi)     Tenant shall not install any signage indicating that any third party is the managing agent for the Premises or Building or otherwise publicize the same, but Tenant shall be permitted to notify vendors retained by Tenant pursuant to this Exhibit 3.03-2 and provide appropriate contact and other information.

(xvii)   Tenant shall reasonably cooperate with any and all insurance companies and/or insurance brokerages or agencies of Landlord who may, from time to time, be involved with the issuance of insurance policies or with inspections of the Building in connection with insurance policies then in force, to the extent related to the services provided by Tenant pursuant to Section 3.03 of the Lease.  Tenant agrees to use diligent efforts to comply with any and all requirements of such insurance companies or their agents.  Tenant shall be responsible for full compliance with any insurance policy covering portions of the Property subject to services provided by Tenant pursuant to Section 3.03 of the Lease so as to avoid any loss insured thereunder from being uncollectible.

After receiving actual notice of the same, Tenant shall promptly notify Landlord of any accident, injury, loss or damage occurring to the extent affecting portions of the Building that are being managed by Tenant pursuant to Section 3.03.  Landlord shall have the exclusive right to conduct the defense of any claim, demand, liability or suit against Landlord or the Property and to bring and process insurance claims against insurers thereof.

(xviii)  Except for outside vendors, all personnel responsible for providing services pursuant to the terms of this Exhibit 3.03-2 shall be direct employees of Tenant and Tenant shall, for purposes of such employment relationship, be acting as an independent contractor and not as an agent or employee of Landlord.  All employment arrangements are solely Tenant’s concern and Landlord shall have no liability with respect thereto.

(xix)     Subject to Landlord’s obligation to reimburse Tenant for costs as further set forth in Section 3.03, Tenant shall be responsible for full compliance with all present and future federal, state, county, municipal or other governmental laws, ordinances, regulations and orders relative to the management, use, operation, repair, maintenance or occupancy of the portions of the Building self-managed by Tenant under this Lease and with the rules, regulations or orders of any national or local Board of Fire Underwriters or other similar body, and obtain or cause to be obtained, as applicable, all necessary certificates of occupancy, licenses and/or operating permits, if any, for the Property.  Tenant shall promptly notify Landlord upon receipt, but in any case within two (2) business days after receipt, of any notices of violation of any law, ordinance, rule, regulation or order and shall obtain Landlord’s approval prior to remedying such violation.  If the expense required to remedy any such violation is anticipated to exceed such amount or if the violation is one for which the Property title holder might be subject to criminal liability or a penalty, Tenant shall notify Landlord by the end of the next business day so that prompt arrangements may be made to remedy the violation.  Tenant shall not contact or communicate with any governmental or administrative agency, without the prior written consent of Landlord, except that such prior written consent shall not be required in connection with routine matters.

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EXHIBIT 5.04 - RULES and REGULATIONS

TENANT RULES & REGULATIONS

1.    ALL TENANTS are to conduct their businesses in a manner that shall not unreasonably annoy, disrupt or otherwise interfere with the rights of other tenants in the campus.

2.   At no time and under no circumstances shall Landlord have any responsibility for the storage or removal of any “medical waste”, “infectious waste”, “hazardous medical waste”, or “hazardous physical waste” as such terms may from time to time be defined in any municipal, state, or federal statutes, laws, ordinances, rules, or regulations or may apply to Tenant or to the premises demised to Tenant (the “Premises”) because of the business, profession or activity carried on in the Premises by Tenant, Tenant’s servants, agents, employees, invitees, or anyone claiming by, through or under Tenant.

3.   The sidewalks, entrances, passages, elevators, lobbies, stairways, and halls must not be obstructed or used for any purpose other than ingress to and egress from any leased premises.

4.   Emergency egress stairway doors may NOT be “propped-open” for any reason.  These stairways are for egress only and the stairway doors may be locked from the stair-side to prevent unwanted intrusion into the building or buildings containing the Premises (collectively, the “Building”).

5.   Tenant shall operate HVAC equipment in a manner that is consistent with standards prescribed by the equipment manufacturer. Tenant shall be responsible for any damage which may occur from improper operation (such as leaving a thermostat at its lowest setpoint for an extended period of time causing a coil to freeze). Please check with building management to confirm proper operating procedures. There are to be NO so called “space heaters” (supplemental personal heaters with exposed heating elements) within tenant spaces.  Use of such devices presents a fire hazard.

6.   [INTENTIONALLY DELETED.]

7.   As required by local ordinances, Tenant shall, from time to time, test the Building’s fire control and alarm systems. Tenant shall familiarize its employees with such fire alarm systems and shall make each of its employees aware of the fire exits within the Premises and shall cooperate with any fire drills, systems, test, inspections and/or repairs as may be required from time to time.

8.   [INTENTIONALLY DELETED.]

9.   [INTENTIONALLY DELETED.]

10. [INTENTIONALLY DELETED.]

11. There are no animals/pets of any kind (leashed, caged, muzzled) allowed into the Building, with the exception of service animals or other animals used in the conduct of Tenant’s business in accordance with local ordinances and regulations.

12. To avoid damage to the Building’s plumbing system or to prevent plumbing blockages, restroom trash receptacles (and NOT the toilets) are to be used for disposing of all paper towels, sanitary napkins, and objects foreign to toilet/plumbing systems. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees, or invitees shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

13. Parking in Fire Lanes, except for medical and emergency vehicles, is PROHIBITED BY LAW.  All other vehicles are subject to being towed at the owner’s expense.

14. All proposed improvements to the Premises by Tenant shall be performed in accordance with the provisions of the Lease.

15. [INTENTIONALLY DELETED.]

16. [INTENTIONALLY DELETED.]

17. No trash or debris can be stored within tenant areas that might result in pest infestation. All food, fluid, or wet trash must be disposed of in the site trash compactor or in receptacles utilized for composting at the close of business each day.

18. [INTENTIONALLY DELETED.]

19. [INTENTIONALLY DELETED.]

20. Delivery carts, hand trucks and similar devices must be properly equipped with rubber tires and protective guards. Tenant shall be held responsible for any damage to the Premises caused by Tenant’s vendors, suppliers, agents or delivery services.

21. Tenant shall not occupy or permit any portion of the Premises to be occupied for the possession, storage, manufacture, or sale of liquor or any other illegal substance of any kind; provided, however, that the foregoing shall not prevent the service, in accordance with all applicable laws, of alcoholic beverages at business meetings conducted within the Premises or of any regulated substances used as part of Tenant’s business provided Tenant has received all appropriate governmental approvals.

22. [INTENTIONALLY DELETED.]

23. [INTENTIONALLY DELETED.]

24. Canvassing, soliciting and pedaling in the Building are prohibited and Tenant shall cooperate to prevent the same by notifying Landlord.

25. Egress corridors and paths, elevators and stairways or any exterior portions of the site shall not be encumbered or obstructed by Tenant, or Tenant’s agents, servants, employees, licensees, or visitors. The moving in and out of all safes, freight, furniture, or bulky matter of any description may take place during normal Building hours.

26. Except as otherwise expressly set forth in the Lease, no curtains, blinds, shades, screens, or signs other than those approved by Landlord (which approval shall not be unreasonably withheld and shall be granted for any window treatments proposed to be installed by Tenant which preserve a uniform appearance on the exterior of the Building and do not void manufacturer's warranties on the windows) shall be attached to, hung in, or used in connection with any exterior window or suite entry door of the Premises without the prior written consent of Landlord.

27. With respect to movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

28. Landlord shall have the power to approve the weight and position of safes and other heavy equipment or items, which in all cases shall not in the reasonable opinion of Landlord, as analyzed by a structural engineer, exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

29. Common area corridor doors, when not in use, shall be kept closed except those which are tied into the fire alarm system.

30. No flammable, explosive, or hazardous fluid or substance shall be used, kept, released or disposed of by Tenant in the Premises or Building, except for those fluids or substances as are used in the conduct of Tenant’s business and are being used by Tenant in accordance with all applicable laws, rules, and regulations.  Tenant shall supply building management with current Material Safety Data Sheets along with maximum quantities of materials stored by Tenant on site.

31. Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping, or for any illegal purpose.

32. [INTENTIONALLY DELETED.]

33. Tenant shall not install, operate or maintain in the Premises, or any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval (or the equivalent as issued by another organization or in another jurisdiction) in those instances where the same is required for such equipment (unless Tenant shall supply Landlord with documentation evidencing the safety and capacity of such non U/L (or alternative as aforesaid) approved equipment; provided, however, that the foregoing requirements shall not be applicable to prototype equipment for which UL (or alternative as aforesaid) testing has not been done or has not yet been completed), or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as reasonably determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building.

34. All construction vendors to be contracted by Tenant shall comply with the insurance requirements in the Lease if deemed appropriate by building management and with all other provisions of the Lease pertaining to construction work within the Premises.  Please contact Tenant Services Coordinator 781-890-4302 for landlord additional insured entities and related requirements which must be named on each certificate of insurance, where applicable. Certificates of such insurance shall be filed with the building management prior to the commencement of the work.

35. For daily maintenance service calls, or general tenant requests, questions, or concerns please contact the Tenant Services Coordinator, Mary Teran, at: (781) 890-4302.  Alternatively, tenants may use the web based service request system. Please contact building management for specific instructions and to receive a tenant specific password.

36. Tenant shall adhere to and familiarize its employees with Building safety and evacuation plans as mutually agreed upon by Tenant and building management. In the event of any Building/site-related emergency, please contact the Security Desk at 930 Winter Street at (781) 890-4560.

37. [INTENTIONALLY DELETED.]

38. [INTENTIONALLY DELETED.]

39. Tenant shall provide its own janitorial services to the Premises as set forth in the Lease.

40. [INTENTIONALLY DELETED.]

41. Tenant and its visitors shall obey all parking regulations.

42. Bicycles and other vehicles are not permitted to be parked on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

43. Tenant shall carry out Tenant’s permitted maintenance, repairs, alterations, and improvements in the Premises in a manner which will not interfere with the rights of other tenants in the Building.

44. Tenant shall inform its employees and visitors of the laws and ordinances of the City of Waltham relating to prohibition of smoking. No smoking will be allowed anywhere inside the Building.

45. NO NATURAL holiday decorations (trees, wreaths, evergreens decorations, etc.) are allowed within the Building.  All such items are categorized by the Waltham Fire Department as fire hazards.

46. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by Tenant on any part of or visible from the outside of the Premises or Building without the prior written consent of Landlord, except as otherwise provided in the Lease. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.  The foregoing shall not be applicable to temporary paper signs on glass doors providing instructions or directions to visitors.

48. In the event Tenant has access to the garage, Access Card programming for the garage may be requested from Mary Teran, Tenant Service Coordinator, in writing, on company letterhead, or electronically, as follows:

•     By E-Mail:                                                      mteran@thedaviscompanies.com

Each request for Access Card programming must be submitted by authorized tenant-representatives and must provide, at a minimum, the following information:

•     The full name(s) of the individual(s) for whom access is being requested;

•     Individual must present ID card to building manager to be scanned into the system.

49. [INTENTIONALLY DELETED.]

50. Any shipping, packing, staging, rigging, or building protection materials generated as part of a delivery must be cleaned-up and removed by the delivery company or by Tenant, otherwise Tenant will be charged with the associated disposal costs.

51. Handicapped Parking Spaces and Parking for Low Emitting and Fuel Efficient Vehicles as designated by the United States Green Building Council are for those who need them and have the appropriate license plates, vehicles, or vehicle identification.  Any abuse of this policy may be reported directly to the building management office.

EXHIBIT 7.02

Work Letter

I. Base Building Work.

1.01(a)           Landlord’s Performance.  Landlord shall perform the Base Building Work (hereinafter defined) in a good and workmanlike manner, using new materials of first quality, and shall comply with applicable laws and all applicable ordinances, orders and regulations of governmental authorities.  The Base Building Work shall be performed in all material respects in accordance with the list of plans and specifications attached as Attachment 1, as such plans and specifications may be modified in accordance with this Work Letter (the “Base Building Work”). Landlord may modify the design of the Base Building Work from time to time as required by municipal authorities having jurisdiction over such work or to comply with applicable legal requirements (any such change being a “Permitted Base Building Work Change”). Landlord acknowledges that if there are multiple alternatives to comply with applicable legal requirements at no greater cost to Landlord or delay in the schedule for the Base Building Work (nothing in this clause being deemed to limit Landlord’s obligations, including the obligations to incur additional costs and delay, pursuant to Section 2.07(d)(i), below), Landlord shall consult with Tenant prior to selecting the applicable method of compliance for purposes of minimizing the impact of such change on Tenant’s Finish Work. In addition, Landlord may (subject to the provisions of the immediately following paragraph) make such other modifications as Landlord reasonably determines are necessary so long as such other modifications (i) do not affect the utility, quality, or appearance of the Base Building Work in any material respect, (ii) do not materially increase the cost of the Finish Work or the FF&E Work (as hereinafter defined), except as provided below, (iii) will not materially interfere with Tenant’s use of the Premises, (iv) do not involve a material reduction in the quality of materials to be incorporated in the Base Building Work, (v) will not result in any material diminution of the rentable area of the Premises, and (vi) will not materially adversely affect the building service systems and equipment serving the Premises (collectively, the “Tenant Approval Not Required Standards”). In addition to the requirements described in this Exhibit 7.02, Landlord's Base Building Work shall be further described in 100% construction documents that shall be consistent with Attachment 1 and a first class suburban office building (Tenant acknowledging that Attachment 1 is consistent with a first class suburban office building) pursuant to the schedule for Landlord’s Deadlines set forth on Attachment 4.  Landlord shall provide Tenant with copies of the construction documents for Tenant’s review and comment.  Tenant shall review and comment on such plans within ten (10) business days following the delivery of such plans to Tenant.  If Tenant fails to review and comment on such plans within such ten (10) business day period, then Tenant shall be deemed to have waived its right to comment.  Landlord represents and warrants that, upon completion of the Base Building Work, the Building shall be in compliance with all applicable laws, codes, ordinances, rules and regulations, including without limitation the Americans with Disabilities Act, except to the extent, if any, such non-compliance results from the design and construction of Tenant Work or the Finish Work.

If Landlord desires to make a design modification that does not meet the Tenant Approval Not Required Standards and is not a Permitted Base Building Work Change (an “Unpermitted Base Building Work Change”), Landlord shall promptly so notify Tenant and request Tenant’s approval of the same.  Such notice, in order to be effective, shall contain “bubbled” plans specifically identifying the proposed modification and a statement of the effect, if any, of such modification on the Finish Work.  Within ten (10) business days after delivery of such notice (an “Unpermitted Base Building Work Change Notice”) to Tenant, Tenant shall notify Landlord whether Tenant approves such change or, if not, the revisions required to be made by Landlord (if any can be made to satisfy Tenant) and shall also notify Landlord of the additional costs, if any, that Tenant reasonably estimates it will incur in the redesign of the Finish Work as a result of the Unpermitted Base Building Work Change (“Tenant’s Change Estimate Notice”). Tenant shall not unreasonably withhold any such requested approval and Tenant agrees to cooperate with Landlord in approving changes in the Base Building Work necessary to satisfy Landlord’s schedule and financing requirements so long as the Base Building Work is consistent with standards for a first class office and laboratory building and Landlord pays for (i) all additional costs for redesign of the Finish Work and, following approval of final Construction Documents for the Finish Work, FF&E Work, in each case as reasonably estimated by Tenant in the applicable Tenant’s Change Estimate Notice, together with (ii) additional costs to construct the Finish Work and applicable FF&E Work resulting from such changes, as such costs are incurred.  If Tenant does not respond to an Unpermitted Base Building Work Change Notice as set forth above, then Landlord may send Tenant a second such Unpermitted Base Building Work Change Notice indicating, in bold and prominent print, that Tenant’s failure to respond to the same within three (3) Business Days shall be deemed to mean approval of the applicable Unpermitted Base Building Work Change. If Tenant fails to respond within such three Business Day period, then the applicable Unpermitted Base Building Work Change shall be deemed approved by Tenant without any additional costs to be reimbursed to Tenant by Landlord for redesign of the Finish Work.  If Landlord does not agree with Tenant’s cost estimate as set forth in Tenant’s Change Estimate Notice, then Landlord may, by notice to Tenant, elect to have the particular aspects of the redesign of the Finish Work performed on a time and materials basis.  In such event, Landlord shall pay all amounts due to Tenant’s architect for such work as and when due. Tenant shall provide Landlord all reasonable cost accounting information regarding such work provided to Tenant by Tenant’s architect.  If and to the extent that any Unpermitted Base Building Work Change causes a delay to Tenant’s submission of any plans required to be submitted by Tenant under this Lease, the same shall constitute a Landlord Delay as further set forth in Section 2.11 of this Exhibit 7.02.

From time to time during the construction of the Base Building Work directly affecting the Building and the Finish Work, Landlord shall allow Tenant’s authorized representatives to review and make copies of plans and specifications including all changes thereto and generally to review the progress of Landlord Work.  Such reviews shall be scheduled so as not to interfere with the conduct of Landlord Work.  Tenant shall be provided with copies of all material changes or supplements to the construction plans for the Base Building Work when the same are given to Landlord’s contractor. Landlord shall be responsible for obtaining all permits or other approvals for Landlord's Base Building Work, including obtaining any required certificates of occupancy (subject to the completion of the FF&E Work), and shall advise Tenant, at Tenant’s request from time to time, as to the status of said permits, approvals and certificates.

The Landlord has retained, or will retain, John Moriarty & Associates to be its general contractor for the Base Building Work.

(b)        Base Building Work Modifications.  Tenant may, prior to the date that is 20 days after the Effective Date, request in writing that Landlord incorporate any of the changes in the

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Base Building Work described on, and subject to the conditions set forth in, Attachment 2 (the “Base Building Work Modifications”). To the extent that Tenant timely elects any of the Base Building Work Modifications, Landlord shall use commercially reasonable, diligent efforts to obtain the permits and approvals from the City of Waltham necessary to accommodate the same; however, in no event shall Landlord have any obligation to pursue the Base Building Work Modifications if the applicable permits and approvals have not been granted by the applicable date set forth on Attachment 2. To the extent that Tenant requests the Base Building Work Modifications and Landlord is unable to obtain the necessary permits and approvals of the City of Waltham to the same, then Tenant shall have the remedy indicated on Attachment 2 and Landlord shall have no further obligation to undertake the applicable Base Building Work Modifications. If Landlord obtains the permits and approvals necessary to permit the Base Building Work Modifications, then Landlord shall have its architect modify the Base Building Work plans and specifications accordingly. The parties acknowledge that no Tenant Delay shall be deemed to occur on account of Tenant’s election to pursue the Base Building Work Modifications; however, as noted on Attachment 2, certain Base Building Work Modifications may be performed by Landlord as a separate phase of Landlord Work and shall not be deemed to be a condition to Substantial Completion, the Commencement Date, or the Rent Commencement Date.

(c)        Tenant Requests and Base Building Work Permits.  Tenant may, prior to November 1, 2018 (other than with respect to cosmetic changes such as the selection of finishes, which may be made at any time prior to the procurement of the same by Landlord), from time to time request reasonable changes in the Base Building Work to accommodate Tenant’s interior space design or system requirements, subject to the following: in the event that Tenant proposes any changes to the Base Building Work pursuant to the foregoing, Landlord shall, within ten (10) business days of such request, provide Tenant with Landlord’s architectural and engineering design proposals and Landlord’s contractor’s order of magnitude conceptual pricing setting forth the reasonable out of pocket additional net increase in costs (taking into account any prior such changes) to be incurred by Landlord to implement the change in Base Building Work as a result of such change and the amount of estimated delay, if any, that will result in the completion of Base Building Work, together with any other costs that Landlord reasonably anticipates it will incur as a result of such change, including without limitation design costs and the aforementioned increased net construction costs, if any (“Landlord’s Change Estimate Notice”).  Tenant shall, within six (6) business days of receiving Landlord’s Change Estimate Notice, either withdraw Tenant’s request for a change or authorize Landlord to proceed with the preparation of revised plans for the Base Building Work reflecting such change.  Tenant’s failure to timely reply to Landlord’s Change Estimate Notice shall be deemed to be a withdrawal of Tenant’s request for a change, but this shall not affect Tenant’s right to request the same or a similar change in the future subject to the provisions hereof.

Landlord shall make such reasonable changes provided that (i) Tenant pays for costs specified by Landlord in Landlord’s Change Estimate Notice, including the net increased construction costs (taking into account any prior changes) resulting from such change, as such costs are incurred (based on “open book” detailed backup from Landlord’s contractor and Landlord’s contractor’s subcontractors and suppliers), (ii) the change is consistent with the governmental approvals and permits authorizing the performance of the Base Building Work (and does not require any modification to the Special Permit), (iii) the change is consistent with first quality design standards for office, laboratory and research and development space and does not

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have a material adverse effect on the value of the Building or Property, (iv) Tenant authorizes Landlord to make such change pursuant to the immediately preceding paragraph, (v) Tenant agrees that to the extent such change results in a Tenant Delay and the parties agree to the amount of such delay, if any, with the input of Landlord’s architect and contractor, any such agreed upon delay pursuant to this subparagraph (v) being referred to as “Agreed Tenant Delay” (provided that Landlord shall have no obligation to agree to or approve change requests that may or will result in more than 180 days of Tenant Delay in the Substantial Completion of the Landlord Work in the aggregate under this Exhibit 7.02 whether the Tenant Delay is a Tenant Delay under this clause (v) or any other Agreed Tenant Delays, including Agreed Tenant Delays described in or pursuant to Section 2.06(ii)) and (vi) such change does not materially and adversely affect the Base Building systems or other structural elements of the Building.  Upon the written request of Tenant, Landlord shall cause Landlord’s contractor to quote the cost for any such change on a lump sum or a guaranteed maximum price basis in the issuance of a change order therefor.  If Tenant timely notifies Landlord that Tenant authorizes Landlord to make such change and satisfies the other requirements set forth in the preceding sentence but Tenant does not agree with Landlord’s cost estimate for construction work as set forth in Landlord’s Change Estimate Notice, then Tenant may, by notice to Landlord set forth in Tenant’s notice authorizing Landlord to proceed with such change pursuant to clause (iv), above, elect to have the work performed on a time and materials basis in accordance with Landlord’s construction contract.  In such event, Tenant shall pay all net increases in amounts due to Landlord’s contractor for such work as and when due under Landlord’s construction contract and shall pay Landlord for any other costs reasonably attributable to implementing such changes based on the budget categories set forth in Landlord’s Change Estimate Notice. Landlord shall provide Tenant all reasonable cost accounting information regarding such work provided to Landlord by Landlord’s contractor or otherwise reasonably available to Landlord and shall cause the final amount due for such work to be determined in accordance with Section 2.08 of this Exhibit 7.02. Landlord shall have no obligation to make any changes to the Base Building Work construction plans requested by Tenant except in accordance with this paragraph.

Landlord shall consult with Tenant prior to identifying, and Tenant shall further have the right to review and comment on, the color and finishes of the materials and fixtures used in the lobbies, cafeteria, bathrooms, stairwells, and elevator cabs to be constructed within the Premises as part of the Base Building Work. Such finishes shall be consistent in all respects, including without limitation, in cost and quality with the first-class nature of the Building and the plans and specifications attached as Attachment 1.  Tenant shall provide such comments in writing within six (6) business days after any such color and finishes are presented to Tenant by Landlord.  Any disputes regarding the matters set forth in this paragraph shall be resolved pursuant to Section 2.13 of this Exhibit 7.02.

Landlord shall be responsible for obtaining all permits or other approvals for Landlord's Base Building Work, including obtaining any required certificates of occupancy (subject to the completion of the FF&E Work), and shall advise Tenant, at Tenant’s request from time to time, as to the status of said permits, approvals and certificates.

(d)     Intentionally Omitted.

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(e)     Chemical Storage Modification.  The parties acknowledge that the Base Building Work includes (and Landlord shall not modify the Base Building Work to exclude, except as provided Section 2.07(d)(i), below) the necessary improvements to designate the first floor of the Building (containing the cafeteria) as a first floor level above grade plain under the applicable edition of the Massachusetts State Building Code for purposes of chemical storage (the “First Floor Grade Plain Condition”).

II. Finish Work.

2.01     Construction Documents.  Tenant shall prepare, at Tenant’s expense (subject to reimbursement from the Finish Work Allowance and, if applicable, the Supplemental Allowance), complete, coordinated construction drawings and specifications (the “Construction Documents”) for the initial improvements to the Premises necessary to make the Premises ready for Tenant’s occupancy (the “Finish Work;” together with the Base Building Work, the “Landlord Work”).  The Construction Documents shall be reasonably consistent with the fit plan attached as Attachment 3 to this Exhibit 7.02 (the “Fit Plan”) and the plans and specifications then previously approved by Landlord, as further set forth below. The Finish Work does not include the installation of Tenant’s decorations, data and telecommunications cabling, movable furnishings, business fixtures and equipment (collectively, the “FF&E Work”). Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant may elect to not initially design or construct Finish Work for Tenant to occupy a limited portion of the Premises located on one floor and not exceeding 40,000 rentable square feet in the aggregate of the Premises, excluding the Converted Office Space as defined in Section 26.01 (the “Unfinished Space”) provided such Unfinished Space shall initially be left in such condition that it is at least sufficient to receive a certificate of occupancy for the Premises.  To the extent that Tenant elects to have Unfinished Space, (a) $105 per rentable square foot of the Unfinished Space of the Finish Work Allowance and Supplemental Allowance (allocated on a 50/50 basis between the Finish Work Allowance and Supplemental Allowance) shall be available only for use with the Unfinished Space (and therefore unavailable for application to the remainder of the Premises), but in any event subject to the Allowance Expiration Date in Section 2.02 of Exhibit 7.02, and (b) tenant improvements within the Unfinished Space shall be excluded from the Landlord Work and not deemed a condition to Substantial Completion.

At all times, Tenant will act promptly (and in any case within seven (7) business days following delivery of notice from Landlord unless expressly provided otherwise herein) on any construction-related questions or matters, including final color approvals and substitutions.  In furtherance of the foregoing, Tenant shall prepare and deliver to Landlord plans and specifications for the Finish Work reasonably consistent with the Fit Plan and all plans and specifications then previously approved by Landlord, if any, for Landlord’s review and approval, pursuant to the Tenant Deadlines as set forth on Attachment 4.  If Tenant does not meet the Tenant Deadline for submission of final Construction Documents by the date set forth on Attachment 4, which such Tenant Deadline shall be subject to extension for Landlord Delay and events described in Section 20.14 (it being agreed that the time for Landlord performance of the Landlord Work shall be similarly extended on a day for day basis for each day that Tenant’s obligation to deliver the Construction Documents is extended on account of events described in Section 20.14), then, in addition to the right to claim Tenant Delay as further provided in Section 20.11 below:

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(a)     if such delay exceeds 180 days, then (i) the Commencement Date shall be deemed to mean the date that is the later to occur of (X) January 20, 2020, or (Y) the date the Base Building Work is Substantially Complete (with the definition of Substantially Completed being revised for purposes of such determination by replacing the words “not interfere materially with occupancy by Tenant” with the words “not interfere materially with the construction of the Finish Work”, and taking an additional exception in the final parenthetical of such definition to the extent that Tenant’s lawful occupancy cannot be achieved due to the status of the Finish Work), (ii) the PRISA II Guaranty (as defined below) shall be of no further force and effect with respect to the obligation to complete Finish Work (but shall remain in effect with respect to the Base Building Work), and (iii) Landlord shall have the right, at Tenant’s sole cost and expense (to be deducted from the Finish Work Allowance as such work progresses), to perform only so much of such leasehold improvement work within the Premises as is necessary to obtain a certificate of occupancy for the Building on or before January 20, 2020; and

(b)  if such delay exceeds 270 days, then, in addition to the matters set forth in subparagraph (a) above, Landlord shall have no further obligation to complete the Finish Work and the Landlord Work shall be deemed to consist solely of the Base Building Work.

Tenant has or will retain Elkus Manfredi or another architect reasonably approved by Landlord as Tenant’s architect for the Finish Work.  Tenant’s architect and engineers will comply with the provisions of this Exhibit 7.02 and of Article 8 of the Lease, including without limitation the Tenant Deadlines.  Tenant’s architect will retain AHA Consulting Engineers, Landlord’s mechanical, electrical and plumbing engineer, and, if necessary due to the nature of the Finish Work, retain McNamara Salvia, Inc., Landlord’s structural engineer, and shall retain such other engineers as are reasonably approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed).  Even though such architects and engineers may have been otherwise engaged by Landlord in connection with the Building, Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Finish Work (subject to reimbursement from the Finish Work Allowance and, if applicable, the Supplemental Allowance) and for the adequacy and completeness of the plans and specifications submitted to Landlord by Tenant.  Tenant’s contract with Tenant’s architect (the “Architect’s Agreement”) shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and Tenant shall not materially amend the Architect’s Agreement without Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  The Architect’s Agreement shall at all times include provisions, and Tenant shall enforce the same, that (i) require Tenant’s architect to execute such certificates and consents as are customarily required by lenders providing construction financing, and regulatory authorities and (ii) give the Landlord and any lenders providing construction financing for the Finish Work the right to use the instruments of service under the Architect’s Agreement to the extent necessary to complete the construction of the Finish Work in accordance with the Work Letter.  Tenant shall cause Tenant’s architect to address any certifications that are required of Tenant’s architect under the Architect’s Agreement to Landlord in addition to Tenant as owner under the Architect’s Agreement.  Tenant acknowledges that Landlord shall have the right to communicate directly with Tenant’s architect as required for Landlord to perform Landlord’s obligations under this Work Letter with regard to the Finish Work, including without limitation to the extent that the Tenant’s architect is providing construction administration services for the Finish Work.  Tenant shall be responsible for causing the Tenant’s architect to perform the

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Tenant’s architect’s obligations under the Architect’s Agreement with respect to construction phase services with regard for the Finish Work (including without limitation the obligation to act upon applications for payment by the Landlord’s general contractor).

Landlord shall review and approve, or disapprove by written notice in sufficient detail for Tenant to be able to reply, within ten (10) business days following delivery of any plans and specifications to Landlord by Tenant in accordance with the Tenant Deadlines, including without limitation the Construction Documents.  In accordance with such review of any such plans, Landlord shall identify any Finish Work requiring removal at the end of the term in accordance with, and subject to the provisions set forth in Section 8.01(b) of the Lease. Tenant’s Schematic Design Documents and any subsequently submitted plans and specifications must be consistent with the first class nature of the Building.  All approvals, inspections, and requirements of Landlord with respect to the Construction Documents or other plans and specifications, and Finish Work shall be for Landlord’s benefit only, may not be relied on by Tenant (other than for the purpose of evidencing that Landlord has approved same to the extent such approval is required under this Lease), and shall not affect Tenant’s responsibility for the same.

2.02.  Finish Work Allowance and Supplemental Allowance.

(a)        Landlord shall provide Tenant with an allowance for the costs (the “Allowance Costs”) of preparing the Premises for Tenant's initial occupancy (including the costs of constructing such Finish Work (the “Hard Costs”) and architectural and engineering fees incurred in the design of such Finish Work), Tenant’s outside legal fees incurred in connection with this Lease, Tenant’s third party expenses to move into the Premises and to the purchase and installation of data and telecommunications cabling, signage, equipment, trade fixtures and/or furniture in the Premises) in an amount not to exceed $15,400,000.00 (i.e. $70.00 per rentable square foot of the entire Premises initially leased hereunder) (the “Finish Work Allowance”), subject to increase for any credits obtained by Tenant pursuant to Section 1.01(b), above.  At least 80% of the Finish Work Allowance (the “Minimum Expenditure Threshold”) must be spent on Hard Costs for the Finish Work.  All construction and design costs for the Finish Work in excess of the Finish Work Allowance and, if applicable, the Supplemental Allowance, shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement or allowance therefore. In addition, Landlord has, prior to the date of this Lease, paid Tenant a test fit allowance in the amount of $22,000 towards the Tenant’s architect’s costs to design the plan shown on Attachment 3.

Tenant may, by written notice (the “Allowance Increase Notice”) given to Landlord no later than the date that is 30 days following the Effective Date, elect to obtain an additional allowance in the amount of up to $16,500,000.00 (i.e. $75.00 per rentable square foot of the Premises) (the amount so elected by Tenant being referred to herein as the “Supplemental Allowance”). The Supplemental Allowance, if elected by Tenant, shall be utilized on the terms and conditions set forth herein with respect to the Finish Work Allowance, except that (a) the Supplemental Allowance shall be disbursed pari passu with any available amounts of Finish Work Allowance (e.g., $75 of each $145 drawn shall be attributed to the Supplemental Allowance), and (b) in no event shall Tenant have the right to apply any unused Supplemental Allowance against Rent payments.  If Tenant gives the Allowance Increase Notice, Tenant shall repay the

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Supplemental Allowance to Landlord in equal monthly installments determined by amortizing the Supplemental Allowance over the initial term of the Lease, together with interest at 8% per annum (such monthly payments, the “Supplemental Rent”), on the first calendar day of each month commencing on the Rent Commencement Date and continuing thereafter during the remainder of the initial term of the Lease with Tenant’s regular payments of Base Rent (and the parties shall enter into an amendment to the Lease to confirm the same promptly following the giving of the Additional Allowance Notice). Tenant shall have the right to prepay the unamortized balance of the Supplemental Allowance at any time during the first three Lease Years by providing three months’ prior written notice to Landlord. Examples of the Supplemental Rent calculation and the prepayment calculation are attached as Attachment 5.

Pursuant to the schedule shown on Attachment 4, Landlord shall notify Tenant of the estimated guaranteed maximum price construction cost of the Finish Work (taking into account the Direct Costs, as described in Section 2.08, below) within 21 days following Tenant’s delivery of Tenant’s complete Schematic Design Drawings to Landlord and again within 21 days following Tenant’s delivery of Tenant’s complete Design Development Drawings. Upon completion of each of the Early Release/Long Lead Procurement Packages and the Building Permit Plans, Landlord shall then cause Landlord’s general contractor for the Building to solicit at least three bids (or such fewer number of bids as Landlord and Tenant may reasonably agree, if with respect to the Early Release/Long Lead Procurement Packages or any items, three bids is impracticable in light of the nature of the item and the Landlord’s construction schedule) for each trade agreed to be so bid between Landlord and Tenant prior to the time required pursuant to Attachment 4.  Landlord and Tenant shall determine the trades to be bid in accordance with the schedule shown on Attachment 4, and, if they are unable to reach agreement on the identity of such trades, shall submit such dispute to resolution by arbitration pursuant to Section 2.13, below.  Tenant may designate at least one subcontractor for each trade for inclusion in the bidding, subject to Landlord’s reasonable approval of such bidders.  Landlord shall promptly supply Tenant with such detailed information about bid requests and negotiations with contractors as Tenant may reasonably request, provided that any delays resulting from Tenant’s failure to act within five (5) business days following Landlord’s delivery of such information to Tenant shall constitute a Tenant Delay.  In the case of each bid request, Landlord will accept the lowest responsible bid from a contractor that can meet the Construction Schedule, unless Landlord and Tenant reasonably determine otherwise.

Landlord shall notify Tenant of the final guaranteed maximum price construction cost of the Finish Work, which notice shall set forth on a detailed line item basis the elements of such cost, including, without limitation, the contractor's fee of three and one-quarter (3.25%) percent, general conditions costs, the contractor's contingency, and a contractor’s fee of three and one-quarter (3.25%) percent for change orders, as determined under Section 2.08 (the “Base Price”), to be calculated based on the final, approved Construction  Documents promptly upon receipt from the general contractor.  Tenant shall have ten (10) business days following Landlord’s delivery of the Base Price to Tenant to propose any initial Finish Work Change Orders that Tenant may reasonably determine are necessary to keep the cost of the Finish Work within Tenant’s budget.  Tenant shall have five (5) business days to respond to Landlord’s price estimates on Tenant’s Early Release/Long Lead Procurement Packages, and any other specialty or long lead item submitted to Landlord by Tenant.  Costs of Building services or facilities (such as electricity, HVAC, and

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cleaning) actually required to implement the Finish Work and other variable costs to the extent required to be paid by Tenant under the Lease (such as for review, inspection, and testing) shall, to the extent not reasonably ascertainable as of the time Landlord notifies Tenant of the Base Price as provided above and included therein, thereafter be added to the Base Price (as adjusted for Finish Work Change Orders). To the extent that any of such services are provided to the Base Building Work and Finish Work in a manner that cannot reasonably be segregated (e.g. where there are not separate utility meters), the cost of such services shall be equitably allocated between the Base Building Work and the Finish Work.  In the event that the total price of such Finish Work (as determined under Section 2.08), as the same may be reasonably estimated by Landlord, exceeds the Finish Work Allowance and Supplemental Allowance elected by Tenant, if any, then Tenant shall pay its pro-rata share of the costs to construct such Finish Work (based on the ratio of the costs of Excess Finish Work, as defined below, to the estimated total cost of such Finish Work as reasonably estimated by Landlord and documented to Tenant to Tenant’s reasonable satisfaction) with each requisition by the general contractor.

(b)        Commencing no earlier than the date Landlord obtains a building permit for the Landlord Work, Landlord shall disburse funds to Tenant for Allowance Costs incurred by Tenant within forty-five (45) days of Tenant’s request (which request may not be made more than once per month) if such request is submitted at least five (5) business days prior to the day on which Landlord is to submit its monthly requisition for loan disbursement to its construction lender if the following conditions have been fully satisfied:  (a) no Event of Default then exists and; (b) Landlord shall have no reason to believe that any work for which payment is requisitioned has not been properly completed and (c) Tenant shall have complied with any other reasonable requirements of Landlord’s construction lender for disbursement of Allowance Costs that are comparable to requirements applicable to disbursements of funds for Base Building Work (but excluding requirements that are clearly inapplicable to Tenant or the work to which such Allowance Costs relate, such as a requirement that there be no borrower default under the loan documents).  Requests for disbursement of the Finish Work Allowance and Supplemental Allowance that are not timely submitted or for which any of the conditions to payment of the Finish Work Allowance or Supplemental Allowance, as applicable, have not been satisfied, shall be included in Landlord’s next construction loan requisition and paid to Tenant within thirty (30) days following submission of the same to Landlord’s construction lender, provided that the conditions to payment are then satisfied.  Requests for disbursement of the Finish Work Allowance and Supplemental Allowance for which any of the conditions to payment of the Finish Work Allowance or  Supplemental Allowance, as applicable, have not be satisfied with respect to a particular aspect of design of the Finish Work shall be funded to the extent that such requests otherwise comply with the conditions to payment and to the extent that Landlord’s construction lender actually funds comparable partially incomplete requisitions for Base Building Work.

If Landlord fails timely to pay any portion of the Finish Work Allowance or Supplemental Allowance to Tenant when due, then until such past due amount is paid or recouped hereunder it shall accrue interest at the Default Rate, and Tenant shall have the right to deduct any such past due amount, together with interest, from the next installment(s) of (a) Base Rent and Tenant’s Pro Rata Share of Operating Expenses and Tenant’s Pro Rata Share of Taxes (with respect to the Finish Work Allowance) and (b) Supplemental Rent with respect to the Supplemental Allowance due under this Lease until Tenant has received full credit or otherwise has been fully reimbursed for

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the amount due to Tenant.  Notwithstanding the foregoing, if Landlord disputes Tenant’s right to abate Base Rent, Tenant’s Share of Operating Expenses, Tenant’s Share of Taxes, or Supplemental Allowance, or the amount of the abatement, such dispute shall be resolved in accordance with Section 2.13 of this Exhibit 7.02 prior to any abatement of disputed amounts by Tenant (and, if such dispute is resolved in favor of Tenant, then Landlord shall pay Tenant interest on any amounts so abated at the Default Rate).

Tenant’s right to receive the Finish Work Allowance and, if applicable Supplemental Allowance, shall expire and be of no further force and effect as of the date (the “Allowance Expiration Date”) that is 36 months following the Commencement Date (other than to the extent of amounts properly requisitioned prior to such date). Provided that (i) no Event of Default then exists, (ii) an amount of the Finish Work Allowance at least equal to the Minimum Expenditure Threshold has been spent on Hard Costs for the Finish Work and Tenant has paid for all Excess Finish Work (as reasonably evidenced to Landlord), and (iii) Finish Work or Tenant Work necessary for the occupancy of the entire Premises (other than Unfinished Space to the extent provided in Section 2.01 above) has been completed, any portion of the Finish Work Allowance that has not yet been requisitioned shall be credited against the next Rent payments due hereunder as and when directed by Tenant but in any event no later than the Allowance Expiration Date. Any Supplemental Allowance not utilized by the Allowance Expiration Date shall be retained by Landlord, Tenant shall have no further right to the same, and the Supplemental Rent payable hereunder shall be adjusted accordingly as evidenced by a mutually satisfactory amendment to this Lease.

2.03.  Construction of Finish Work, Generally. Finish Work shall be constructed by Landlord at Tenant’s sole cost and expense (subject to reimbursement from the Finish Work Allowance and Supplemental Allowance to the extent applicable) in accordance with, and subject to, the provisions of this Work Letter.  Landlord shall not be responsible for any aspects of the design of Finish Work.  Landlord shall not charge any supervisory or management fees with respect to the Finish Work. Tenant shall reimburse Landlord for (a) any reasonable third-party costs incurred by Landlord in connection with review or approval Finish Work design within 30 days following invoice as Additional Rent unless and except to the extent Tenant elects to retain the services of the MEP and structural engineers to prepare such plans as Landlord utilized for the Base Building Work plans and (b) Landlord’s out of pocket personnel costs incurred to administer any Finish Work Change Orders after the aggregate hard and soft costs of Finish Work Change Orders exceeds $1,500,000. To the extent that the Finish Work shall incorporate any design elements or materials that will make it impractical to complete any aspect of the Landlord Work in accordance with the Landlord Work Deadlines set forth on Attachment 4 with due diligence, any delay occasioned thereby shall constitute Tenant Delay if the item giving rise to such Tenant Delay is designated by Landlord in writing when Landlord provides Tenant with the Base Price and, in such event, Landlord and Tenant agree to cooperate with the other to approve reasonable substitutions in the event any such design elements or materials are identified (as further described in Section 2.06, below); provided, however, that Tenant shall have no obligation to agree to any such substitutions that are not of equal quality to the item being replaced.  If no equal substitute is available, then the parties shall cooperate to issue a deductive Finish Work Change Order for the applicable element of Finish Work in a manner that does not delay the Landlord Work and provides Tenant with functionally equivalent Finish Work.  Landlord has retained or shall retain, and Tenant

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has approved, John Moriarty & Associates as Landlord’s general contractor for the Finish Work.  Tenant shall have the right to review and approve the form of construction contract for the Finish Work, which approval shall not be unreasonably withheld or conditioned and shall be deemed granted if not given or withheld with specific explanation within twenty (20) days following Landlord’s delivery of the proposed form to Tenant.  In connection with the construction of the Finish Work, Landlord shall use commercially reasonable efforts to enforce the terms of the construction contract.

Except to the extent that the same constitutes an element of the Base Building Work, any installation of furniture, equipment, cabling or wiring necessary to obtain a temporary certificate of occupancy or such other document or such other permission as is provided by the City of Waltham building department to permit the legal occupancy of the Premises (any such documentation, the “Occupancy Documentation”) from the City of Waltham Department of Inspectional Services for the Premises shall be completed by Tenant in a timely manner (subject to extension for events described in Section 20.14 of the Lease, it being agreed that the time for Landlord performance of the Landlord Work shall be similarly extended on a day for day basis) pursuant to Landlord’s construction schedule (the “Construction Schedule”) as initially provided to Tenant, which Construction Schedule shall incorporate the schedule for installation of the FF&E Work by Tenant as provided in Section 2.10,  below, and as it may subsequently be revised from time to time by Landlord in a reasonable manner and with reasonable notice to Tenant, in order to allow Landlord to Substantially Complete the Landlord Work in accordance with the Landlord Work Deadlines set forth on Attachment 4, provided that nothing in this sentence shall (x) relieve Landlord of its obligation to Substantially Complete the Landlord Work, or (y) permit Landlord to change the Estimated Delivery Date (other than extensions for Tenant Delay and events described in Section 20.14), except as may be reasonably approved by Tenant or for non-binding changes intended to indicate the date that such events are estimated to actually occur.  If Tenant does not perform the FF&E Work in a timely manner, then Landlord shall have the right, at Tenant’s expense pursuant to Section 14.02 of the Lease (which costs shall be deducted from the Finish Work Allowance), to do only such work as is necessary to obtain the Occupancy Documentation upon prior written notice to Tenant (the parties agreeing to cooperate as reasonably required to minimize the need for any such work by Landlord by staging the FF&E Work in a manner that will not prevent the timely issuance of Occupancy Documentation, as and where practicable).

2.04. Excess Finish Work.  All Finish Work (including, without limitation, any Finish Work Change Orders) the cost of which exceeds the Finish Work Allowance and Supplemental Allowance, if any, shall be “Excess Finish Work.”  All Excess Finish Work shall be performed and furnished by Landlord at the sole expense of Tenant.

2.05.  Finish Work Change Orders.  Subject to the provisions of Section 2.06 of this Work Letter, Tenant may, from time to time, by written order to Landlord on a form reasonably specified by Landlord (“Finish Work Change Order”), request Landlord’s approval of a change in the Finish Work shown on the Construction Documents, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied within seven (7) business days after delivery of such Finish Work Change Order to Landlord.  The Construction Documents shall not be modified in any material respect except with Landlord’s and Tenant’s prior written approval; and all Tenant modifications to the Construction Documents, whether material or not, shall be made only by

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Finish Work Change Order submitted in timely fashion to Landlord and approved by Landlord.  The price to be paid for Excess Finish Work shall be adjusted for any Finish Work Change Order.  Landlord shall be authorized to proceed with work shown on any Finish Work Change Order as further set forth in Section 2.06, below.

2.06   Performance of Finish Work by Landlord.  Landlord shall construct the Finish Work in a good and workmanlike manner in compliance in all material respects with the Construction Documents, and using new materials of first quality.  Landlord is authorized to proceed with the Finish Work shown on the final, approved Construction Documents, on the date that is 10 business days after Landlord delivers the Base Price to Tenant, as set forth above, unless and to the extent that Tenant withdraws the Construction Documents in writing for the purposes of Tenant’s value engineering. Tenant acknowledges that any such withdrawal in accordance with the preceding sentence may result in a Tenant Delay and, if it prevents Landlord from proceeding with the Finish Work, shall be a Tenant Delay with a duration of one day for each day that Landlord is required to stop work as a result, and shall be considered an Agreed Tenant Delay for all purposes under this Work Letter. Landlord acknowledges that Tenant may elect to authorize Landlord to proceed with the Finish Work and process any such value engineering as one or more Finish Work Changes Orders.  With respect to the Early Release/Long Lead Procurement Packages and any other specialty or long lead item reasonably identified by Landlord, Landlord shall be deemed authorized to proceed on the date that is six (6) business days after Landlord delivers Landlord’s estimate of the cost of such items to Tenant unless and to the extent that Tenant withdraws such items in writing for the purposes of Tenant’s value engineering (Tenant acknowledging that any such withdrawal may result in a Tenant Delay). Landlord and Tenant shall cooperate to identify any item for inclusion in Tenant’s Early Release/Long Lead Procurement Package promptly following Landlord’s receipt of any plans from Tenant.  With respect to Finish Work Change Orders submitted after Landlord is initially authorized (or deemed authorized) to proceed with Finish Work, Landlord shall be deemed authorized to proceed with such Finish Work Change Order upon written notice from Tenant.

Landlord has no obligation to approve any Finish Work Change Order or any Finish Work not shown on the plans previously approved by Landlord or reasonably inferable therefrom if, in Landlord’s reasonable judgment, such Finish Work (i) would delay completion of the applicable Finish Work beyond the Estimated Delivery Date (as defined below) for such Finish Work unless Tenant agrees in writing that such work constitutes a Tenant Delay and Landlord and Tenant agree in writing to the amount of such Tenant Delay, (ii) would delay completion of the Landlord Work unless Tenant agrees in writing that such work constitutes a Tenant Delay and Landlord and Tenant agree in writing to the amount of such Tenant Delay and any such agreed delays shall be Agreed Tenant Delays (provided that Landlord shall have no obligation to agree to or approve any Finish Work Change Orders that may or will result in more than 180 days of Tenant Delay in the Substantial Completion of the Landlord Work in the aggregate under this Exhibit 7.02 whether the Tenant Delay is an Agreed Tenant Delay under this clause (ii) or any other Agreed Tenant Delays, including Agreed Tenant Delays described in or pursuant to clause (v) of Section 1.01(c); (iii) would materially increase the cost of performing any other work in the Building, unless in each case Tenant agrees to pay such costs, (iv) are incompatible with the design, quality, equipment or systems of the Building, (v) is not consistent the first class nature of the Building, or (vi) otherwise do not comply with the provisions of this Lease (including, without limitation,

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Article 8).  Nothing in this paragraph shall limit or restrict Tenant’s right to have the Unfinished Space. By its execution of the Lease, and its submission of any Construction Documents and Finish Work Change Orders, Tenant will be deemed to have approved of, and shall be legally responsible for, such Construction Documents and Finish Work Change Orders.  Notwithstanding the foregoing or anything herein to the contrary, if any Finish Work or Finish Work Change Order reasonably specifies a long lead item, such as custom cabinetry or a piece of specialized equipment, that Landlord reasonably determines could not be delivered and installed in a manner consistent with the completion of the Finish Work by the applicable Estimated Delivery Date, then Landlord and Tenant may agree in writing that such long lead item may be completed by Landlord following the date that all of the Landlord Work is Substantially Complete (if permitted pursuant to applicable law, including without limitation for any certificate of occupancy to be issued) without constituting a Landlord or Tenant Delay hereunder.

2.07.    Substantial Completion/Punchlist/Remedies.

(a)        “Substantial Completion” and “Substantially Completed” mean that the Landlord Work is completed excepting only (i) punch list type items and other uncompleted elements of construction, decoration, painting, millwork or other work and mechanical adjustment that, in each case, will not interfere materially with occupancy by Tenant and (ii) matters such as landscaping and the balancing of heating, ventilating and air conditioning systems that cannot be completed owing to their seasonal nature, such that Tenant can lawfully occupy the Premises for the conduct of the Permitted Uses (except to the extent that the inability of Tenant to lawfully occupy the Premises for the conduct of the Permitted Uses results from Tenant’s failure to timely complete the FF&E Work necessary to obtain Occupancy Documentation in accordance with Section 2.11(vii), below, or Tenant’s failure to timely complete the Construction Documents in accordance with Section 2.01 above). The certification of Substantial Completion by Landlord’s architect shall be conclusive between the parties unless the certification is unreasonable and is disputed by Tenant by a notice to Landlord given within five (5) business days of Tenant’s receipt of the certification.  In the event of a dispute between Landlord and Tenant over whether Substantial Completion has occurred with respect to the relevant aspect of the Landlord Work, the certification of Landlord’s architect shall be conclusive.

(b)     On a date or dates reasonably specified by Landlord (but not later than two days following the Substantial Completion), Landlord and Tenant and each of their architects shall inspect the Premises for the purpose of preparing a list of the customary punchlist type items, and any items of a seasonal nature, then remaining to be completed for the Finish Work (any such punchlist, a “Final Punchlist”) (provided, however, that in no event shall any work that cannot be completed without material interference with Tenant’s intended use and occupancy of the Premises be deemed a punchlist item).  Landlord shall, within ten (10) days after the date of such inspection, submit such Final Punchlist to Tenant, and Tenant shall sign and return the Final Punchlist to Landlord within five (5) business days of Landlord’s delivery of such Final Punchlist to Tenant (or, if earlier, by the day before Tenant takes occupancy of the Premises), noting any items which Tenant reasonably believes should be added thereto.  Items shall not be added to the Final Punchlist by Tenant after it is delivered to Landlord, but this shall not relieve Landlord from its liability to correct latent defects pursuant to the terms set forth below.  If the Final Punchlist is not executed by Tenant and returned to Landlord within such five business day period, then Tenant shall be

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deemed to have accepted the Final Punchlist as submitted to Tenant by Landlord without modification and, except as set forth on the Final Punchlist, Landlord shall have no further obligation to cause any other Finish Work to be completed except as provided below with respect latent defects.  With respect to items on the Final Punchlist not in dispute, Landlord shall cause such items to be completed in a diligent manner during regular business hours, but in a manner that will seek to minimize interruption of Tenant’s use and occupancy.  In any event, Landlord shall use commercially reasonable efforts to complete all punch list work within 30 days (or such longer period as is reasonably required with respect to applicable items), other than matters that cannot be completed owing to their seasonal nature, and subject to extension for events described in Section 20.14 and Tenant Delays.  With respect to any disputed Final Punchlist items, Landlord shall cause such items to be completed in like manner, but Landlord may nevertheless reserve Landlord’s rights to require Tenant to pay the costs therefor as Excess Finish Work provided that Landlord gives Tenant notice that Landlord believes that such work is Excess Finish Work as soon as reasonably practicable.

(c)        Except for uncompleted items of Finish Work specified in the Final Punchlist and for latent defects, Tenant shall be deemed to have accepted all elements of Finish Work on the date of actual (as opposed to deemed) Substantial Completion thereof.  In the case of a dispute concerning the completion of items of Finish Work specified in the Final Punchlist, such items shall be deemed completed and accepted by Tenant upon the delivery to Tenant of a certificate of Landlord’s architect that such items have been completed unless the certification reasonably is disputed by Tenant by a notice to Landlord given within five (5) business days of Landlord’s delivery of the certification to Tenant, in which case such dispute shall be resolved pursuant to Section 2.13 of this Exhibit 7.02.  In the case of latent defects in Finish Work appearing after the Commencement Date, Tenant shall be deemed to have waived any claim for correction or cure thereof on the earlier of the date that is 12 months following the date of actual (as opposed to deemed) Substantial Completion of the applicable work if Tenant has not then given notice of such defect to Landlord.  For the purposes of this Lease, “latent defects” shall mean defects in the construction of the Landlord Work that are not readily observable by visible inspection at the time the Final Punchlist is prepared or cannot be ascertained by reason of seasonality.  Landlord shall cause Landlord’s contractor so to remedy, repair or replace any such latent defects identified by Tenant within the foregoing time periods, together with any damage caused to the Landlord Work on account of such defects, such action to occur as soon as practicable during normal working hours and so as to avoid any unreasonable interruption of Tenant’s use of the Premises.  If timely and adequate notice has been given and if Landlord has other guarantees, contract rights, or other claims against contractors, materialmen or architects Landlord shall, with regard to any such latent defects or any other defects in the Landlord Work not resulting from Tenant’s acts or omissions, exercise reasonable efforts to enforce such guarantees or contract rights.  The foregoing shall constitute Landlord’s entire obligation with respect to all latent defects in the Finish Work.

(d)        Landlord shall use diligent efforts to Substantially Complete the Landlord Work by January 20, 2020, subject to extension for Tenant Delay and matters described in Section 20.14 of the Lease (the “Estimated Delivery Date”).  Landlord’s failure to Substantially Complete the Landlord Work and deliver the Premises on or before the Estimated Delivery Date, for any reason, shall not give rise to any liability of Landlord hereunder, shall not constitute a Landlord’s default, shall not affect the validity of this Lease, and shall have no effect on the beginning or end of the

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term of this Lease as otherwise determined hereunder or on Tenant’s obligations associated therewith except that:

(i)      If Landlord has not obtained (A) a building permit for the Base Building Work that meets the First Floor Grade Plain Condition by the applicable Landlord Work Deadline, subject to extension for Tenant Delay and matters described in Section 20.14 of the Lease, or (B) consent to the relocation of the “Drainage Easement” shown on that certain Easement Plan of Land In Waltham Massachusetts dated June 16, 1997 and recorded with the Registry of Deeds as Plan No. 723 of 1997 to accommodate the Base Building Work from the four unaffiliated abutting property owners benefiting from such easement by the Landlord Work Deadline for obtaining a building permit, then, in either case, Tenant may terminate the Lease upon 30 days’ prior written notice to Landlord, which notice shall be null and void and of no force and effect if the building permit has been received or such consent has been obtained, as applicable, by Landlord by the expiration of such 30 day period. If Tenant does not timely terminate this Lease pursuant to clause (A) of the immediately preceding sentence, then Landlord shall modify the plans and specifications for the Base Building Work to adjust the site grading around the perimeter of the Building and the floor elevation of both the ground floor and the first floor such that there is not greater than a 12-foot difference in height between the elevation of the first floor slab and any point in the grade along the perimeter of the Building as a Permitted Base Building Work Change, at Landlord’s cost and risk with respect to delays resulting from such redesign, and diligently pursue a building permit for the Base Building Work as modified;

(ii)    if the Commencement Date occurs more than 90 days after the Estimated Delivery Date as it may be extended, then, as liquidated damages Tenant shall receive an abatement of Base Rent equal to (x) one day for each day following such 90-day period through the 210th day following the Estimated Delivery Date, and (y) two days for each day thereafter until the Commencement Date occurs; and

(iii)   If the Commencement Date fails to occur within ten (10) months after the Estimated Delivery Date, as it may be extended (the “Outside Completion Date”), then Tenant shall have the one-time (except as expressly described below) option to elect, by notice to Landlord and PRISA II (as defined below) given within ten (10) days after the Outside Completion Date, to (A) terminate this Lease (subject to the rights of PRISA II to cause completion within 90 days thereafter pursuant to the PRISA II Guaranty), (B) complete the Finish Work at its sole cost and expense (except as set forth below) and in compliance with Article 8 hereof, or (C) request that PRISA II complete the Landlord Work in accordance with the PRISA II Guaranty, in each case, upon thirty (30) days prior written notice to Landlord; provided, however, that if the Commencement Date occurs within such thirty (30) day period, then such election shall be of no force or effect. If Tenant makes the election set forth in (C) above, and PRISA II believes in good faith that the conditions for the Commencement Date to occur cannot be satisfied within 90 days after Tenant’s notice, then within 20 days after delivery of Tenant’s notice PRISA II shall have the right to so notify Tenant  (a “Guarantor Fail Safe Notice”) and provide Tenant with a letter setting forth a good

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faith, estimated schedule to complete construction of the Landlord Work (the “Completion Estimate”). If PRISA II gives a Guarantor Fail Safe Notice, then Tenant shall have an additional right, by notice to Landlord and PRISA II given within ten (10) days after the Guarantor Fail Safe Notice is given, to elect to (I) terminate this Lease (subject to the rights of PRISA II to cause completion within 90 days thereafter pursuant to the PRISA II Guaranty), (II) complete the Finish Work  at its sole cost and expense (except as set forth below) and in compliance with Article 8 hereof, or (III) require PRISA II to diligently pursue completion in accordance with the Completion Estimate. If Tenant fails to respond within such 10-day period, Tenant will be deemed to have elected clause (III). If Tenant elects to require PRISA II to pursue completion in accordance with the Completion Estimate, then the Outside Completion Date shall be extended to be the date 90 days after the completion date set forth in the Completion Estimate and Tenant shall have the options set forth in clauses (A), (B) and (C) of this paragraph if the Commencement Date has not occurred by the Outside Completion Date as extended.

Notwithstanding anything to the contrary herein, if Tenant makes the election set forth in clause (B), above, or timely exercises its subsequent option to self-help in accordance with clause (II) of the immediately preceding paragraph, then Tenant may apply any unused Finish Work Allowance and Supplemental Allowance, if applicable, towards any work undertaken pursuant to clause (B) or clause (II), as applicable, pursuant to (and subject to the provisions of) Exhibit 7.02 and shall, to the extent not reimbursed through use of the Finish Work Allowance and Supplemental Allowance, have the right to reimbursement by Landlord (on 30 days prior notice) for Tenant’s reasonable third party costs and expenses to complete such Finish Work to the extent exceeding the amount of Excess Finish Work costs that Tenant would otherwise have incurred in the completion of such Landlord Work by Landlord (in addition to such costs, Tenant shall be entitled to a construction management fee payable to Tenant of four (4%) percent of the hard costs of Landlord Work performed by Tenant), and if Landlord fails timely to pay any such amount to Tenant when due, then until such past due amount is paid or recouped hereunder it shall accrue interest at the Default Rate and Tenant shall have the right to deduct any such past due amount, together with interest, from the next installment(s) of Base Rent and Supplemental Rent due under this Lease until Tenant has received full credit or otherwise has been fully reimbursed for the amount due to Tenant.  Notwithstanding the foregoing, if Landlord disputes Tenant’s right to abate Base Rent or Supplemental Rent, or the amount of the abatement, such dispute shall be resolved in accordance with Section 2.13 of this Exhibit 7.02 prior to any abatement of disputed amounts by Tenant (and, if such dispute is resolved in favor of Tenant, then Landlord shall pay Tenant interest on any amounts so abated at the Default Rate).

Furthermore, in consideration of Tenant’s execution and delivery of this Lease and Guarantor’s execution and delivery of the Guaranty, Landlord has provided Tenant with that certain guaranty from PRISA II LHC LLC (“PRISA II”) in the form attached as Attachment 6 (the “PRISA II Guaranty”).

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(e)        If, despite using good faith, diligent efforts, Landlord is unable to obtain (1) a building permit for the Base Building Work by the date that is 60 days following the applicable Landlord Work Deadline, subject to extension for Tenant Delay and matters described in Section 20.14 of the Lease, or (2) consent to the relocation of the Drainage Easement to accommodate the Base Building Work from the four unaffiliated abutting property owners benefiting from such easement by the Landlord Work Deadline for obtaining a building permit, and provided Tenant did not previously terminate the Lease pursuant to clause (d)(i) of this Section 2.07, then Landlord may terminate the Lease without liability or recourse to either party by written notice to Tenant.

2.08     Tenant Payments For Excess Finish Work.  Tenant shall pay Landlord for Excess Finish Work, including amounts due pursuant to Section 2.02, above, within 30 days following delivery by Landlord of each invoice therefore (together with a copy of the general contractor’s requisition to which it applies).  Tenant shall pay the entire amount of each such invoice to Landlord.  The price for any Finish Work shall be equal to Landlord’s Direct Costs (as defined below) incurred in connection with performing the Finish Work.  Landlord’s Direct Costs shall mean the total cost payable by Landlord (or its general contractor) to subcontractors, materialmen, laborers, etc. (including any portions of such reasonable amounts designated subcontractor's or materialmen's profit, fee, overhead, and the like); the cost of utilities to complete the Finish Work; plus all costs of insuring the Finish Work and all costs of obtaining permits and inspections required by governmental authorities in connection with the Finish Work; plus so‑called general conditions items paid to the general contractor of the type generally paid by Landlord on the contract for the Base Building Work or such scope as is otherwise reasonably approved by Tenant within six (6) business days after request for approval thereof, a general contractor’s fee of 3.25% payable to the general contractor, and a reasonable general contractor’s contingency.  The Landlord’s contract with the general contractor shall provide for a guaranteed maximum price.  Tenant shall have no right to object to the cost of any item of Landlord’s Direct Costs (other than objections based on the inclusion of costs, or the amounts of such included costs, in violation of the terms of Landlord’s contract with the general contractor) after the time that Tenant has authorized Landlord to proceed with the applicable Finish Work or been deemed to authorize Landlord to proceed pursuant to the terms of this Exhibit 7.02. Landlord's invoices on account of Excess Finish Work may include any materials and equipment purchased to be part of Finish Work and stored on the Property or some other location approved by Landlord and all deposits made on the purchase of such materials and equipment, provided that any invoice for elements of work stored at a location other than the Property shall contain copies of third party invoices therefor and evidence that such property is covered by Landlord’s or the general contractor’s insurance and that Tenant shall have the right to inspect any elements of work stored at location other than the Property upon Tenant’s written request.  Within ninety (90) days of the completion of all items of Finish Work listed on the Final Punchlist, Landlord shall provide Tenant with a final invoice prepared by Landlord for all Excess Finish Work (the “Finish Work Reconciliation Statement”).  Such statement shall be conclusive between the parties unless the statement is incorrect and is disputed by Tenant by notice to Landlord given within ten (10) days of Landlord’s delivery of the statement to Tenant.  Upon issuance thereof, there shall be adjustments between Landlord and Tenant to the end that Landlord shall have received the exact amount due to Landlord hereunder on account of Excess Finish Work.  Any overpayment by Tenant shall be credited against the next payments of Base Rent due hereunder or, if the Lease has terminated for reason other than a default

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by Tenant, shall be paid by Landlord to Tenant.  Any underpayment by Tenant shall be due and payable within 30 days after Landlord’s invoice.

All payments required to be made by Tenant under this Finish Work Letter, whether to Landlord or to third parties, shall be deemed “Additional Rent” for purposes of the Lease.

2.09   Authorized Representatives. Sam Theodoss (857-829-2884, email: Sam.Theodoss@alkermes.com) is Tenant’s Authorized Representative, and shall have full power and authority to act on behalf of Tenant on any matters relating to Finish Work.  Tenant may name a replacement Authorized Representative from time to time by written notice to Landlord making reference to this Exhibit 7.02. Paul Marcus (617-556-5210, email: pmarcus@marcuspartners.com) and Peter Cameron (617-556-5200, email: pcameron@marcuspartners.com) are Landlord’s Authorized Representatives and either of them shall have full power and authority to act on behalf of Landlord on any matters relating to Landlord Work.  Tenant shall provide a copy of any notice or submission to one of such Authorized Representatives to the other, or to such other person as Landlord may identify from time to time, but failure to do so shall not render any notice or submission to one of the Authorized Representatives ineffective or delay the start of any time periods triggered by such notice or submission.  Landlord may name replacement Landlord’s Authorized Representatives from time to time by written notice to Tenant making reference to this Exhibit 7.02.

For purposes of this Lease, the parties acknowledge and agree that communications and deliveries between the Tenant and Landlord Authorized Representatives of plans, comments to and approvals of plans, and requests for information under this Work Letter may be made by e-mail to the e-mail addresses set forth above (or otherwise provided by prior written notice making reference to this Exhibit 7.02) or another electronic protocol agreed upon by the parties (such as a secure FTP site) and any such communications and deliveries shall be treated as having been delivered in the manner required pursuant to Section 18.01 of the Lease upon receipt.

2.10     Entry Prior to Commencement.  Prior to the Commencement Date, Tenant may, at Tenant’s sole risk and expense, enter the Premises for the purpose of inspecting the Finish Work and may enter portions of the Premises reasonably necessary for the FF&E Work, in each case in accordance with the approved schedule for the FF&E Work referenced in Section 2.12, below.

As a condition to Tenant’s entry into the Premises prior to the Commencement Date, Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all of Tenant’s insurance and indemnity obligations and other obligations governing the conduct of Tenant at the Property under this Lease.

Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work or inspections in the Premises prior to the Commencement Date shall be subject to all of the terms, conditions and requirements contained herein (including without limitation the provisions of Article 4) and, prior to such entry, Tenant shall provide Landlord with evidence of the insurance coverages required pursuant to Article 4.  Tenant and any Tenant contractor performing any work or inspections in the Premises prior to the Commencement Date shall use reasonable efforts not to interfere in any way with construction of, and shall not damage the Landlord Work or the common

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areas or other parts of the Building.  Neither Tenant, nor any Tenant contractor performing any work or inspections in the Premises prior to the last Commencement Date to occur shall cause any labor disharmony, and Tenant shall be responsible for all costs required to produce labor harmony in connection with an entry under this Section 2.10 (provided, however, that Tenant shall not in any event be required to use union labor for trades other than for carpentry and laborers).  Without limiting the generality of the foregoing, to the extent that the commencement or performance of Landlord Work is delayed on account in whole or in part of any act, omission, neglect, or default by Tenant or any Tenant contractor, then such delay shall constitute a Tenant Delay as provided in Section 2.11 of this Exhibit 7.02.

Any requirements of any Tenant contractor performing any work or inspections in the Premises prior to the Commencement Date for the applicable Portion for services from Landlord or Landlord’s contractor, such as hoisting, electrical or mechanical needs, shall be paid for by Tenant and arranged between such Tenant contractor and Landlord or Landlord’s contractor based on the actual, reasonable cost thereof determined on a time and materials basis.  Should the work of any Tenant contractor performing any work or inspections in the Premises prior to the Commencement Date for the applicable Portion depend on the installed field conditions of any item of Landlord Work, such Tenant contractor shall ascertain such field conditions after installation of such item of Landlord Work.  Neither Landlord nor Landlord’s contractor shall ever be required or obliged to alter the method, time or manner for performing Landlord Work or work elsewhere in the Building, on account of the work of any such Tenant contractor.  Tenant shall cause each Tenant contractor performing work on the Premises prior to the Commencement Date for the applicable Portion to clean up regularly and remove its debris from the Premises and Building.  The FF&E Work shall be performed in accordance with the provisions of Article 8 of the Lease.

2.11   Delays.

A delay in the commencement or performance of Landlord Work as a result of any of the following is referred to herein as a “Tenant Delay”:

(i)         Any Agreed Tenant Delays;

(ii)       any Finish Work Change Order requested by Tenant;

(iii)      the failure of the design Finish Work to comply with applicable laws, codes and ordinances (provided that any Tenant Delay pursuant to this clause (ii) shall not be deemed to accrue unless and until Landlord delivers notice of such event with a statement, in bold and prominent print and referencing this Section 2.11, that a Tenant Delay has occurred and describing the event giving rise to such Tenant Delay);

(iv)       the failure of Tenant to make any submission or to respond to any submission to Tenant from Landlord (including without limitation the submissions described on Attachment 4) on or before the deadline for such submission or response as set forth in the Lease or this Exhibit;

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(v)        any other act or failure to act (where action by Tenant is required under the Lease) that results in a delay to the completion of Landlord Work (provided that any Tenant Delay pursuant to this clause (iv) shall not be deemed to accrue unless and until Landlord delivers notice of such event with a statement, in bold and prominent print and referencing this Section 2.11, that a Tenant Delay has occurred and describing the event giving rise to such Tenant Delay); or

(vi)       the inability of Landlord to obtain Occupancy Documentation for the Premises or Building by reason of the failure of the plans and specifications for Finish Work to comply with applicable code; or

(vii)     failure by Tenant to complete any element of Tenant’s FF&E Work that is not the responsibility of Landlord under the Lease and is necessary for Landlord to obtain Occupancy Documentation for the Premises and Building (provided that Landlord has then completed all Base Building Work necessary for obtaining such Occupancy Documentation and has provided Tenant with access to complete the FF&E Work in accordance with the schedule referenced in Section 2.12) except to the extent that such failure results from matters described in Section 20.14 (it being agreed that the time for Landlord performance of the Landlord Work shall be similarly extended on a day for day basis for each day that Tenant’s obligation to complete Tenant’s FF&E Work is extended on account of events described in Section 20.14).

Tenant shall reimburse Landlord, as Additional Rent, for any increase in the actual out-of-pocket costs of the Landlord Work or other work being constructed by Landlord in the Building, resulting from a Tenant Delay within 30 days after billing and such reimbursement, together with the acceleration of the date that the Landlord Work is deemed to be Substantially Complete as described below and the extension of Landlord’s time to perform the Landlord Work as set forth in the Lease, shall be Landlord’s sole remedies at law or in equity for Tenant Delay (except as expressly provided in the second paragraph of Section 2.01, above).

A delay in the completion of any Construction Documents, or any Tenant plans subject to a delivery date pursuant to Section 2.01 of this Exhibit 7.02, or a delay in the completion of the FF&E Work, as a result of any of the following is referred to herein as a “Landlord Delay”:

(i)      a failure of Landlord to respond to Tenant’s proper request for approval of the Construction Documents or Tenant plans or specifications subject to the Tenant Deadlines within the time periods set forth herein;

(ii)    any other act or omission of Landlord, any Landlord contractor, or any of their officers, employers, agents, or contractors (provided that any Landlord Delay pursuant to this clause (ii) shall not be deemed to accrue unless and until Tenant delivers notice of such event with a statement, in bold and prominent print and referencing this Section 2.11, that a Landlord Delay has occurred and describing the event giving rise to such Landlord Delay).

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For each day of Landlord Delay, the Tenant’s obligation to deliver the Construction Documents (or other applicable Tenant deliveries or other obligations pursuant to Attachment 4) shall be deemed to be extended by one day.

In calculating the length of Delays (as defined below), Delays shall be determined on a net basis, i.e. taking into account the effect of other Delays.  Any Landlord Delay or Tenant Delay of less than a full day shall be deemed to be equal to a delay of one full day.  The date that the Landlord Work is deemed to be Substantially Complete for the purpose of determining the applicable Delivery Date shall be deemed to occur one day earlier for each day of Tenant Delay, taking into account any periods of Landlord Delay.  In connection therewith, Landlord and Tenant have agreed to determine the length of any Tenant Delay and Landlord Delay (together, “Delays”) as follows:

(i) any delays pursuant to clause “(iii)” in the definition of Tenant Delay or clause “(i)” in the definition of Landlord Delay shall be equal to one day for each day that the applicable Delay continues beyond the applicable time period required for response under this Lease, (ii) in the event of any agreed Tenant Delay or agreed Landlord Delay referenced in this Lease, the length of such delay shall be as agreed upon in writing by the parties at the time such delay arises, and (iii) with respect to any other Delay, the party claiming such Delay shall notify the other in writing of the claimed estimated length of such Delay within ten (10) business days after its occurrence and the party to whom such claim is made may elect by written notice delivered to the other within ten (10) business days thereafter to dispute the claimed estimated Delay in accordance with Section 2.13.  Unless such estimate is disputed by written notice delivered within such ten (10) business day period, the length of such Delay shall be no less the claimed estimated Delay.

2.12  Coordination of Finish Work and Base Building Work.  Each party shall use reasonable efforts to cause its contractors and/or consultants to cooperate so as to complete the Finish Work, the FF&E Work, and the Base Building Work in an expeditious manner. The parties acknowledge and agree that it is the intent to prosecute such work in a manner to permit Tenant’s occupancy of the Premises on the Estimated Delivery Date.  As of the date hereof, Landlord has delivered a draft schedule for the performance of Landlord Work in coordination with the FF&E Work so that each of Landlord and Tenant can expeditiously prosecute its respective work to completion in a timely fashion, consistent with the Landlord’s construction schedule and the Landlord Work Deadlines.  The parties shall promptly thereafter commence and diligently pursue a negotiated final schedule.  The parties shall complete such final schedule no later than the date that is 30 days following the date of this Lease (which final schedule shall be incorporated into the Construction Schedule and updated from time to time by agreement of the parties).  If the parties are unable to agree on such schedule within such 30 day period, then either party may submit such dispute for resolution pursuant to Section 2.13, below.

2.13.  Arbitration.  All disputes between the parties regarding Tenant Delays, Landlord Delays, and other matters expressly referencing this Section 2.13 shall be resolved in accordance with this Section 2.13.   Any arbitration decision under this Section 2.13 shall be enforceable in accordance with applicable law in any court of proper jurisdiction.

-  21  -

(a)        Any arbitration conducted pursuant to this Section 2.13 shall be conducted in as expeditious manner as possible to avoid delays in the construction of Landlord Work.

(b)        All disputes to be resolved pursuant to this Section 2.13 shall be resolved by John Myers of Redgate (the “Designated Arbitrator”) or, if the Designated Arbitrator is unavailable, then within ten (10) days after either party requests arbitration by notice to the other, Landlord and Tenant shall seek to agree to a single arbitrator who is an independent third party real estate professional with at least twenty (20) years of experience in construction disputes involving multi-tenant, first-class, office, laboratory and research and development developments that has not worked for either party for the prior five (5) years (a “Qualified Construction Arbitrator”) and, if they are unable to agree, then a Qualified Construction Arbitrator shall, upon request by either party, be appointed by the then President of the Greater Boston Real Estate Board or successor organization.

(c)        The arbitrator shall decide the dispute by written decision.  The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA (or any successor organization) on an expedited basis and shall be concluded, with a decision issued, no later than 10 days after the date that such dispute is submitted for arbitration.  The decision of the arbitrator shall be final and binding on the parties.  The parties shall comply with any orders of the arbitrator establishing deadlines for any such proceeding.  The fee of the arbitrator shall be paid equally by the parties.  Each party shall pay all other costs incurred by it in connection with the arbitration.

-  22  -

ATTACHMENT 1 – BASE BUILDING WORK

The 900 Winter Street base building shall be built in accordance with the plans and specifications titled Proposed 900 & 906 Winter Street, Waltham, MA Construction Documents and Specifications, by Elkus Manfredi Architects dated 11/01/2017 as updated and modified thru Addendum 1 dated 11/29/2017 and Addendum 2 dated 12/15/2017. All drawings included within said plans are listed along with their relevant revision date on the attachment herein titled Building Plans List along with the table of contents for the specifications titled Building Specs TOC. It being acknowledged that said drawings already incorporate the requested Base Building Work Modification #2 as shown on Attachment 2 to this Work Letter and thus, the design of the base building may be modified as per the remedies stated within Attachment 2.

The parking garage associated with the 900 Winter Street Building, herein identified as 906 Winter Street, shall be built in accordance with the plans and specifications similarly titled Proposed 900 and 906 Winter Street, Waltham, MA Construction Documents and Specifications, by Elkus Manfredi Architects dated 11/01/2017 whose table of contents are attached herein as Garage Plans TOC and Garage Specs TOC. It being acknowledged that said garage design may be modified pursuant to Base Building Work Modification #1 as described on Attachment 2 to be consistent with the architectural design shown on plans titled Proposed 900 & 906 Winter Street, Waltham, MA Construction Documents , by Elkus Manfredi Architects dated 11/01/2017 as updated and captioned as Progress Set 1/15/18 whose table of contents are attached herein as Modified Garage TOC.

BUILDING PLANS LIST

SHEET NUMBER	SHEET NAME	DATE
A000	COVER SHEET	11/1/2017
A001	DRAWING LIST	12/15/2017

GT‐1.0	PERIMETER FOUNDATION DRAIN PLAN AND DETAILS	11/1/2017
GT‐1.1	NORTH BUILDING SUBSLAB DRAIN PLAN	11/1/2017
GT‐1.2	GARAGE SUBSLAB DRAIN PLAN	11/1/2017

C‐1	PROPOSED PLOT PLAN	11/29/2017
C‐2	EXISTING CONDITIONS PLAN	11/29/2017
C‐3	SITE DEMOLITION/PREPARATION PLAN	11/29/2017
C‐4	SITE LAYOUT AND MATERIALS PLAN	12/15/2017
C‐5	SITE GRADING PLAN	12/15/2017
C‐6	SITE UTILITY PLAN	12/15/2017
C‐7	SITE LANDSCAPING PLAN	12/15/2017
C‐8	NOTES AND ZONING DATA	12/15/2017
C‐9	SITE CONSTRUCTION DETAILS	11/29/2017
C‐10	SITE CONSTRUCTION DETAILS	11/29/2017
C‐11	SITE CONSTRUCTION DETAILS	11/29/2017
C‐12	SITE CONSTRUCTION DETAILS	11/29/2017

L101	LAYOUT AND MATERIALS PLAN	12/15/2017
L102	LAYOUT AND MATERIALS PLAN	11/29/2017
L201	GRADING PLAN	12/15/2017
L202	GRADING PLAN	11/29/2017
L301	PLANTING PLAN	12/15/2017
L302	PLANTING PLAN	11/29/2017
L401	SITE DETAILS	12/15/2017

A010	VICINITY PLAN	11/29/2017
A011	SITE PLAN	11/29/2017
A020	SYMBOLS, ABBREVIATIONS, AND GENERAL NOTES	11/29/2017
A025	PARTITION TYPES	12/15/2017
A030	CODE SUMMARY	11/29/2017
A031	BASEMENT AND FIRST LEVEL LIFE SAFETY PLAN	12/15/2017
A032	SECOND AND THIRD LEVEL LIFE SAFETY PLAN	11/29/2017
A033	ROOF LEVEL LIFE SAFETY PLAN	12/15/2017
A050	FIRE RATED ASSEMBLIES BOD DETAILS AND GENERAL NOTES	11/29/2017
A100	BASEMENT AND FIRST LEVEL FLOOR PLAN	12/15/2017
A101	SECOND AND THIRD LEVEL FLOOR PLAN	12/15/2017
A102	ROOF PLAN	12/15/2017
A110	ENLARGED GARAGE RCP	12/15/2017
A111	ENLARGED BASEMENT LOBBY PLAN AND RCP	12/15/2017
A112	ENLARGED FIRST FLOOR LOBBY PLAN AND RCP	12/15/2017
A113	ENLARGED FIRST FLOOR AMENITIES PLAN AND RCP	12/15/2017
A114	ENLARGED RESTROOM PLANS	12/15/2017
A115	ENLARGED LOADING DOCK	12/15/2017
A116	ENLARGED TERRACE PLAN AND RCP	12/15/2017
A117	MISC RCPs	12/15/2017

BUILDING PLANS LIST

A130	BASEMENT AND FIRST LEVEL EDGE OF SLAB PLAN	11/29/2017
A131	SECOND AND THIRD LEVEL EDGE OF SLAB PLAN	11/29/2017
A132	ROOF LEVEL EDGE OF SLAB PLAN	12/15/2017
A201	ELEVATIONS	12/15/2017
A202	ELEVATIONS	12/15/2017
A211	FOUNDATION ELEVATION DIAGRAM	11/29/2017
A212	FOUNDATION ELEVATION DIAGRAM	11/29/2017
A213	FOUNDATION ELEVATION DIAGRAM	11/29/2017
A214	FOUNDATION ELEVATION DIAGRAM	11/29/2017
A300	BUILDING SECTIONS	11/29/2017
A301	BUILDING SECTIONS	11/29/2017
A310	SECTION ELEVATIONS	11/29/2017
A320	WALL SECTIONS AND ENLARGED ELEVATIONS	11/29/2017
A321	WALL SECTIONS AND ENLARGED ELEVATIONS	11/29/2017
A322	WALL SECTIONS AND ENLARGED ELEVATIONS	12/15/2017
A323	WALL SECTIONS AND ENLARGED ELEVATIONS	11/29/2017
A324	WALL SECTIONS AND ENLARGED ELEVATIONS	12/15/2017
A325	WALL SECTIONS AND ENLARGED ELEVATIONS	11/29/2017
A326	WALL SECTIONS AND ENLARGED ELEVATIONS	11/29/2017
A327	WALL SECTIONS AND ENLARGED ELEVATIONS	11/29/2017
A328	WALL SECTIONS AND ENLARGED ELEVATIONS	11/29/2017
A329	WALL SECTIONS AND ENLARGED ELEVATIONS	11/29/2017
A401	SECTION DETAILS	12/15/2017
A402	SECTION DETAILS	12/15/2017
A403	FOUNDATION DETAILS	11/29/2017
A403A	FOUNDATION DETAILS	12/15/2017
A404	SECTION DETAILS	12/15/2017
A405	SECTION DETAILS	12/15/2017
A406	SECTION DETAILS	12/15/2017
A407	SECTION DETAILS	11/29/2017
A410	PLAN DETAILS	12/15/2017
A411	PLAN DETAILS	12/15/2017
A412	PLAN DETAILS	12/15/2017
A413	PLAN DETAILS	11/29/2017
A420	TYPICAL DETAILS	11/29/2017
A430	TYPICAL ROOF DETAILS	12/15/2017
A431	ROOF DETAILS	11/29/2017
A500	TYPICAL STAIR DETAILS	11/29/2017
A501	STAIR 01 ‐ PLANS AND SECTIONS	11/29/2017
A502	STAIR 02 / ELEVATORS ‐ PLANS AND SECTIONS	12/15/2017
A502A	STAIR 02 / ELEVATORS ‐ PLANS	11/29/2017
A503	STAIR 03 ‐ PLANS AND SECTIONS	11/29/2017
A504	STAIR 04 ‐ PLANS AND SECTIONS	12/15/2017
A510	FREIGHT ELEVATOR PLANS AND SECTIONS	11/29/2017
A540	EDGE OF SLAB DETAILS	11/29/2017
A600	MOUNTING HEIGHT SHEET	11/29/2017
A601	INTERIOR ELEVATIONS LOBBY	12/15/2017
A602	INTERIOR ELEVATIONS CORRIDOR	11/29/2017
A603	INTERIOR ELEVATIONS FITNESS LOCKER	11/29/2017
A604	INTERIOR ELEVATIONS CAFE	12/15/2017

BUILDING PLANS LIST

A620	INTERIOR DETAILS	11/29/2017
A630	CASEWORK DETAILS	11/29/2017
A700	DOOR SCHEDULE	12/15/2017
A711	CURTAINWALL TYPES ‐ SOUTHEAST BAY	11/29/2017
A712	CURTAINWALL TYPES ‐ SOUTHEAST BAY	11/29/2017
A713	CURTAINWALL TYPES ‐ EAST ENTRY	11/29/2017
A714	CURTAINWALL TYPES ‐ NORTHEAST BAY	11/29/2017
A715	CURTAINWALL TYPES ‐ WEST ENTRY	11/29/2017
A716	CURTAINWALL TYPES ‐ WEST FACADE	11/29/2017
A717	STOREFRONT WALL TYPES	11/29/2017
A718	STOREFRONT WALL TYPES AND LOUVER	11/29/2017

S001	GENERAL NOTES I	11/29/2017
S002	GENERAL NOTES II	11/29/2017
S100N	BASEMENT FOUNDATION PLAN ‐ NORTH WING	11/29/2017
S100S	BASEMENT FOUNDATION PLAN ‐ SOUTH WING	11/29/2017
S111N	FIRST FLOOR FRAMING PLAN ‐ NORTH WING	11/29/2017
S111S	FIRST FLOOR FOUNDATION PLAN ‐ SOUTH WING	11/29/2017
S112N	SECOND FLOOR FRAMING PLAN ‐ NORTH WING	11/29/2017
S112S	SECOND FLOOR FRAMING PLAN ‐ SOUTH WING	11/29/2017
S113N	THIRD FLOOR FRAMING PLAN ‐ NORTH WING	11/29/2017
S113S	THIRD FLOOR FRAMING PLAN ‐ SOUTH WING	11/29/2017
S114N	ROOF FRAMING PLAN ‐ NORTH WING	11/29/2017
S114S	ROOF FRAMING PLAN ‐ SOUTH WING	11/29/2017
S201	COLUMN SCHEDULE	11/29/2017
S301	LATERAL FRAME ELEVATIONS ‐ NORTH WING	11/29/2017
S302	LATERAL FRAME ELEVATIONS ‐ SOUTH WING	11/29/2017
S305	FOUNDATION ELEVATIONS	11/1/2017
S306	FOUNDATION ELEVATIONS	11/1/2017
S401	TYPICAL CONCRETE DETAILS 1	11/1/2017
S402	TYPICAL CONCRETE DETAILS 2	11/29/2017
S403	TYPICAL CONCRETE DETAILS 3	11/1/2017
S501	TYPICAL STEEL DETAILS 1	11/1/2017
S502	TYPICAL STEEL DETAILS 2	11/29/2017
S503	TYPICAL STEEL DETAILS 3	11/1/2017
S504	TYPICAL STEEL DETAILS 4	11/29/2017
S505	TYPICAL STEEL DETAILS 5	11/29/2017
S601	SECTIONS AND DETAILS 1	11/29/2017
S602	SECTIONS AND DETAILS 2	11/29/2017
S603	SECTIONS AND DETAILS 3	11/29/2017
S604	SECTIONS & DETAILS IV	11/29/2017

H001	HVAC LEGEND AND GENERAL NOTES	11/1/2017
H002	HVAC SCHEDULES	12/15/2017
H003	HVAC DETAILS (SHEET 1 0F 3)	11/1/2017
H004	HVAC DETAILS (SHEET 2 0F 3)	11/1/2017
H005	HVAC DETAILS (SHEET 3 0F 3)	11/29/2017
H210N	HVAC BASEMENT FLOOR PLAN NORTH WING	11/29/2017
H211DS	HVAC FIRST FLOOR DUCTWORK PLAN SOUTH WING	12/15/2017
H211N	HVAC FIRST FLOOR PLAN NORTH WING	11/29/2017

BUILDING PLANS LIST

H211PS	HVAC FIRST FLOOR PIPING PLAN SOUTH WING	12/15/2017
H212N	HVAC SECOND FLOOR PLAN NORTH WING	11/29/2017
H212S	HVAC SECOND FLOOR PLAN SOUTH WING	11/29/2017
H213N	HVAC THIRD FLOOR PLAN NORTH WING	11/29/2017
H213S	HVAC THIRD FLOOR PLAN SOUTH WING	11/29/2017
H214N	HVAC ROOF FLOOR PLAN NORTH WING	11/1/2017
H214S	HVAC ROOF FLOOR PLAN SOUTH WING	11/29/2017

E001	ELECTRICAL LEGEND AND NOTES	11/29/2017
E002	ELECTRICAL RISER DIAGRAM AND SCHEDULES	11/29/2017
E003	ELECTRICAL SCHEDULES	11/29/2017
E004	ELECTRICAL DETAILS	12/15/2017
E005	ELECTRICAL DETAILS	12/15/2017
E110N	ELECTRICAL LIGHTING BASEMENT FLOOR PLAN NORTH WING	12/15/2017
E111N	ELECTRICAL LIGHTING FIRST FLOOR PLAN NORTH WING	12/15/2017
E111S	ELECTRICAL LIGHTING FIRST FLOOR PLAN SOUTH WING	12/15/2017
E112N	ELECTRICAL LIGHTING SECOND FLOOR PLAN NORTH WING	12/15/2017
E112S	ELECTRICAL LIGHTING SECOND FLOOR PLAN SOUTH WING	12/15/2017
E113N	ELECTRICAL LIGHTING THIRD FLOOR PLAN NORTH WING	12/15/2017
E113S	ELECTRICAL LIGHTING THIRD FLOOR PLAN SOUTH WING	11/29/2017
E114N	ELECTRICAL LIGHTING FOURTH FLOOR PLAN NORTH WING	12/15/2017
E114S	ELECTRICAL LIGHTING ROOF PLAN SOUTH WING	12/15/2017
E210N	ELECTRICAL POWER BASEMENT FLOOR PLAN NORTH WING	12/15/2017
E211N	ELECTRICAL POWER FIRST FLOOR PLAN NORTH WING	11/29/2017
E211S	ELECTRICAL POWER FIRST FLOOR PLAN SOUTH WING	12/15/2017
E212N	ELECTRICAL POWER SECOND FLOOR PLAN NORTH WING	11/29/2017
E212S	ELECTRICAL POWER SECOND FLOOR PLAN SOUTH WING	11/29/2017
E213N	ELECTRICAL POWER THIRD FLOOR PLAN NORTH WING	12/15/2017
E213S	ELECTRICAL POWER THIRD FLOOR PLAN SOUTH WING	12/15/2017
E214N	ELECTRICAL POWER ROOF PLAN NORTH WING	12/15/2017
E214S	ELECTRICAL POWER ROOF PLAN SOUTH WING	12/15/2017
E311S	ENLARGED ELECTRICAL KITCHEN POWER PLAN & SCHEDULE SOUTH WING	12/15/2017
E312	ELECTRICAL KITCHEN DETAILS	12/15/2017
ES100	ELECTRICAL SITE LIGHTING PLAN	12/15/2017
ES200	ELECTRICAL SITE POWER PLAN	12/15/2017
ES300	ELECTRICAL SITE DETAILS 1	11/29/2017
ES301	ELECTRICAL SITE DETAILS 2	11/29/2017

P001	PLUMBING LEGEND AND DIAGRAMS	11/29/2017
P002	PLUMBING RISER DIAGRAMS	11/29/2017
P003	PLUMBING ENLARGED KITCHEN PLAN (BELOW GROUND)	11/29/2017
P004	PLUMBING ENLARGED KITCHEN PLAN (ABOVE GROUND)	12/15/2017
P110N	PLUMBING BASEMENT FLOOR PLAN NORTH WING	11/29/2017
P110S	PLUMBING BASEMENT FLOOR PLAN SOUTH WING	11/29/2017
P111N	PLUMBING FIRST FLOOR PLAN NORTH WING	12/15/2017
P111S	PLUMBING FIRST FLOOR PLAN SOUTH WING	12/15/2017
P112N	PLUMBING SECOND FLOOR PLAN NORTH WING	11/29/2017
P112S	PLUMBING SECOND FLOOR PLAN SOUTH WING	11/29/2017
P113N	PLUMBING THIRD FLOOR PLAN NORTH WING	11/29/2017
P113S	PLUMBING THIRD FLOOR PLAN SOUTH WING	11/29/2017

BUILDING PLANS LIST

P114N	PLUMBING FOURTH FLOOR PLAN NORTH WING	11/29/2017
P114S	PLUMBING FOURTH FLOOR PLAN SOUTH WING	11/29/2017

FP001	FIRE PROTECTION LEGEND, DETAILS AND NOTES	11/29/2017
FP002	FIRE PROTECTION RISER DIAGRAM OFFICE	11/29/2017
FP110N	FIRE PROTECTION BASEMENT FLOOR PLAN NORTH WING	12/15/2017
FP111N	FIRE PROTECTION FIRST FLOOR PLAN NORTH WING	12/15/2017
FP111S	FIRE PROTECTION FIRST FLOOR PLAN SOUTH WING	12/15/2017
FP112N	FIRE PROTECTION SECOND FLOOR PLAN NORTH WING	11/29/2017
FP112S	FIRE PROTECTION SECOND FLOOR PLAN SOUTH WING	11/29/2017
FP113N	FIRE PROTECTION THIRD FLOOR PLAN NORTH WING	11/29/2017
FP113S	FIRE PROTECTION THIRD FLOOR PLAN SOUTH WING	11/29/2017
FP114N	FIRE PROTECTION ROOF PLAN NORTH WING	11/29/2017
FP114S	FIRE PROTECTION ROOF PLAN NORTH WING	11/29/2017

FA001	ALARM LEGEND, DETAILS AND NOTES	11/29/2017
FA110N	FIRE ALARM BASEMENT FLOOR PLAN NORTH WING	11/29/2017
FA111N	FIRE ALARM FIRST FLOOR PLAN NORTH WING	11/29/2017
FA111S	FIRE ALARM FIRST FLOOR PLAN SOUTH WING	11/29/2017
FA112N	FIRE ALARM SECOND FLOOR PLAN NORTH WING	11/29/2017
FA112S	FIRE ALARM SECOND FLOOR PLAN SOUTH WING	11/29/2017
FA113N	FIRE ALARM THIRD FLOOR PLAN NORTH WING	11/29/2017
FA113S	FIRE ALARM THIRD FLOOR PLAN SOUTH WING	11/29/2017
FA114N	FIRE ALARM FOURTH ROOF PLAN NORTH WING	11/29/2017

K1.1	FOODSERVICE UTILITY SCHEDULE	11/1/2017
K1.2	FOODSERVICE UTILITY SCHEDULE	11/1/2017
K2.1	FOODSERVICE EQUIPMENT LAYOUT & BUILDING CONDITIONS PLAN	11/1/2017
K2.2	FOODSERVICE PLUMBING & ELECTRICAL PLAN	11/1/2017
K3.1	FOODSERVICE FABRICATION DRAWINGS	11/1/2017
K3.2	FOODSERVICE FABRICATION DRAWINGS	11/1/2017
K4.1	FOODESERVICE MILLWORK DRAWINGS	11/1/2017
K4.2	FOODESERVICE MILLWORK DRAWINGS	11/1/2017
K4.3	FOODESERVICE MILLWORK DRAWINGS	11/1/2017
K4.4	FOODESERVICE MILLWORK DRAWINGS	11/1/2017
K4.5	FOODESERVICE MILLWORK DRAWINGS	11/1/2017
K4.6	FOODESERVICE MILLWORK DRAWINGS	11/1/2017
K5.1	FOODSERVICE FABRICATION DETAILS	11/1/2017
K5.2	FOODSERVICE FABRICATION DETAILS	11/1/2017

BUILDING SPECS TOC

PROPOSED 900 AND 906 WINTER STREET	12/15/2017
Reservoir Woods, Waltham, MA	CONSTRUCTION DOCUMENTS

SPECIFICATIONS

DIVISION 1:	GENERAL REQUIREMENTS

Section
01 15 00	Special Requirements	6
~~01 25 00~~	~~Substitutions and Product Options~~	6
~~01 25 50~~	~~Substitution Request Form~~	3
01 31 13	Coordination	7
01 32 00	Progress Schedule	2
01 33 00	Submittals	9
01 33 29	Sustainable Design (LEED) Submittals	3
01 43 10	Material and Equipment	4
01 43 39	Building Mock-ups	2
01 50 00	Temporary Facilities and Controls	12
01 57 15	Rodent Controls	3
01 62 00	Substitutions and Product Options (revised 11/29/17)	5
01 62 01	Substitution Request Form (revised 11/29/17)	4
01 74 19	Construction Waste Management	11
01 77 00	Contract Closeout	6
01 81 13	Sustainable Design Requirements	18
01 81 19	Indoor Air Quality Requirements	4

DIVISION 2:	EXISTING CONDITIONS

Section
02 03 00	Subsurface Investigation	6
02 41 13	Site Demolition	3

DIVISION 3:	CONCRETE

Section
03 30 00	Cast-In-Place Concrete (revised 11/29/17)	38
03 35 50	Concrete Sealer/Hardener	3
03 54 16	Cement Underlayment	5
03 60 00	Grout (revised 11/29/17)

DIVISION 4:	MASONRY

Section
04 20 00	Unit Masonry	17
~~04 40 10~~ 	~~Exterior Stone Work~~	~~8~~
04 42 00	Exterior Stone Work (revised 11/29/17)	13

TOC - 1

BUILDING SPECS TOC

PROPOSED 900 AND 906 WINTER STREET	12/15/2017
Reservoir Woods, Waltham, MA	CONSTRUCTION DOCUMENTS

DIVISION 5:	METALS

Section
05 12 00	Structural Steel (revised 11/29/17)	21
05 30 00	Metal Decking (revised 11/29/17)	8
05 40 00	Cold Formed Metal Framing	9
05 50 00	Miscellaneous Metals	17
05 73 00	Ornamental Railings	5

DIVISION 6:	WOOD AND PLASTIC

Section
06 10 00	Rough Carpentry	8
06 22 23	Finish Carpentry and Millwork	12
06 64 00	GFRP Wall Panels	5

DIVISION 7:	THERMAL AND MOISTURE

Section
07 11 00	Dampproofing	4
07 16 16	Capillary Waterproofing	5
07 18 00	Traffic Coating (revised 11/29/17)	6
07 21 00	Thermal Insulation (revised 11/29/17)	9
07 27 00	Air Barriers (revised 11/29/17)	14
07 42 43	Formed Composite Metal Panels	8
07 42 60	Preformed Metal Siding	10
07 54 10	Thermoplastic Membrane Roofing (TPO)	14
07 65 00	Flashing	6
07 81 00	Applied Fireproofing (revised 11/29/17)	11
07 81 30	Sprayed Fireproofing	7
~~07 84 00~~	~~Fire Stops and Smoke Seals~~	8
07 84 10	Penetration Firestopping (revised 11/29/17)	6
07 84 40	Fire Resistive Joint System (revised 11/29/17)	6
07 90 00	Sealants	9

DIVISION 8:	DOORS AND WINDOWS

Section
08 11 13	Steel Doors and Frames	9
08 14 00	Wood Doors	6
08 31 00	Access Panels	5
08 33 00	Coiling Overhead Doors	5
08 33 26	Coiling Grilles	3

TOC - 2

BUILDING SPECS TOC

PROPOSED 900 AND 906 WINTER STREET	12/15/2017
Reservoir Woods, Waltham, MA	CONSTRUCTION DOCUMENTS

08 41 00	Aluminum Entrance Doors and Storefront Frames	11
08 42 30	Revolving Entrance Doors	6
08 44 13	Glazed Aluminum Curtain Wall	11
08 71 00	Door Hardware	18
08 80 00	Glass and Glazing	9
08 87 00	Glazing Films	4
08 90 00	Louvers	5

DIVISION 9:	FINISHES

Section
~~09 29 00~~	~~Gypsum Wallboard System~~	16
09 21 10	Gypsum Board Assemblies (revised 11/29/17)	14
09 21 20	Gypsum Board Shaft Wall Assemblies (revised 11/29/17)	7
09 30 00	Tile Work	11
09 45 00	Interior Stone Work	10
09 51 00	Acoustical Ceilings	6
09 65 00	Resilient Flooring	9
09 67 13	Membrane Flooring	7
09 68 00	Carpeting	8
09 72 00	Wall Covering	7
09 90 00	Painting	15
09 96 56	Surface Applied Vapor Retarder	4
09 99 99	Schedule of Finishes	12

DIVISION 10:	SPECIALTIES

Section
10 14 00	Interior Signage	5
10 21 10	Metal Toilet Compartments	6
10 28 10	Toilet Accessories	4
10 31 00	Prefabricated Fireplaces	3
10 44 00	Fire Extinguishers and Cabinets	4
10 51 00	Lockers	4
10 71 13	Exterior Sun Control Devices	4
10 95 00	Miscellaneous Specialties	4

DIVISION 11:	EQUIPMENT

Section
11 13 00	Loading Dock Equipment	4
11 40 00	Food Service Equipment	18
11 52 13	Projection Screens	4

TOC - 3

BUILDING SPECS TOC

PROPOSED 900 AND 906 WINTER STREET	12/15/2017
Reservoir Woods, Waltham, MA	CONSTRUCTION DOCUMENTS

DIVISION 12:	FURNISHINGS

Section
12 24 13	Rolling Shades	5
12 48 00	Entrance Mats	3
12 70 50	Upholstery	4
12 93 00	Site Furnishings	4
12 93 13	Bicycle Racks	2

DIVISION 13:	SPECIAL CONSTRUCTION	Not Used

DIVISION 14:	CONVEYING SYSTEMS

Section
14 21 23	Machine Room-less Traction Elevators	75

DIVISION 21:	FIRE SUPPRESSION

Section
21 00 00	Fire Protection	25

DIVISION 22:	PLUMBING

Section
22 00 00	Plumbing	45

DIVISION 23:	HEATING, VENTILATING AND AIR-CONDITIONING (HVAC)

Section
23 00 00	HVAC	178

DIVISION 25:	INTEGRATED AUTOMATION	Not Used

DIVISION 26:	ELECTRICAL

Section
26 00 00	Electrical (revised 12/15/17)	112

DIVISION 27:	COMMUNICATIONS	Not Used

TOC - 4

BUILDING SPECS TOC

PROPOSED 900 AND 906 WINTER STREET	12/15/2017
Reservoir Woods, Waltham, MA	CONSTRUCTION DOCUMENTS

DIVISION 28:	ELECTRONIC SAFETY AND SECURITY

Section
28 31 00	Fire Alarm	48

DIVISION 31:	EARTHWORK

Section
31 00 00	Earthwork	34
31 10 00	Site Preparation	9
31 20 00	Earthwork	34
31 23 18	Blasting	15

DIVISION 32:	EXTERIOR IMPROVEMENTS

Section
32 05 23	Concrete for Site Work	10
32 12 16	Bituminous Paving	11
32 13 13	Portland Cement Concrete Paving	10
32 14 40	Granite Pavers	5
32 16 00	Curbing and Edging	4
32 30 00	Site Improvements	12
32 32 00	Site Walls	3
32 84 00	Irrigation	17
32 92 00	Sod & Seed Lawns & Wildflower Areas	10
32 93 00	Planting	10

DIVISION 33:	UTILITIES

Section
33 10 00	Fire and Domestic Water Systems	24
33 30 00	Sanitary Sewer System	28
33 40 00	Storm Drainage System	16
33 51 00	Gas Distribution System	5
33 71 00	Electric Power Transmission and Site Lighting	6
33 82 00	Communications Transmission	6

APPENDIX

Code Compliance Approach Report

LEED Scorecard

TOC - 5

BUILDING SPECS TOC

PROPOSED 900 AND 906 WINTER STREET	12/15/2017
Reservoir Woods, Waltham, MA	CONSTRUCTION DOCUMENTS

END TABLE OF CONTENTS

TOC - 6

Garage Plans TOC

GARAGE DRAWING LIST: PERMIT SET 11/01/17

SHEET NUMBER	SHEET NAME	SD ‐ 04/16/2014	PERMIT ‐ 07/1/14	CD ‐ 08/29/14	PERMIT 11/01/17

A000G	COVER	x	x	x	x
A001G	SHEET LIST AND GENERAL NOTES		X	x	x
A003G	CODE SUMMARY		X	x	x
A101G	BASEMENT AND LEVEL 1 PLAN	x	x	x	x
A102G	LEVEL 2 AND 3 PLAN	x	x	x	x
A103G	ROOF PLAN	x	x	x	x
A110G	ENLARGED LOBBY PLANS AND RCPS		x	x	x
A111G	ENLARGED PLANS			x	x
A201G	EXTERIOR ELEVATIONS	x	x	x	x
A300G	BUILDING SECTIONS	x	x	x	x
A321G	WALL SECTIONS AND ENLARGED ELEVATIONS		x	x	x
A322G	WALL SECTIONS AND ENLARGED ELEVATIONS		x	x	x
A410G	STAIR DETAILS			x	x
A420G	TYPICAL DETAILS			x	x
A501G	STAIR A AND ELEVATOR SECTIONS		x	x	x
A502G	STAIR B SECTIONS AND STAIR DETAILS		x	x	x
A600G	INTERIOR ELEVATIONS AND DETAILS		x	x	x
A700G	DOOR AND FINISH SCHEDULE AND DETAILS			x	x

VT‐102G	ELEVATOR PLAN AND SECTION		x	x	x

S001G	GENERAL NOTES	x	x	x	x
S101G	LEVEL P1 / FOUNDATION PLAN	x	x	x	x
S301G	SHEAR WALL ELEVATIONS	x	x	x	x
S601G	SECTIONS AND DETAILS I	x	x	x	x

H001G	HVAC GARAGE LEGEND, SCHEDULES AND GENERAL NOTES		x	x	x
H002G	HVAC GARAGE DETAILS		x	x	x
H003G	HVAC GARAGE SPECIFICATION		x	x	x
H101G	HVAC GARAGE PART PLANS		x	x	x

E001G	ELECTRICAL LEGEND AND NOTES		x	x	x
E002G	ELECTRICAL RISER DIAGRAM AND SCHEDULES		x	x	x
E100G	ELECTRICAL LIGHTING AND POWER LEVEL BASEMENT		x	x	x
E101G	ELECTRICAL LIGHTING AND POWER LEVEL P1		x	x	x
E102G	ELECTRICAL LIGHTING AND POWER LEVEL P2		x	x	x
E103G	ELECTRICAL LIGHTING AND POWER LEVEL P3		x	x	x
E104G	ELECTRICAL LIGHTING AND POWER LEVEL P4		x	x	x
P001G	PLUMBING LEGEND AND DIAGRAMS		x	x	x
P101G	PLUMBING BASEMENT		x	x	x
P102G	PLUMBING LEVEL P1		x	x	x
P103G	PLUMBING LEVEL P2		x	x	x
P104G	PLUMBING LEVEL P3		x	x	x

Garage Plans TOC

P105G	PLUMBING LEVEL ROOF	x	x	x

FP001G	FIRE PROTECTION LEGEND, DETAILS AND NOTES	x	x	x
FP002G	FIRE PROTECTION RISER DIAGRAM GARAGE	x	x	x
FP101G	FIRE PROTECTION BASEMENT	x	x	x
FP102G	FIRE PROTECTION LEVEL P1	x	x	x
FP103G	FIRE PROTECTION LEVEL P2	x	x	x
FP104G	FIRE PROTECTION LEVEL P3	x	x	x
FP105G	FIRE PROTECTION ROOF	x	x	x
FA001G	FIRE ALARM LEGEN, DETAILS AND NOTES	x	x	x
FA101G	FIRE ALARM BASEMENT	x	x	x
FA102G	FIRE ALARM LEVEL P1	x	x	x
FA103G	FIRE ALARM LEVEL P2	x	x	x
FA104G	FIRE ALARM LEVEL P3	x	x	x
FA105G	FIRE ALARM ROOF	x	x	x

GARAGE SPECS TOC

PROPOSED 900 AND 906 WINTER STREET - GARAGE	11/07/2017
Reservoir Woods, Waltham, MA	CONSTRUCTION DOCUMENTS

SPECIFICATIONS

DIVISION 1:	GENERAL REQUIREMENTS
Section
01 15 00	Special Requirements	7
01 25 00	Substitutions and Product Options	6
01 31 13	Coordination	5
01 32 00	Progress Schedule	2
01 33 00	Submittals	8
01 43 10	Material and Equipment	4
01 50 00	Temporary Facilities and Controls	11
01 57 15	Rodent Controls	3
01 77 00	Contract Closeout	6

DIVISION 2:	EXISTING CONDITIONS	(Not Used)

DIVISION 3:	CONCRETE

Section
03 30 00	Cast-in-Place Concrete	38
~~03 31 00~~	~~Concrete Work~~
03 35 50	Concrete Sealer/Hardener	3
03 41 00	Structural Precast Concrete	18

DIVISION 4:	MASONRY

Section
04 20 00	Unit Masonry	17

DIVISION 5:	METALS

Section
05 12 00	Structural Steel (missing refer to Building Specs)
05 30 00	Metal Decking (missing refer to Building Specs)
05 40 00	Cold Formed Metal Framing	8
05 50 00	Miscellaneous Metals	14

DIVISION 6:	WOOD AND PLASTIC

Section
06 10 00	Rough Carpentry	7

Page - 1

GARAGE SPECS TOC

PROPOSED 900 AND 906 WINTER STREET - GARAGE	08/29/2014
Reservoir Woods, Waltham, MA	CONSTRUCTION DOCUMENTS

DIVISION 7:	THERMAL AND MOISTURE

Section
07 11 00	Dampproofing	4
07 16 16	Capillary Waterproofing	5
07 19 10	Traffic Deck Sealer	6
07 42 43	Formed Composite Metal Panels	8
07 42 60	Preformed Metal Siding	8
07 54 10	Thermoplastic Membrane Roofing (TPO)	13
07 65 00	Flashing	5
07 84 00	Fire Stops and Smoke Seals	8
07 90 00	Sealants	8

DIVISION 8:	DOORS AND WINDOWS

Section
08 11 13	Steel Doors and Frames	7
08 31 00	Access Panels	4
08 44 13	Glazed Aluminum Curtain Wall	9
08 71 00	Door Hardware (Not included - Spec TBD)
08 90 00	Louvers	4

DIVISION 9:	FINISHES

Section
09 65 00	Resilient Flooring	6
09 90 00	Painting	10
09 99 99	Schedule of Finishes (Not included - Spec TBD)

DIVISION 10:	SPECIALTIES

Section

10 44 00	Fire Extinguishers and Cabinets	4

DIVISION 11:	EQUIPMENT

Section
11 12 00	Parking Control Equipment (Not included - Spec TBD)	By Others

Page - 2

GARAGE SPECS TOC

PROPOSED 900 AND 906 WINTER STREET - GARAGE	11/07/2017
Reservoir Woods, Waltham, MA	CONSTRUCTION DOCUMENTS

DIVISION 12:	FURNISHINGS

Section
12 48 00	Entrance Mats	3
12 93 13	Bicycle Racks	2

DIVISION 13:	SPECIAL CONSTRUCTION	(Not Used)

DIVISION 14:	CONVEYING SYSTEMS

Section
14 21 23	Machine Room-Less Traction Passenger Elevators (revised 11/07/17)	68

DIVISION 21:	FIRE SUPPRESSION

Section
21 00 00	Fire Protection	19

DIVISION 22:	PLUMBING

Section
22 00 00	Plumbing	32

DIVISION 23:	HEATING, VENTILATING AND AIR-CONDITIONING

Section	See Drawings

DIVISION 25:	INTEGRATED AUTOMATION	(Not Used)

DIVISION 26:	ELECTRICAL

Section
26 00 00	Electrical	90

DIVISION 28:	ELECTRONIC SAFETY AND SECURITY

Section
28 31 00	Fire Alarm	49

END TABLE OF CONTENTS

Page - 3

Modified Garage TOC

GARAGE DRAWING LIST: PROGRESSSET 1/15/18

SHEET NUMBER	SHEET NAME	PROGRESS 1/15/18

A000G	COVER	x
A001G	SHEET LIST AND GENERAL NOTES	x
A003G	CODE SUMMARY	x
A101G	BASEMENT LEVEL GARAGE FLOOR PLAN	x
A102G	P1 LEVEL GARAGE FLOOR PLAN	x
A103G	P2 LEVEL GARAGE FLOOR PLAN	x
A104G	P3 / ROOF PLAN	x
A110G	ENLARGED LOBBY PLANS AND RCPS	x
A111G	ENLARGED PLANS	x
A201G	EXTERIOR ELEVATIONS	x
A300G	BUILDING SECTIONS	x
A321G	WALL SECTIONS AND ENLARGED ELEVATIONS	x
A322G	WALL SECTIONS AND ENLARGED ELEVATIONS	x
A410G	STAIR DETAILS	x
A420G	TYPICAL DETAILS	x
A501G	STAIR A AND ELEVATOR SECTIONS	x
A502G	STAIR B SECTIONS AND STAIR DETAILS	x

Exhibit 7.02 Attachment 2 ‐ Base Building Work Modifications*

	Base Building Work Modification	Remedy for failure to obtain approval

1**

Build a maximum of a four level, 3 bay parking structure instead of the planned five level, 2 bay structure. The parking garage in all events will contain at least 509 spaces to accommodate Alkermes overall requirement for 726 parking spaces including the Surface Spaces and the Executive Parking Spaces.

Landlord to increase Tenant Improvement Allowance by $770,000.

2	Increasing the height of the first floor from 14'6" floor- to floor to 15'6" floor to floor requiring the height of the overall building to increase by 1 foot.

Landlord will modify the design of the building to either eliminate a) 6" from each of the second and third floor or b) 1 foot from the third floor thus maintaing the current permitted height to remain unchanged.

3**

Provide aesthetic enhancements to the façade of the Parking garage, the concept for which must be agreed to prior to March 1, 2018, which may require modifications to the approved footprint of the garage itself and thus the Special Permit.

Landlord to increase Tenant Improvement Allowance by $450,000.

*Outside date to achieve the required Special Permit Modifications before the remedy for failure would be provided for all items is June 30, 2018 as referenced in Attachment 4 to the Work Letter

**Potential improvements to be perfomed in Item 3 or completion of the funding of the increased Tenant

Improvement Allowance in Item 1 and 3 are not considered to be conditions to achieving Substantial Completion,

the Commencement Date or the Rent Commencement Date

Exhibit 7.02 Attachment 3 – Fit Plan

Exhibit 7.02 Attachment 3 – Fit Plan

Exhibit 7.02 Attachment 3 – Fit Plan

Exhibit 7.02 Attachment 3 – Fit Plan

Attachment 4

Conceptual Schedule to the Work Letter with Notes for Discussion		2/16/2018

Tenant Submission Deadlines		Notes
Fit Plan and Details	Lease Execution
Tenant Base Building Work Modification Notice	OPEN	One week after LE, (garage footprint & facade, 1st fl height)
Allowance Increase Notice Date	OPEN	30 Days after LE
Schematic Design Drawings and Specifications	May 1, 2018
Design Development Drawings and Specifications	August 1, 2018
Early Release/Long Lead Procurement Package	September 1, 2018	Enabling purchases/shops one month after DD set price received
Building Permit Plans	October 1, 2018	BP set only, not the enabling document
Construction Documents	November 1, 2018	Enabling Document

Landlord Work Deadlines		Notes
Trade Bidders Matrix Agreement	June 21, 2018	30 days after first LL supplied budget
Tenant Base Building Work Modifications Permit Receipt Deadline	June 30, 2018	Apply to City Council first, then bldg permit
Base Building Building Permit Receipt Deadline	July 30, 2018	Apply for bldg permit after City Council.
Landlord Notification of Finish Work Estimated Cost (SD Set)	May 22, 2018	21 days after submission of SD by Tenant
Landlord Notification of Finish Work Estimated Cost (DD Set)	August 22, 2018	21 days after submission of DD by Tenant
Landlord Notification of Finish Work Cost - GMP (CD Set)	December 1, 2018	30 Days after submission of CD by Tenant
Landlord Work Ready for FF&E Start Date	September 1, 2019
Landlord Work Substantial Completion	January 20, 2020

Exhibit 7.02 - Attachment 5 - Supplemental Rent Calculation

Supplemental TI Payment and Payoff Calculation

Borrower: Alkermes
900 Winter Street
$75 Supplemental TI

Loan Information	
Loan Amount	16,500,000.00
Annual Interest Rate	8.00%
Term of Loan in Years	15
First Payment Date	4/20/2020
Payment Frequency	Monthly
Compound Period	Monthly
Payment Type	Beginning of Period

Summary	
Rate (per period)	0.667%
Number of Payments	180
Total Payments	28,194,900.90
Total Interest	11,694,900.90
Est. Interest Savings	-

This spreadsheet creates an amortization schedule for an assumed $75/sf Supplemental TI amount over the 15 years of paid term at 8% interest. The payment frequency is monthly and is paid in advance.

Monthly Payment **156,638.34**

Amortization Schedule

☐ Rounding On

No.	Due Date	Payment	Additional Payment	Interest	Principal	Balance
						16,500,000.00
1	4/20/20	156,638.34		0.00	156,638.34	16,343,361.66
2	5/20/20	156,638.34		108,955.74	47,682.59	16,295,679.07
3	6/20/20	156,638.34		108,637.86	48,000.48	16,247,678.59
4	7/20/20	156,638.34		108,317.86	48,320.48	16,199,358.11
5	8/20/20	156,638.34		107,995.72	48,642.62	16,150,715.49
6	9/20/20	156,638.34		107,671.44	48,966.90	16,101,748.59
7	10/20/20	156,638.34		107,344.99	49,293.35	16,052,455.24
8	11/20/20	156,638.34		107,016.37	49,621.97	16,002,833.27
9	12/20/20	156,638.34		106,685.56	49,952.78	15,952,880.49
10	1/20/21	156,638.34		106,352.54	50,285.80	15,902,594.69
11	2/20/21	156,638.34		106,017.30	50,621.04	15,851,973.65
12	3/20/21	156,638.34		105,679.82	50,958.51	15,801,015.13
13	4/20/21	156,638.34		105,340.10	51,298.24	15,749,716.89
14	5/20/21	156,638.34		104,998.11	51,640.23	15,698,076.67
15	6/20/21	156,638.34		104,653.84	51,984.49	15,646,092.18
16	7/20/21	156,638.34		104,307.28	52,331.06	15,593,761.12
17	8/20/21	156,638.34		103,958.41	52,679.93	15,541,081.19
18	9/20/21	156,638.34		103,607.21	53,031.13	15,488,050.06
19	10/20/21	156,638.34		103,253.67	53,384.67	15,434,665.39
20	11/20/21	156,638.34		102,897.77	53,740.57	15,380,924.82
21	12/20/21	156,638.34		102,539.50	54,098.84	15,326,825.98
22	1/20/22	156,638.34		102,178.84	54,459.50	15,272,366.48
23	2/20/22	156,638.34		101,815.78	54,822.56	15,217,543.92
24	3/20/22	156,638.34		101,450.29	55,188.05	15,162,355.87
25	4/20/22	156,638.34		101,082.37	55,555.97	15,106,799.91
26	5/20/22	156,638.34		100,712.00	55,926.34	15,050,873.57
27	6/20/22	156,638.34		100,339.16	56,299.18	14,994,574.39
28	7/20/22	156,638.34		99,963.83	56,674.51	14,937,899.88
29	8/20/22	156,638.34		99,586.00	57,052.34	14,880,847.54
30	9/20/22	156,638.34		99,205.65	57,432.69	14,823,414.85
31	10/20/22	156,638.34		98,822.77	57,815.57	14,765,599.28
32	11/20/22	156,638.34		98,437.33	58,201.01	14,707,398.27
33	12/20/22	156,638.34		98,049.32	58,589.02	14,648,809.25
34	1/20/23	156,638.34		97,658.73	58,979.61	14,589,829.64
35	2/20/23	156,638.34		97,265.53	59,372.81	14,530,456.83
36	3/20/23	156,638.34		96,869.71	59,768.63	14,470,688.21
37	4/20/23	156,638.34		96,471.25	60,167.08	14,410,521.12
38	5/20/23	156,638.34		96,070.14	60,568.20	14,349,952.93
39	6/20/23	156,638.34		95,666.35	60,971.99	14,288,980.94
40	7/20/23	156,638.34		95,259.87	61,378.47	14,227,602.47
41	8/20/23	156,638.34		94,850.68	61,787.66	14,165,814.82
42	9/20/23	156,638.34		94,438.77	62,199.57	14,103,615.25
43	10/20/23	156,638.34		94,024.10	62,614.24	14,041,001.01
44	11/20/23	156,638.34		93,606.67	63,031.66	13,977,969.34
45	12/20/23	156,638.34		93,186.46	63,451.88	13,914,517.47
46	1/20/24	156,638.34		92,763.45	63,874.89	13,850,642.58
47	2/20/24	156,638.34		92,337.62	64,300.72	13,786,341.86
48	3/20/24	156,638.34		91,908.95	64,729.39	13,721,612.47
49	4/20/24	156,638.34		91,477.42	65,160.92	13,656,451.54
50	5/20/24	156,638.34		91,043.01	65,595.33	13,590,856.22
51	6/20/24	156,638.34		90,605.71	66,032.63	13,524,823.59
52	7/20/24	156,638.34		90,165.49	66,472.85	13,458,350.74
53	8/20/24	156,638.34		89,722.34	66,916.00	13,391,434.74
54	9/20/24	156,638.34		89,276.23	67,362.11	13,324,072.63
55	10/20/24	156,638.34		88,827.15	67,811.19	13,256,261.44
56	11/20/24	156,638.34		88,375.08	68,263.26	13,187,998.18
57	12/20/24	156,638.34		87,919.99	68,718.35	13,119,279.83
58	1/20/25	156,638.34		87,461.87	69,176.47	13,050,103.36
59	2/20/25	156,638.34		87,000.69	69,637.65	12,980,465.71
60	3/20/25	156,638.34		86,536.44	70,101.90	12,910,363.81
61	4/20/25	156,638.34		86,069.09	70,569.25	12,839,794.56
62	5/20/25	156,638.34		85,598.63	71,039.71	12,768,754.86
63	6/20/25	156,638.34		85,125.03	71,513.31	12,697,241.55

Supplemental TI Payoff Example:

If Tenant desires to pay off the loan as of the first day of the 25th month of paid term, the payment due would be equal to the remaining loan balance following the prior month's payment but with no accrued interest as interest is paid monthly in advance as shown:

$15,162,355.87

No.	Due Date	Payment	Additional Payment	Interest	Principal	Balance
64	7/20/25	156,638.34		84,648.28	71,990.06	12,625,251.49
65	8/20/25	156,638.34		84,168.34	72,470.00	12,552,781.49
66	9/20/25	156,638.34		83,685.21	72,953.13	12,479,828.36
67	10/20/25	156,638.34		83,198.86	73,439.48	12,406,388.88
68	11/20/25	156,638.34		82,709.26	73,929.08	12,332,459.80
69	12/20/25	156,638.34		82,216.40	74,421.94	12,258,037.86
70	1/20/26	156,638.34		81,720.25	74,918.09	12,183,119.78
71	2/20/26	156,638.34		81,220.80	75,417.54	12,107,702.24
72	3/20/26	156,638.34		80,718.01	75,920.32	12,031,781.91
73	4/20/26	156,638.34		80,211.88	76,426.46	11,955,355.46
74	5/20/26	156,638.34		79,702.37	76,935.97	11,878,419.49
75	6/20/26	156,638.34		79,189.46	77,448.88	11,800,970.61
76	7/20/26	156,638.34		78,673.14	77,965.20	11,723,005.41
77	8/20/26	156,638.34		78,153.37	78,484.97	11,644,520.44
78	9/20/26	156,638.34		77,630.14	79,008.20	11,565,512.24
79	10/20/26	156,638.34		77,103.41	79,534.92	11,485,977.32
80	11/20/26	156,638.34		76,573.18	80,065.16	11,405,912.16
81	12/20/26	156,638.34		76,039.41	80,598.92	11,325,313.24
82	1/20/27	156,638.34		75,502.09	81,136.25	11,244,176.99
83	2/20/27	156,638.34		74,961.18	81,677.16	11,162,499.83
84	3/20/27	156,638.34		74,416.67	82,221.67	11,080,278.15
85	4/20/27	156,638.34		73,868.52	82,769.82	10,997,508.34
86	5/20/27	156,638.34		73,316.72	83,321.62	10,914,186.72
87	6/20/27	156,638.34		72,761.24	83,877.09	10,830,309.63
88	7/20/27	156,638.34		72,202.06	84,436.27	10,745,873.35
89	8/20/27	156,638.34		71,639.16	84,999.18	10,660,874.17
90	9/20/27	156,638.34		71,072.49	85,565.84	10,575,308.33
91	10/20/27	156,638.34		70,502.06	86,136.28	10,489,172.04
92	11/20/27	156,638.34		69,927.81	86,710.52	10,402,461.52
93	12/20/27	156,638.34		69,349.74	87,288.59	10,315,172.92
94	1/20/28	156,638.34		68,767.82	87,870.52	10,227,302.41
95	2/20/28	156,638.34		68,182.02	88,456.32	10,138,846.08
96	3/20/28	156,638.34		67,592.31	89,046.03	10,049,800.05
97	4/20/28	156,638.34		66,998.67	89,639.67	9,960,160.38
98	5/20/28	156,638.34		66,401.07	90,237.27	9,869,923.11
99	6/20/28	156,638.34		65,799.49	90,838.85	9,779,084.26
100	7/20/28	156,638.34		65,193.90	91,444.44	9,687,639.82
101	8/20/28	156,638.34		64,584.27	92,054.07	9,595,585.75
102	9/20/28	156,638.34		63,970.57	92,667.77	9,502,917.98
103	10/20/28	156,638.34		63,352.79	93,285.55	9,409,632.43
104	11/20/28	156,638.34		62,730.88	93,907.46	9,315,724.97
105	12/20/28	156,638.34		62,104.83	94,533.51	9,221,191.47
106	1/20/29	156,638.34		61,474.61	95,163.73	9,126,027.74
107	2/20/29	156,638.34		60,840.18	95,798.15	9,030,229.58
108	3/20/29	156,638.34		60,201.53	96,436.81	8,933,792.78
109	4/20/29	156,638.34		59,558.62	97,079.72	8,836,713.06
110	5/20/29	156,638.34		58,911.42	97,726.92	8,738,986.14
111	6/20/29	156,638.34		58,259.91	98,378.43	8,640,607.71
112	7/20/29	156,638.34		57,604.05	99,034.29	8,541,573.42
113	8/20/29	156,638.34		56,943.82	99,694.52	8,441,878.91
114	9/20/29	156,638.34		56,279.19	100,359.15	8,341,519.76
115	10/20/29	156,638.34		55,610.13	101,028.21	8,240,491.55
116	11/20/29	156,638.34		54,936.61	101,701.73	8,138,789.83
117	12/20/29	156,638.34		54,258.60	102,379.74	8,036,410.09
118	1/20/30	156,638.34		53,576.07	103,062.27	7,933,347.81
119	2/20/30	156,638.34		52,888.99	103,749.35	7,829,598.46
120	3/20/30	156,638.34		52,197.32	104,441.02	7,725,157.45
121	4/20/30	156,638.34		51,501.05	105,137.29	7,620,020.16
122	5/20/30	156,638.34		50,800.13	105,838.20	7,514,181.95
123	6/20/30	156,638.34		50,094.55	106,543.79	7,407,638.16
124	7/20/30	156,638.34		49,384.25	107,254.08	7,300,384.08
125	8/20/30	156,638.34		48,669.23	107,969.11	7,192,414.97
126	9/20/30	156,638.34		47,949.43	108,688.91	7,083,726.06
127	10/20/30	156,638.34		47,224.84	109,413.50	6,974,312.56
128	11/20/30	156,638.34		46,495.42	110,142.92	6,864,169.64
129	12/20/30	156,638.34		45,761.13	110,877.21	6,753,292.44
130	1/20/31	156,638.34		45,021.95	111,616.39	6,641,676.05
131	2/20/31	156,638.34		44,277.84	112,360.50	6,529,315.55
132	3/20/31	156,638.34		43,528.77	113,109.57	6,416,205.98
133	4/20/31	156,638.34		42,774.71	113,863.63	6,302,342.35
134	5/20/31	156,638.34		42,015.62	114,622.72	6,187,719.63
135	6/20/31	156,638.34		41,251.46	115,386.87	6,072,332.75
136	7/20/31	156,638.34		40,482.22	116,156.12	5,956,176.63
137	8/20/31	156,638.34		39,707.84	116,930.49	5,839,246.14
138	9/20/31	156,638.34		38,928.31	117,710.03	5,721,536.11
139	10/20/31	156,638.34		38,143.57	118,494.76	5,603,041.34
140	11/20/31	156,638.34		37,353.61	119,284.73	5,483,756.61
141	12/20/31	156,638.34		36,558.38	120,079.96	5,363,676.65
142	1/20/32	156,638.34		35,757.84	120,880.49	5,242,796.16
143	2/20/32	156,638.34		34,951.97	121,686.36	5,121,109.79
144	3/20/32	156,638.34		34,140.73	122,497.61	4,998,612.19
145	4/20/32	156,638.34		33,324.08	123,314.26	4,875,297.93
146	5/20/32	156,638.34		32,501.99	124,136.35	4,751,161.58
147	6/20/32	156,638.34		31,674.41	124,963.93	4,626,197.65
148	7/20/32	156,638.34		30,841.32	125,797.02	4,500,400.63
149	8/20/32	156,638.34		30,002.67	126,635.67	4,373,764.96
150	9/20/32	156,638.34		29,158.43	127,479.91	4,246,285.06
151	10/20/32	156,638.34		28,308.57	128,329.77	4,117,955.29

Attachment 6

PRISA Guaranty

GUARANTY

THIS GUARANTY (the “Guaranty”) is made and entered into as of this _____ day of March, 2018 by PRISA II LHC LLC, a Delaware limited liability company ( “Guarantor”), an affiliate of PD WINTER STREET, LLC (“Landlord”).  Landlord is the landlord under that certain Lease of even date herewith (the “Lease”), between Landlord and ALKERMES, INC., a Pennsylvania corporation (“Tenant”), with respect to leased premises (the “Premises”) consisting of office and lab space in the building to be known as 900 Winter Street, Waltham, Massachusetts as more particularly described in the Lease.  Capitalized terms not defined herein have the meaning set forth in the Lease.

Guarantor agrees as follows:

A. Subject to the last paragraph of Section 2.02 of Exhibit 7.02 of the Lease, Guarantor does hereby absolutely, unconditionally and irrevocably guarantee to Tenant the full and prompt payment within the time periods required in the Lease of any amounts of the Finish Work Allowance and the Supplemental Allowance owed to Tenant pursuant to Exhibit 7.02 of the Lease to the extent (i) not deducted by Tenant from the Base Rent and/or Supplemental Rent, or (ii) not funded by Lender’s then Mortgagee (as defined in Section 10.01(a) of the Lease),  in accordance with and subject to the terms and conditions of the Lease.

B. If Tenant exercises its right to cause  Guarantor to complete any unfinished portion of the Landlord Work (including the Finish Work) by delivering written notice of such request to Guarantor under Section 2.07(d)(iii), clause (C) or Section 2.07(d)(iii), clause (III) of Exhibit 7.02 of the Lease, then Guarantor shall promptly following receipt of such notice, subject to Guarantor’s right to deliver a Guarantor Fail Safe Notice in accordance with such provision and Guarantor’s rights with respect to the remainder of Section 2.07(d)(iii) and Tenant’s rights with respect to the remainder of Section 2.07(d)(iii) upon delivery of such notice, commence and diligently pursue the substantial completion of any unfinished portion of the Landlord Work in question in accordance with and subject to the terms and conditions of the Lease applicable thereto, including, without limitation, Tenant’s obligations under the Lease applicable to such Landlord Work and the arbitration provisions applicable thereto, except that Guarantor shall be entitled to a reasonable period of time, not to exceed 90 days (except as otherwise provided in Section 2.07(d)(iii) with the giving of a Guarantor Fail Safe Notice), following receipt of Tenant’s election notice to diligently pursue any action necessary to comply with the terms and conditions of the Lease and no rights and remedies afforded to the Tenant under the Lease with respect to the Landlord Work (other than the abatement of Base Rent set forth in Section 2.07(d)(ii) of the Work Letter) shall be available to Tenant until the expiration of such 90 day  period (or such longer period as may be provided in Section 2.07(d)(iii) with the giving of a Guarantor Fail Safe Notice).

If Tenant exercises its right to terminate the Lease pursuant to either of Section 2.07(d)(iii), clause (A) or Section 2.07(d)(iii), clause (I) of Exhibit 7.02 of the Lease, then Guarantor may, within 10 days thereafter, elect in its sole discretion by written notice to Tenant (in which case Tenant’s termination notice shall be null and void), to commence and diligently pursue the substantial completion of any unfinished portion of the Landlord Work in question in accordance with and subject to the terms and conditions of the Lease applicable thereto, including, without limitation, Tenant’s obligations under the Lease applicable to such Landlord Work and the arbitration provisions applicable thereto, except that Guarantor shall be entitled to a reasonable period of time, not to exceed 90 days, following receipt of Tenant’s termination notice to diligently pursue any action necessary to comply with the terms and conditions of the Lease and, during such 90 day period, no rights and remedies afforded to the Tenant under the Lease with respect to the Landlord Work (other than the abatement of Base Rent set forth in Section 2.07(d)(ii) of the Work Letter) shall be available to Tenant until the expiration of such 90 day period.

If Tenant elects to have Guarantor complete the Landlord Work on Tenant’s behalf, or Guarantor elects to complete the Landlord Work in accordance with this subparagraph B, then any undisbursed amounts of the Finish Work Allowance and, if elected by Tenant, the Supplemental Allowance shall be applied by Guarantor towards the costs to perform such Finish Work included therewith and Tenant’s right to offset the undisbursed amount of the Finish Work Allowance and the Supplemental Allowance against Base Rent and Supplemental Rent will terminate except with respect to (i) any right of Tenant to apply any unused amount of the Finish Work Allowance against Rent in accordance with the last paragraph of Section 2.02 of Exhibit 7.02, and (ii) any right of Tenant to offset against Rent any of Tenant’s reasonable third party costs and expenses incurred to complete the Finish Work that is not timely reimbursed by Landlord pursuant to Section 2.07(d)(C) of the Lease and which third party costs were incurred by Tenant prior to Tenant’s election to have Guarantor complete, or Guarantor’s election to complete, as applicable, the Landlord Work.  Except for Guarantor’s obligations under this Guaranty, Guarantor shall have absolutely no liability to Tenant under this Guaranty for any delay in completing the Landlord Work.

C. Guarantor does hereby absolutely, unconditionally and irrevocably guarantee to Tenant the full and prompt payment of all costs, expenses and reasonable attorneys' fees incurred by Tenant in enforcing this Guaranty together with interest at the Default Rate (as defined in the Lease) on any amount due under this Guaranty that is not paid within ten (10) business days following notice from Tenant to Guarantor (“Enforcement Costs”).

D.  All obligations and liability of Guarantor under this Guaranty shall terminate and be of no further force or effect (i) if Tenant elects to terminate the Lease pursuant to Section 2.07(d)(iii) of Exhibit 7.02 of the Lease (unless Guarantor makes the election to complete the Landlord Work as provided in paragraph (B), above),  (ii) if Tenant elects to perform the Finish Work pursuant to Section 2.07(d)(iii), clause (B) of Exhibit 7.02 of the Lease, on the date that the Base Building Work is Substantially Complete and the Finish Work Allowance and, if elected by Tenant and not retained by Landlord pursuant to the last paragraph of Section 2.02 of Exhibit 7.02, the Supplemental Allowance have been fully disbursed or credited, or (iii) upon such date as the Landlord Work is otherwise Substantially Complete and the Finish Work Allowance and, if elected by Tenant and not retained by Landlord pursuant to the last paragraph

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of Section 2.02 of Exhibit 7.02, the Supplemental Allowance have been fully disbursed or credited.  In addition, Guarantor’s obligation and liability under this Guaranty to complete the Finish Work shall forever terminate if Tenant fails to timely deliver the Construction Documents to Landlord in accordance with Section 2.01(a) of Exhibit 7.02 within one hundred eighty (180) days following the Tenant Deadline for such submission set forth on Attachment 4 to Exhibit 7.02 of the Lease.

Guarantor further agrees as follows:

1.         This Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceedings on Tenant's part of any kind or nature whatsoever against Landlord and without the necessity of any notice of nonpayment, nonperformance or nonobservance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled except for notices expressly required under this Guaranty or the Lease, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by Tenant against Landlord, or against Landlord's successors and assigns, any of the rights or remedies reserved to Tenant pursuant to the provisions of the Lease or by relief of Landlord from any of Landlord’s obligations under the Lease or otherwise.

2.         The failure of Tenant to insist in any one or more instances upon strict performance or observance of any of the terms, provisions, or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect.

3.         Guarantor's liability hereunder shall be primary, and that in any right of action which shall accrue to Tenant with respect to the obligations guaranteed under Sections A and B of this Guaranty (the “Guaranteed Obligations”), Tenant may, at its option, proceed against the Guarantor and Landlord, jointly and severally, and may proceed against the Guarantor without having commenced any action or having obtained any judgment against Landlord.

4.         This Guaranty shall be a continuing guaranty and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification, or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions, or provisions of the Lease, or by reason of any extension of time that may be granted by Tenant to Landlord, or by reason of any dealings or transactions or matters or things occurring between Landlord and Tenant, whether or not notice thereof is given to Guarantor.

5.         Guarantor hereby unconditionally waives (a) presentment, notice of dishonor, protest, demand for payment, and all notices of any kind, including, without limitation, notice of acceptance hereof; notice of nonpayment, non-performance, or other default under the Lease; and notice of any action taken to collect upon or enforce any of the terms

-  3  -

and provisions of the Lease except for notices expressly required under this Guaranty or the Lease; (b) any subrogation to the rights of Tenant against Landlord until all of the Guaranteed Obligations have been fully complied with and the Lease has expired or terminated and such payments made by Guarantor are not subject to a right of recovery; (c) all suretyship defenses; and (c) any setoffs or counterclaims against Tenant which would otherwise impair Tenant's rights against Guarantor hereunder.  Notwithstanding the foregoing or anything herein to the contrary, Guarantor shall be entitled to the benefit of (and nothing herein shall waive) any rights of Landlord under the Lease with respect to extensions of times of any milestone dates or deadlines caused by any Tenant Delay or any matters described in Section 20.14 of the Lease.

6.         Notices to Guarantor under this Guaranty shall be given in the same manner and to the same addresses as now provided in the Lease for notice to Landlord and in addition shall be given in the same manner to Minta Kay, Esq., Goodwin Procter, 100 Northern Avenue, Boston, MA 02210.  Notices to Tenant under this Guaranty shall be given in the same manner and to the same addresses as notice to Tenant under the Lease.

7.         All actions or proceedings arising directly or indirectly hereunder may, at the option of Tenant, be litigated in courts having situs within the Commonwealth of Massachusetts and Guarantor hereby expressly consents to the jurisdiction of any local, state or federal court located within the Commonwealth of Massachusetts and consents that any service of process in such action or proceeding may be made by personal service upon any Guarantor wherever Guarantor may then be located or by certified or registered mail to Guarantor at the address specified below Guarantor's signature.

8.         Notice of acceptance of this Guaranty and any obligations or liabilities contracted or incurred by Landlord are all hereby waived by the Guarantor.  In no event shall Guarantor be liable to Tenant for any special, indirect or consequential damages, including, without limitation, lost profits or revenues.  In no event shall any individual partner, officer, shareholder, trustee, beneficiary, director, agent or similar party be liable for the performance of or by Guarantor under this Guaranty.

9.         This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

10.       All the provisions of this Guaranty shall be binding upon and inure to the benefit of Guarantor and its heirs, legal representatives, successors, and assigns.

11.       This Guaranty shall inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns.

[SIGNATURE PAGE FOLLOWS]

-  4  -

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

GUARANTOR:

WITNESS:	PRISA II LHC LLC, a Delaware limited liability company

By:
NAME:	Name:
Title:

-  5  -

EXHIBIT 10.01

Form of SNDA

This document prepared by and
upon recordation return to:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

Subordination, Non-Disturbance and Attornment Agreement

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of this                        day of                   , by and among                   , as administrative agent for certain lenders, with an address at                      (the “Mortgagee”),                       , a Delaware limited liability company, with an address at(the “Landlord” or “Mortgagor”), and Alkermes, Inc., a Pennsylvania corporation with an address at 852 Winter Street, Waltham, Massachusetts 02451 (the “Tenant”);

WITNESSETH

WHEREAS, the Landlord is the fee owner of that certain real property located 900 Winter Street, Waltham, Middlesex County, Massachusetts, and more particularly described in Exhibit “A” attached hereto (the “Property”); and

WHEREAS, pursuant to that certain Construction Loan Agreement dated                      , 20      (the “Loan Agreement”) and one or more promissory notes in the total aggregate principal amount of $                         (collectively, the “Note”), the Mortgagee made a loan to the Landlord. The obligations under the Loan Agreement and Note are secured by a mortgage instrument covering the Property (the “Mortgage”) dated                          ,          , from the Landlord to the Mortgagee, and recorded or to be recorded in the real estate records of the aforesaid County and Commonwealth, and are also secured by an assignment of Landlord’s interest in all leases of the Property (the “Assignment”) dated                       , 20      , and recorded or to be recorded in the real estate records of the aforesaid County and Commonwealth (the Loan Agreement, Note, Mortgage, Assignment and any and all other documents executed in connection with the Loan, as the same may be amended, renewed, replaced or supplemented from time to time, collectively the “Loan Documents”); and

WHEREAS, under the terms of a certain Lease Agreement dated                          (the “Lease”), the Landlord leased to the Tenant certain portions of the Property described in the Lease (the “Demised Premises”) under the terms and conditions more particularly described therein;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound, the parties hereto agree as follows:

1.Subordination of Lease. Subject to the terms and provisions of this Agreement, the Lease and the entire right, title and interest of the Tenant thereunder are and shall be subject and subordinate in all respects to the lien of the Mortgage and all advances made or to be made thereunder.

2.Consent of Tenant. The Tenant acknowledges notice of the Mortgage and the Assignment. The Landlord and Tenant agree that, if the Mortgagee delivers to the Tenant a notice stating that a default has occurred under the Loan Documents and requesting that all payments due under the Lease be thereafter paid directly to the Mortgagee, the Tenant shall thereafter make, and is hereby authorized and directed by the Landlord to make, all such payments directly to the Mortgagee, without any duty of further inquiry on the part of the Tenant, and such payments shall be credited against amounts due under the Lease.

3.Tenant’s Duty to Notify Mortgagee of any Default Under the Lease. The Tenant shall provide the Mortgagee with notice of any asserted default against the Landlord under the Lease contemporaneously with notice to Landlord. In the event of any default of the Landlord that would give the Tenant the right, immediately or after lapse of time, to cancel or terminate the Lease, the Tenant shall not terminate the Lease until Mortgagee has received notice and a reasonable period of time concurrent with the time period provided to Landlord under the Lease to cure said default, plus an additional 30 days, provided, however, that if possession of the Premises is necessary for the purpose of curing such default, then said cure period shall be extended for a reasonable period not to exceed 180 days in the aggregate, provided that the Mortgagee shall give the Tenant written notice of its intention to, and shall commence and continue with due diligence to, take possession of the premises by foreclosure or otherwise and to remedy such act or omission. Notwithstanding the foregoing, the Mortgagee shall have no obligation to remedy or to continue to remedy any such act or omission. Nothing in this Agreement, including, without limitation this Section 3, shall be deemed to limit or delay Tenant’s express right to terminate the Lease on the conditions contained in Section 7.06 and Article 11 of the Lease and Section 2.07 of Exhibit 7.02 of the Lease, subject to Tenant’s obligation to provide notices to Mortgagee when required hereunder. Furthermore, to the extent Tenant is required to give notice to Landlord as a condition precedent to Tenant exercising any termination, abatement or offset right under the Lease, Tenant shall not be entitled to exercise such right unless Mortgagee has been given such required notice contemporaneously with notice to Landlord.

4.Nondisturbance of Tenant. Provided (i) the Lease shall at all times be in full force and effect, and (ii) the Tenant shall not be in default thereunder beyond applicable notice and cure periods, then:

(a)the right of possession by the Tenant to the Demised Premises and any or all of the Tenant’s rights and privileges under the Lease shall not be diminished or disturbed in any way (except as otherwise expressly provided in Section 5 below as to Tenant’s rights against a Successor Landlord) or terminated by the Mortgagee (or by anyone claiming by, through or under the Mortgagee) in the exercise of any of the Mortgagee’s rights under the Loan Documents or otherwise.

(b)The Tenant shall not be named as a party defendant to any foreclosure of the lien of the Mortgage, unless the Mortgagee is required by any applicable law, order, regulation, rule of court or judicial decision to name the Tenant as a party defendant.

(c)If the Mortgagee or a Foreclosure Purchaser (as defined in Section 14 of this Agreement) comes into possession of the Property (through receivership, as a mortgagee in possession, or otherwise) or acquires the leasehold interest of the Landlord by foreclosure of the Mortgage, or by proceedings under the Loan Documents, deed in lieu or otherwise, the Lease shall not be terminated by any such possession, foreclosure or proceedings; and the Lease shall continue in full force and effect, as a direct lease between the Tenant and the Mortgagee or the applicable Foreclosure Purchaser (each a

-  2  -

“Successor Landlord”) upon all the terms, covenants, conditions and agreements set forth in the Lease, as affected by this Agreement.

5.Attornment of Tenant to Successor Landlord. If a Successor Landlord shall succeed to the rights of the Landlord under the Lease, then, subject to the terms and provisions of this Agreement and the Lease, the Tenant shall attorn to and recognize such Successor Landlord as the Tenant’s landlord under the Lease and such Successor Landlord shall be conclusively deemed to have accepted such attornment and agreed to perform all of the obligations of the landlord under the Lease. Such attornment and agreement to perform shall be self-operative and effective without execution and delivery of any further instrument, immediately upon any Successor Landlord’s succession to the interest of the Landlord under the Lease. Upon such attornment and such agreement to perform, the Lease shall continue in full force and effect as a direct lease between such Successor Landlord and the Tenant upon all of the terms, covenants and conditions set forth in the Lease, except that the Successor Landlord shall not be:

(a)liable for any failure of the Landlord to perform its obligations under the Lease with respect to the period prior to the date on which the Mortgagee or such Successor Landlord shall become the owner of the Property, except for any such failure to perform (i) that continues after the date that the Mortgagee or such Successor Landlord shall become the owner of the Property, and (ii) of which the Mortgagee received notice of such failure to perform prior to the date of the applicable foreclosure sale or deed-in-lieu of foreclosure, and (iii) which is susceptible of cure by the Mortgagee or the Successor Landlord after the Mortgagee or the Successor Landlord, as applicable, becomes the owner of the Property; provided however, that in no event shall any Successor Landlord be liable to Tenant for monetary damages for any act, default or omission of a prior Landlord to the extent such damages have accrued prior to the date of Successor Landlord’s succession. Nothing in this subparagraph (a) relieves any Successor Landlord of its obligation to perform the obligations of Landlord from and after the date such Successor Landlord becomes the owner of the Property, including without limitation for matters arising prior to such succession but first identified by Tenant, and for which notice is first given by Tenant, following such succession;

(b)bound by any payment of rent or other sum due by Tenant under the Lease made more than one (1) month in advance;

(c)bound by any assignment of or any amendment or modification to the Lease made without the express written consent of the Mortgagee except for an amendment or modification specifically referred to in or contemplated by the Lease such as an extension amendment or for an assignment for which Landlord’s consent is not required under the Lease; or

(d)subject to any offset, defense or counterclaim unless (i) expressly provided for in the Lease (including, without limitation, Tenant’s right to offset any unpaid portion of the Lease Allowances (as defined below) as set forth in Section 2.02 of Exhibit 7.02 of the Lease, together with interest at the rate applicable to late payments of rent, until Tenant has received the entire Lease Allowances) and (ii) the Mortgagee received any notices that are conditions precedent to the exercise of such rights in accordance with Section 3 above; or

(e)liable for the restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under the Lease; or

-  3  -

(f)liable for (i) the commencement or completion of any construction, or (ii) any contribution toward construction or installation of any improvements upon the Demised Premises (including, without limitation, the “Tenant Improvement Allowance” or “Supplemental Allowance”, each as defined in the Lease, which shall be collectively referred to as the “Lease Allowances”) (the foregoing subsections (i)-(ii), collectively, the “Construction-Related Obligations”); provided however, that if Successor Landlord does not fund the Lease Allowances when due under the Lease, Tenant shall retain its right to offset any unpaid portion of the Lease Allowances as set forth in Section 2.02 of Exhibit 7.02 of the Lease, together with interest at the rate applicable to late payments of rent, until Tenant has received the entire Lease Allowances. Construction-Related Obligations shall not include (A) reconstruction or repair following fire, casualty or condemnation, or (B) day-to-day maintenance and repairs.

Notwithstanding anything to the contrary set forth in Section 5 above:

If on the date of foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure (the “Succession Date”) the Landlord Work (as defined in the Lease) has not been Substantially Completed (as defined in the Lease), subject to the last paragraph of this Section 5, then, within 30 days of the Succession Date, the Mortgagee shall provide the Tenant with written notice of Mortgagee’s intention with respect to satisfying and fulfilling the Construction-Related Obligations under the Lease (to the extent such Construction-Related Obligations have not been satisfied as of the Succession Date), and to the extent the Mortgagee elects not to satisfy and fulfill such Construction-Related Obligations, Tenant may (a) elect to terminate the Lease, following which neither party shall have any further rights or obligations under the Lease (other than any obligation to return the security deposit to the extent actually received by Mortgagee), or (b) to the extent that only the Finish Work remains to be completed, Tenant may elect, upon 30 days prior notice to Successor Landlord, to complete the Finish Work at its sole cost and expense in compliance with Article 8 of the Lease (other than the need to obtain consent for plans and specifications, architects and contractors previously approved by the Landlord) and to offset the reasonable out-of-pocket costs to perform such Finish Work (to the extent not paid out of the Finish Work Allowance or Supplemental Allowance and exclusive of the costs to perform Excess Finish Work (as defined in the Lease) that Tenant would otherwise have incurred in the completion of such Finish Work by Landlord) against Base Rent under the Lease, with interest at the rate applicable to late payments of rent, until Tenant has received the entire amount, and, in any event, under no circumstances whatsoever shall Mortgagee be deemed to have any liability whatsoever to Tenant as a result of the election not to satisfy or fulfill Construction-Related Obligations (the exercise of Tenant’s offset rights in accordance with this Agreement not being considered a liability for the purposes of this clause). In addition to Tenant’s reasonable out-of-pocket costs to complete the Finish Work as described above, Tenant shall be entitled to a construction management fee payable to Tenant of four percent (4%) of the hard costs of Landlord Work performed by Tenant. If, however, Mortgagee elects, in its sole discretion, to satisfy the Construction-Related Obligations, Mortgagee shall be required to do so in accordance with the terms and conditions of the Lease; provided however, Mortgagee shall be entitled to a reasonable period of time following the expiration of any applicable milestone date set forth in the Lease with respect to Landlord Work to diligently pursue any action necessary to comply with the terms and conditions of the Lease as follows: to the extent the Mortgagee elects, in its sole discretion, to satisfy the Construction-Related Obligations as set forth herein, all rights and remedies afforded to the Tenant under the Lease with respect to Landlord

-  4  -

Work that have not yet been exercised in accordance with the Lease (subject to the terms of this Agreement) shall be deemed tolled a period of ninety (90) days following the applicable milestone date, and such rights and remedies shall be deemed to commence accruing as of that date which is ninety (90) days following the applicable milestone date with respect to Landlord Work. To the extent the Mortgagee elects to satisfy the Construction-Related Obligations as set forth herein, Mortgagee shall pay the Lease Allowances when due and payable in accordance with the terms and conditions of the Lease; provided however, to the extent all or any portion of the Lease Allowances were due and payable prior to the date on which Mortgagee elects to satisfy the Construction- Related Obligations as set forth herein, Mortgagee shall make such payment within thirty (30) days of Mortgagee’s election; and

If on the Succession Date the Landlord Work is Substantially Complete, and Mortgagee succeeds to the interest of the Landlord under the Lease in accordance with the terms and provisions of this Agreement, Mortgagee shall pay any remaining amount of the Lease Allowances, if any, when due and payable in accordance with the terms and conditions of the Lease. Mortgagee’s obligation to fund hereunder shall be subject to then undisbursed available funds remaining in the loan and subject to the disbursement requirements of the Loan Documents.

Nothing in this Section 5(f) shall be deemed to limit or delay Tenant’s express offset/abatement rights pursuant to Section 2.02 of Exhibit 7.02 to the Lease to the extent that Tenant has provided notices to Mortgagee when required hereunder prior to the Succession Date.

Any Successor Landlord shall be liable to the Tenant under the Lease only during such Successor Landlord’s period of ownership, and such liability shall not continue or survive as to the transferor after a transfer by such Successor Landlord of its interest in the Lease and the Demised Premises. Notwithstanding anything to the contrary contained herein, officers, directors, shareholders, agents, servants and employees of the Mortgagee shall have no personal liability to Tenant and the liability of the Mortgagee shall be limited to the Mortgagee’s interest in the Property.

Except as set forth above with respect to Tenant’s rights and remedies under the Lease with respect to Landlord Work following the Succession Date, nothing in this Agreement, including, without limitation this Section 5, shall be deemed to limit or delay Tenant’s express offset/abatement rights under Section

7.06 and Article 11 of the Lease and Section 2.07 of Exhibit 7.02.

6.Modification of Lease. Without the Mortgagee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, the Tenant shall not (a) amend (except for an amendment or modification specifically referred to in the Lease such as an extension amendment) or terminate the Lease (except for the exercise of Tenant’s express termination rights in this Agreement and under Section 7.06, Article 11, and Section 2.07 of Exhibit 7.02 of the Lease, all in accordance with this Agreement), (b) prepay any rent or other sums due under the Lease for more than one month in advance of the due dates thereof, (c) voluntarily surrender the Demised Premises, or (d) where the consent of Landlord is required pursuant to the Lease, assign the Lease or sublet the Demised Premises or any part thereof.

7.Application of Casualty Insurance Proceeds and Condemnation Awards. The Tenant hereby agrees that, notwithstanding anything to the contrary contained in the Lease, the terms and provisions of the Mortgage attached as Exhibit B with respect to the application of Landlord’s interest in

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casualty insurance proceeds and condemnation awards shall control in the event of a conflict with the Lease.

8.Notices. All notices, demands, requests, consents, approvals and other communications required or permitted under this Agreement must be in writing and will be effective upon receipt or refusal of receipt. Such notices and other communications may be hand-delivered, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as any party may give to the other in writing for such purpose. All notices to Tenant shall also be sent to:

Alkermes, Inc.

852 Winter Street

Waltham, Massachusetts 02451

Attn: Chief Legal Officer;

and to:

Langer & McLaughlin, LLP

535 Boylston Street, Ste3

Boston, Massachusetts 02116

Attn: Alkermes Leasing

or at such other address or addresses as Tenant from time to time may have designated by prior written notice to Landlord and Mortgagee.

9.Changes in Writing. No modification, amendment or waiver of, or consent to any departure from, any provision of this Agreement will be effective unless made in a writing signed by the Mortgagee and the Tenant, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Landlord, the Tenant or the Mortgagee will entitle the Landlord, the Tenant or the Mortgagee, as applicable, to any other or further notice or demand in the same, similar or other circumstance.

10.Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

11.Definitions. As used in this Agreement, the word “Tenant” shall mean the Tenant and/or the subsequent holder of an interest under the Lease, provided the interest of such holder is acquired in accordance with the terms and provisions of the Lease, the word “Mortgagee” shall mean the Mortgagee or any subsequent holder or holders of the Mortgage and the Assignment, and the word “Foreclosure Purchaser” shall mean any party other than the Mortgagee acquiring title to the Property by purchase at a foreclosure sale, by deed or otherwise. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the Landlord, the Tenant and the Mortgagee, their heirs, legal representatives, successors and assigns.

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12.Governing Law and Jurisdiction. This Agreement will be deemed to be made in the Commonwealth of Massachusetts. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, EXCLUDING ITS CONFLICT OF LAWS RULES. The Landlord, the Tenant, and the Mortgagee hereby irrevocably consent to the exclusive jurisdiction of any state or federal court in the county or judicial district in the Commonwealth of Massachusetts. The Mortgagee, the Landlord and the Tenant agree that the venue provided above is the most convenient forum for the Mortgagee, the Landlord and the Tenant. The Mortgagee, the Landlord, and the Tenant waive any objection to venue and any objection based on a more convenient forum that either may have in any action instituted under this Agreement.

13.WAIVER OF JURY TRIAL. EACH OF THE LANDLORD, THE MORTGAGEE AND THE TENANT IRREVOCABLY WAIVE ANY AND ALL RIGHT THAT ANY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT. THE LANDLORD, THE TENANT AND THE MORTGAGEE ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

[Remainder of the Page Intentionally Left Blank]

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The Mortgagee, the Landlord, and the Tenant acknowledge that each has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

MORTGAGEE:
[LENDER]

By:
Name:
Title:

STATE/COMMONWEALTH OF

                                , ss.

On this date,                              , 201     , before me, the undersigned notary public, personally appeared                                  , the duly authorized                                 of                                , proved to me through satisfactory evidence of identification, which was                                                , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as the duly authorized                                      of                                      .

Notary Public
My commission expires:

TENANT:
ALKERMES, INC.,
a Pennsylvania corporation

By:
Name:
Title:

STATE/COMMONWEALTH OF

                                , ss.

On this date,                              , 201     , before me, the undersigned notary public, personally appeared                                  , the duly authorized                                 of                                , proved to me through satisfactory evidence of identification, which was                                                , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as the duly authorized                                      of                                      .

Notary Public
My commission expires:

LANDLORD:
,
a Delaware corporation

By:
Name:
Title:

STATE/COMMONWEALTH OF

                                , ss.

On this date,                              , 201     , before me, the undersigned notary public, personally appeared                                  , the duly authorized                                 of                                , proved to me through satisfactory evidence of identification, which was                                                , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as the duly authorized                                      of                                      .

Notary Public
My commission expires:

EXHIBIT “A”

Property Description

EXHIBIT “B”

Mortgage Provisions

[Note: to insert Mortgage provisions that are the same or substantially similar to the following or otherwise agreeable to the SNDA parties:]

“(e)… in the event that all or any part of the Property is damaged by fire or other casualty, and Mortgagor promptly notifies Mortgagee of its desire to repair and restore the same, then provided that the following terms and conditions are and remain fully satisfied by Mortgagor, Mortgagee shall disburse insurance proceeds for repair and restoration of the Property against completed work in accordance with the construction loan disbursement conditions and requirements set forth in the Loan Agreement; otherwise, and to the extent of any excess proceeds, Mortgagee shall have the right to apply the proceeds toward reduction of the Liabilities:

(i)no Event of Default or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, under any of the Loan Documents shall exist;

(ii)Mortgagor shall have delivered evidence satisfactory to Mortgagee that the Property can be fully repaired and restored prior to the scheduled maturity of the Notes;

(iii)the work is performed under a construction contract satisfactory to Mortgagee in accordance with plans and specifications and a budget satisfactory to Mortgagee and in compliance with all Legal Requirements (Mortgagor hereby agreeing that the Contractor is acceptable to Mortgagee as the general contractor under such construction contract);

(iv)Mortgagor shall have deposited with Mortgagee for disbursement in connection with the restoration of the greater of: (1) the applicable deductible under the insurance policies covering the loss; or (2) the amount by which the cost of restoration of the Property to substantially the same value, condition and character as existed prior to such damage is estimated by Mortgagee to exceed the net insurance proceeds available for restoration; and

(v)Mortgagor has paid as and when due all of Mortgagee’s cost and expenses incurred in connection with the collection and disbursement of insurance proceeds, including without limitation, inspection, monitoring, engineering and legal fees. If not paid on demand, and at Mortgagee’s option, such costs may be deducted from the disbursements made by Mortgagee or added to the sums secured by this Mortgage in accordance with the provisions of Section1 hereof. “

EXHIBIT 10.02

Form of Tenant Estoppel Certificate

The undersigned (“Tenant”) hereby certifies to _________________ and ____________________  (collectively, the “Recipients”), as follows:

1.         Lease.  Tenant is the current tenant under that certain Lease dated ___________________________, 20___ (the “Original Lease”) by and between ________________________________ (“Landlord”) and Tenant, pursuant to which Tenant leases approximately __________ square feet (the “Premises”) in the building [to be] located at ______________________________ (the “Building”), which Lease is guaranteed by __________ pursuant to the Guaranty (as defined in the Lease).

2.         No Modifications.  The Original Lease and Guaranty have not been modified, changed, altered, supplemented, amended or terminated in any respect, except as indicated below (if none, please state “none”; the Original Lease, as modified, changed, altered, supplemented or amended as indicated below, is referred to collectively as the “Lease”):

3.         Copy.  A true, correct and complete copy of the Lease and Guaranty are attached hereto.

4.         Validity.  The Lease represents the valid and binding obligation of Tenant in accordance with its terms and is in full force and effect on the date hereof.  The Guaranty represents the valid and binding obligation of Guarantor in accordance with its terms and is in full force and effect on the date hereof.  The Lease represents the entire agreement and understanding between Landlord and Tenant with respect to the Premises, the Building and the land on which the Building is situated.  Except as expressly set forth in the Lease, Tenant has no right under the Lease to terminate all or any portion of the Lease.

5.         No Concessions.  Except as set forth in the Lease, Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy‑outs, or assumption of any leasing or occupancy agreements of Tenant.

6.         Term.  Except for __________________________________________, all conditions precedent to the commencement of the initial term of the Lease have been fully satisfied or waived. The initial term of the Lease began on _____________________, 20___.  The termination date of the present term of the Lease, excluding unexercised renewal terms, is _______________, 20___, or, if the commencement date has not yet been set, _____ Lease Years after the commencement date.  [IF TRUE:  The commencement date has occurred and Tenant has accepted possession of and currently occupies the entire Premises.  Tenant has not sublet all or any portion of the Premises to any sublessee, has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered any of its rights or interests under the Lease and has not entered into any license or concession agreements with respect thereto, except for the following in accordance with the Lease:  ________________________________________.]

7.         Options.  Except as set forth in the Lease, Tenant has no outstanding options or rights to renew or extend the term of the Lease, or expansion options, or cancellation options, rights of first refusal, or rights of first offer to lease other space within the Building.  Tenant has no outstanding options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof or all or any part of the Building and/or the land on which the Building is situated.

8.         Rents.  The obligation to pay rent began (or begins) on _______________, 20__.  The current monthly base rent payable under the Leases is $_______________.  The monthly base rental payment (excluding pass through charges) has been paid through the month of _______________, ____.  Tenant is also obligated to pay its proportionate share of ad valorem taxes, insurance and operating expenses on the Building, to the extent provided in the Leases.   Tenant’s estimated share of ad valorem taxes, insurance and operating expenses on the Building has been paid by Tenant through _____________, ____.  Except for payments of its estimated share of ad valorem taxes, insurance and operating expenses being paid in accordance with the Lease, no rent (excluding security deposits described in Paragraph 9 below) has been paid more than one (1) month in advance of its due date.

9.         Security Deposits.  Tenant’s security deposit, if any, which has been previously deposited with Landlord is $_______________ (if none, please state “none”).  The security deposit ____ is, or ____ is not, represented by a letter of credit.

10.       No Default.  No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Landlord or, to the best knowledge of Tenant, Tenant under the Lease except __________.  As of the date set forth below, to the best knowledge of Tenant, Tenant has no existing claims against Landlord or defenses to the enforcement of the Lease by Landlord and Tenant is not currently entitled to any rent abatements or offsets against the rents owing under the Lease except _____________.

11.       Allowances.  All required allowances, contributions or payments (whether or not currently due and payable) by Landlord to Tenant on account of Tenant’s tenant improvements have been received by Tenant and all of Tenant’s tenant improvements have been completed in accordance with the terms of the Lease, except as indicated below (if none, please state “none”):

To the best knowledge of Tenant, Tenant’s current use and operation of the Premises complies with all covenants and operating requirements in the Lease.

12.       No Bankruptcy Proceedings.  No voluntary actions or, to Tenant’s best

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knowledge, involuntary actions are pending against Tenant or Guarantor under the bankruptcy, insolvency, or reorganization laws of the United States or any state thereof.

13.       Environmental Matters.  Tenant has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any federal, state or local statute, ordinance, rule, regulation or other requirement of law, for environmental contamination at the Premises and no hazardous, toxic or polluting substances or wastes have been generated, treated, manufactured, stored, refined, used, handled, transported, released, spilled, disposed of or deposited on, in or under the Premises.

14.       Financial Test. As of the date hereof, Tenant and Guarantor’s unrestricted cash, cash equivalents, and short-term investments as determined in accordance with generally accepted accounting principles, consistently applied, collectively equal at least $75,000,000 in United States dollars.

15.       Address.  The current address for notices to be sent to Tenant under the Lease is set forth below. The current address for notices to be sent to Guarantor under the Guaranty is set forth below.

16.       Reliance.  Tenant and Guarantor acknowledge that the Recipients have or will hereafter acquire an interest in the Landlord or the Property and/or loan money to the Landlord in connection with the Property, and that the Recipients are relying upon this Tenant’s Estoppel Certificate in connection therewith.  Tenant and Guarantor further acknowledge that this Tenant’s Estoppel Certificate may be relied upon by, and inures to the benefit of, the Recipients and each of their respective partners, successors and assigns.

17.       Authority.  The undersigned is duly authorized to execute this Tenant’s Estoppel Certificate on behalf of Tenant or Guarantor, as applicable.

18.       Accuracy.  The information contained in this Tenant’s Estoppel Certificate  is true, correct and complete as of the date below written.

Executed as of the ___ day of _____, ____.

TENANT:

By:
Name:
Title:

Tenant’s Current Address for Notices:

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Acknowledged and Agreed:

GUARANTOR:

By:

Name:

Title:

Guarantor’s Current Address for Notices:

-  4  -

EXHIBIT 20.10

Parking Areas

EXHIBIT 20.10 - PARKING AREAS
PARKING
GARAGE
SURFACE
SPACES
EXECUTIVE
PARKING
SPACES
SURFACE
SPACES

EXHIBIT 20.11

No Build Area

EXHIBIT 20.12

Signage

Exhibit 20.12 Signage

Exhibit 20.12 Signage

POTENTIAL FACADE SIGNAGE LOCATION
A'
B'
C'
C'.8
D'
T.O. PENTHOUSE +256' - 6"
ROOF +242' - 6"
THIRD FLOOR +228' - 0"
SECOND FLOOR +213' - 6"
FIRST FLOOR +198' - 0"
GRADE PLANE +191' - 2 3/8"
BASEMENT +183' - 6"

SOUTH ELEVATION

ELKUS MANFREDI ARCHITECTS

SCALE: NTS

2/16/18

EXHIBIT 20.12 - Signage

West Entrance Sign location
South Drive Sign location
East Entrance Sign location
Winter Street Sign location

EXHIBIT 24.01

Guaranty

900 Winter Street

Waltham, Massachusetts, USA

Guaranty dated as of January __, 2018, by the undersigned Alkermes PLC, a company registered under the laws of Ireland with company number 498284 and having its registered office at Connaught House, 1 Burlington Road, Dublin, 4 (the “Guarantor”).

BACKGROUND

PDM 900 Unit, LLC ("Landlord") and Alkermes, Inc. ("Tenant") are parties to a Lease dated as of January __, 2018 (as the same may hereafter be amended, the “Lease”) for certain premises at a building to be known as 900 Winter Street, Waltham, Massachusetts.  Tenant is a subsidiary of Guarantor. Guarantor is entering into this Guaranty in connection with the execution and delivery of the Lease.

AGREEMENT

1.         Guarantor hereby unconditionally guarantees to Landlord, its successors and assigns, upon Landlord’s first demand, the full payment of all amounts payable by Tenant, its successors and assigns under the Lease and performance and observance of all the covenants, conditions and agreements in the Lease provided to be performed and observed by Tenant, its successors and assigns, whether now existing or hereafter arising, for the entire term of the Lease, as it may be extended (the “Term”), and to any holdover term thereafter, for the entire Premises.  Guarantor waives notice of non-payment of rent, additional charges, or any other amounts to be paid by Tenant under the Lease, and waives notice of default or non-performance of any of Tenant's other covenants, conditions and agreements contained in the Lease.  Guarantor further waives, to the fullest extent permitted by law, any and all legal, equitable and/or surety defenses whatsoever to which Guarantor might otherwise be entitled, provided that Guarantor shall have the benefit of any defense that would be available to Tenant under the Lease (including without limitation the defense of performance) except for any defenses that would arise by virtue of Tenant being adjudged bankrupt or insolvent.

2.         Guarantor agrees that its liability under this Guaranty shall be primary and joint and several with Tenant and that in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor, without having commenced any action or having obtained any judgment against Tenant.  This Guaranty is an absolute and unconditional guaranty of payment (and not merely of collection) and of performance of all obligations under the Lease.

3.         The individual(s) executing this Guaranty on behalf of Guarantor represents and warrants to Landlord, as an inducement for Landlord to enter into and execute the Lease, that such individual is duly authorized to execute and deliver this Guaranty on behalf of Guarantor, that this Guaranty is a valid and binding obligation of Guarantor enforceable in accordance with its terms, and that this Guaranty violates no law, rule, regulation, agreement or contract applicable to or binding on Guarantor.

4.         Guarantor further agrees as follows:

a.          Any and all claims of any nature which Guarantor may now or hereafter have against Tenant are hereby subordinated to the full and final payment to Landlord and performance of all other obligations under the Lease and under this Guaranty.  Without limiting the generality of the foregoing, prior to the full and final payment and performance of all obligations under the Lease and under this Guaranty, Guarantor agrees that he or she shall not:  (i)  make any claim of liability of Tenant to Guarantor or assert any set-off or counterclaim against Tenant whether by reason of paying any sum due or recoverable under this Guaranty (whether or not demanded by Landlord); or (ii) attempt to prove in competition with Landlord any claim regarding any payment made under this Guaranty.  To the extent that the exercise by Guarantor of any such right would impair the ability of Tenant to fully perform and observe all the covenants and conditions in the Lease on the Tenant's part to be performed and observed, Guarantor waives any rights of subrogation, any rights to enforce any right or remedy of Landlord against Tenant, and any right to participate in any collateral held or payment received by Landlord until such full and final cash payment is made.

b.         In the event of avoidance, disgorgement, reduction, reconveyance or recovery of any payment from Tenant to Landlord as a preference under any laws relating to the bankruptcy, reorganization or liquidation of debtors, or as a so-called fraudulent conveyance, or under any other applicable law, Landlord shall be entitled to recover on demand the amount of such payment from Guarantor as if such payment had never been made by Tenant.

c.          Guarantor represents and warrants to Landlord, as an inducement for Landlord to enter into and execute the Lease, that Guarantor has a financial interest in the Tenant.

5.         Guarantor further agrees to be responsible to the Landlord for any reasonable expenses, including reasonable attorneys' fees, incurred by Landlord in successfully enforcing any obligations of Guarantor under this Guaranty.

6.         Guarantor's liability hereunder shall be ascertained as though the Guarantor was itself the tenant under the Lease, jointly and severally with Tenant, and the Guarantor's obligations hereunder shall not be affected or impaired by any relief of Tenant from Tenant's obligations under the Lease by operation of law or otherwise including, without limitation, in connection with proceedings under the bankruptcy laws now or hereafter enacted, or similar laws for the relief of debtors.  Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor under this Guaranty shall not be terminated, diminished, discharged, released, or in any way affected or impaired by reason of (a) any amendment to the Lease or any assignment, sublease, or other transfer of any interest in the Lease from time to time (all of which may be given or done by Landlord from time to time without notice to Guarantor and

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Guarantor hereby agreeing that its obligations under this Guaranty shall continue in full force and effect with respect to the Lease as the same may hereafter be amended, assigned, subleased, or otherwise transferred from time to time), or (b) any relief or discharge of Tenant from, or any limitation of Tenant’s liability for, any of Tenant's obligations under the Lease by operation of law or otherwise, including, without limitation, in connection with any proceedings under the bankruptcy laws now or hereafter enacted or similar laws for the relief of debtors, any rejection or termination of the Lease in any such proceedings, and any limitation of Tenant’s liability for its obligations or damages under the Lease under such bankruptcy or similar laws.  Guarantor’s obligations under this Guaranty for the guaranteed Lease obligations shall survive the expiration or earlier termination of the Lease.

7.         Guarantor hereby irrevocably and unconditionally submits to personal jurisdiction in The Commonwealth of Massachusetts over any suit, action or proceeding arising out of this Guaranty or out of the Lease, and Guarantor hereby waives any right to object to personal jurisdiction within The Commonwealth of Massachusetts.  The initiation of any suit, action or proceeding by Landlord against any Guarantor or any property of Guarantor in any other jurisdiction shall not constitute a waiver of the agreements contained herein that the law of The Commonwealth of Massachusetts shall govern the rights of Landlord and the rights and obligations of Guarantor under this Guaranty, and that Guarantor submits to personal jurisdiction within The Commonwealth of Massachusetts.  Guarantor hereby waives any right to a trial by jury for any claim arising under this Guaranty.

8.         If any term of this Guaranty, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

9.         Guarantor further expressly agrees that the validity of this Guaranty and the obligations of Guarantor under this Guaranty shall not be terminated or in any way affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, or by reason of the waiver or failure by Landlord to enforce any of the terms, covenants or conditions of the Lease, this Guaranty, or any other guaranty of the Lease (if any), or by reason of the granting of any indulgence or extension to Tenant, or Guarantor, or to any other guarantor (if any), all of which may be given or done by Landlord from time to time without notice to Guarantor.

10.       This Guaranty shall be governed by the laws of the Commonwealth of Massachusetts (other than with respect to principles of conflicts of laws thereunder), except that issues relating to this arbitration clause and any arbitration hereunder shall be governed by the Federal Arbitration Act, Chapters 1 and 2.  Any controversy or claim arising out of or relating to this Guaranty shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association.  In the event of any such election the following provisions shall apply.  There shall be one (1) arbitrator.  The place of the arbitration shall be (and the hearings shall be conducted in) Boston, Massachusetts.  Judgment on the award(s) rendered by the arbitrator may be entered into any court having jurisdiction thereof.  Guarantor

-  3  -

hereby waives all objection which it may have at any time to the laying of venue of any proceedings brought in such courts, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object with respect to such proceedings that any such court does not have jurisdiction over such party.

10.       Guarantor appoints Douglas McLaughlin, having an address at c/o Langer & McLaughlin, LLP, 535 Boylston Street, Ste3, Boston, MA 02116, as Guarantor’s agent for service of process in any action under this Guaranty. Nothing in this paragraph shall be deemed to restrict or otherwise limit Landlord's right to initiate proceedings before the competent courts of Ireland in order to obtain injunctive or interim measures, including without limitation an action to obtain provisional payment under the present Guaranty, as the case may be.  So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Guaranty, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of Guarantor in any such court.

12.       Guarantor shall execute any re-certifications or reaffirmations of this Guaranty from time to time requested by Landlord.

13.       Capitalized terms used and not defined in this Guaranty shall have the same meanings as in the Lease.

Executed as a sealed Massachusetts instrument.

GUARANTOR:

GIVEN under the Common Seal of
ALKERMES PLC
and DELIVERED as a deed:

Director

Director / Secretary

-  4  -

SECRETARY’S CERTIFICATE

I, ______________, Secretary of _____________, hereby certify that by unanimous consent of the __________ of said _________________ (the “Company”), approval was given for the Company, as Tenant, to enter into a Lease with __________, as Landlord, for certain premises located in a building known as ____________________, a copy of which is attached hereto and made a part hereof.

I further certify that ____________________, _____________ of the Company, has authority to execute and deliver to the Landlord said Lease on behalf of the Company upon the above terms.

Witness the hand and seal of the Company as of ______________, 20__.

__________________________________

_________________, Secretary

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EXHIBIT 25.01

Proposed Additional Building

EXHIBIT 25.01 - PROPOSED
ADDITIONAL BUILDING
Alkermes
850 Winter Street
Waltham
Woods
boston
sports clubs
Health
Point
ImmunoGen, Inc.
830 Winter
Street
910 Winter Street
PROPOSED
ADDITIONAL
BUILDING
Parking
Structure
Parking Structure
930 Winter
Street
940 Winter
PerkinElmer
900 Winter Street
N

EXHIBIT 26.01-1

Executive Parking Garage Converted Office Space

EXHIBIT 26.01-1 CONVERTED OFFICE SPACE

EXHIBIT 26.01-2

Executive Parking Garage Converted Office Space Budget

To be agreed upon and attached by the parties within 10 days following the Effective Date